Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO COMMITTED AND UNCOMMITTED CREDIT AGREEMENT

This SIXTH AMENDMENT TO COMMITTED AND UNCOMMITTED CREDIT AGREEMENT (this “Amendment”), dated as of October 30, 2025, is entered into by and among OVERLAND ADVANTAGE, a Delaware statutory trust formed pursuant to that certain Amended and Restated Agreement and Declaration of Trust, dated December 13, 2023, and those certain By-Laws, dated December 13, 2023 (the “Initial Borrower”), OVERLAND ADVANTAGE FEEDER FUND, L.P., a Cayman Islands exempted limited partnership, acting through its general partner, the Guarantor General Partner (as defined below) (the “Guarantor”) OVERLAND ADVANTAGE FEEDER FUND GP LTD., a Cayman Islands exempted company (the “Guarantor General Partner”), SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, a Japanese banking corporation (in its individual capacity, “SuMi TRUST”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as hereinafter defined) and a Lender, and the Lenders that have executed a signature page attached hereto.

WHEREAS, the Initial Borrower, the Guarantor, the Guarantor General Partner, the Administrative Agent and the Lenders party thereto have entered into that certain Revolving Credit Agreement dated as of July 10, 2024, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of December 9, 2024, as amended by that certain Second Amendment to Revolving Credit Agreement dated as of February 14, 2025, as amended by that certain Third Amendment to Revolving Credit Agreement dated as of March 26, 2025 as amended by that certain Fourth Amendment to Revolving Credit Agreement dated as of June 27, 2025 and as amended by that certain Fifth Amendment to Revolving Credit Agreement dated as of August 13, 2025 (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Lender agrees to certain modifications to the Credit Agreement and the Lender party hereto has agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.
Definitions; Construction. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement. References to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner (or, as the case may be, such general partner’s ultimate general partner).
Section 2.
Amendments to the Credit Agreement. Effective as of the Effective Date (as defined below):
2.1.
certain sections and schedules of the Credit Agreement are hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable section of the

DOCPROPERTY "DocID" \* MERGEFORMAT

Credit Agreement is evidenced by blue, bold and underline formatting. Language being deleted from the applicable section of the Credit Agreement is evidenced by ~~red strike-through~~ formatting; and
2.2.
certain sections and schedules of the exhibits to the Credit Agreement are hereby amended as set forth on Annex B to this Amendment. Language being inserted into the applicable section and schedule of the exhibits to the Credit Agreement is evidenced by blue, bold and underline formatting. Language being deleted from the applicable section and schedules of the exhibits to the Credit Agreement is evidenced by ~~red strike-through~~ formatting.
Section 3.
Conditions Precedent. Section 2 hereof shall become effective on the date (the “Effective Date”) on which the Administrative Agent shall have received the following:
3.1.
a counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Administrative Agent of the execution and delivery of this Amendment by such parties;
3.2.
a certificate (i) appending correct and complete copies of the resolutions (or similar authorizing documents) of each Loan Party, authorizing the entry into the transactions contemplated by this Amendment, and in effect on the Effective Date and (ii) certifying that there have been no changes to the Constituent Documents, good standing or incumbency certificate of each Loan Party since the date they were last delivered to the Administrative Agent, certified by a Responsible Officer of each Loan Party as true, correct and complete and in effect as of the Effective Date;
3.3.
a counterpart (or counterparts) of each Fee Letter, executed and delivered by each of the parties thereto;
3.4.
a new or updated Beneficial Ownership Certification, as applicable, in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent prior to the Effective Date; and
3.5.
payment of all fees and other amounts due and payable on or prior to the date hereof and to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Loan Parties under the Credit Agreement, including the fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP.
Section 4.
Miscellaneous.
4.1.
Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

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4.2.
References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
4.3.
Representations and Warranties. Each Loan Party hereby represents and warrants as of the date hereof that (a) this Amendment is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law); (b) no Event of Default or Potential Default has occurred and is continuing; and (c) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) on, as of and following the Effective Date with the same force and effect as if made on and as of the Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of such earlier date.
4.4.
Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment; (b) affirms all of its obligations under the Loan Documents; and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any of the Loan Parties’ obligations under the Loan Documents and do not constitute a novation of such obligations.
4.5.
Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting; and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
4.6.
No Other Changes. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
4.7.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

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4.8.
Governing Law. This Amendment and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
4.9.
Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.
4.10.
Headings. Section headings in this Amendment are for convenience of reference only and shall in no way affect the interpretation of this Amendment.
4.11.
Multiple Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

INITIAL BORROWER:

OVERLAND ADVANTAGE, a Delaware Statutory Trust

By: /s/ Kimberly Terjanian
Name: Kimberly Terjanian
Title: Chief Financial Officer

GUARANTOR:

EXECUTED AND DELIVERED AS A DEED:

Overland Advantage Feeder Fund, L.P., a Cayman Islands exempted limited partnership,

By: Overland Advantage Feeder Fund GP Ltd., a Cayman Islands exempted company, its general partner

By: /s/ Kimberly Terjanian
Name: Kimberly Terjanian
Title: Chief Financial Officer

SMTB- OA –Sixth Amendment to Revolving Credit Agreement

GUARANTOR GENERAL PARTNER:

EXECUTED AND DELIVERED AS A DEED:

Overland Advantage Feeder Fund GP Ltd., a Cayman Islands exempted company, its general partner

By: /s/ Kimberly Terjanian
Name: Kimberly Terjanian
Title: Chief Financial Officer

SMTB- OA –Sixth Amendment to Revolving Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH., as Administrative Agent and a Lender

By: /s/ Tommy Constantinou
Name: Tommy Constantinou
Title: Senior Director

SMTB- OA –Sixth Amendment to Revolving Credit Agreement

LENDER:

NATWEST MARKETS PLC, as a Lender

By: /s/ Toby Chapman
Name: Toby Chapman
Title: Managing Director

SMTB- OA –Sixth Amendment to Revolving Credit Agreement

Annex A

(Attached)

EXECUTION VERSION

Annex A to ~~Fifth~~Sixth Amendment

Conformed Credit Agreement through the ~~Fifth~~Sixth Amendment

Overland Advantage
as the Initial Borrower

Overland Advantage Feeder Fund, L.P.
as the Guarantor

Overland Advantage Feeder Fund GP Ltd.
as the Guarantor General Partner

and

the other Borrowers party hereto from time to time

~~REVOLVING~~COMMITTED AND UNCOMMITTED CREDIT AGREEMENT

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH,
as Administrative Agent, Arranger and Lender

Dated as of July 10, 2024

TABLE OF CONTENTS

Page

1 DEFINITIONS 1

1.01 Defined Terms 1

1.02 Other Definitional Provisions ~~43~~45

1.03 Times of Day ~~44~~46

1.04 Administrative Agent’s Liability. The ~~44~~46

1.05 Accounting Terms ~~44~~46

1.06 Change of Currency ~~45~~47

1.07 [Reserved] ~~45~~47

1.08 Rates ~~45~~47

1.09 UCC Terms ~~45~~47

2 LOANS ~~46~~48

2.01 The ~~Lender Commitments 46~~Committed Tranche and the Uncommitted Tranche 48

2.02 Revolving Credit Commitment ~~47~~ and Uncommitted Amount 49

2.03 Borrowings, Conversions and Continuations of Loans ~~48~~50

2.04 Minimum Loan Amounts ~~49~~52

2.05 Funding ~~49~~52

2.06 Interest ~~50~~53

2.07 Determination of Rate ~~51~~53

2.08 [Reserved] ~~51~~53

2.09 Payment of Borrower Guaranties ~~51~~53

2.10 Use of Proceeds ~~51~~54

2.11 Unused Commitment Fee ~~52~~54

2.12 Administrative Agent Fees ~~52~~55

2.13 [Reserved] ~~52~~55

2.14 Computation of Interest and Fees ~~52~~55

2.15 [Reserved] ~~53~~55

2.16 [Reserved] ~~53~~55

2.17 Joinder of Borrowers ~~53~~55

~~2.18 Increase in the Maximum Commitment 53~~

2.19 Extension of Maturity Date ~~55~~57

2.20 ~~Commitment~~ Reallocation Request ~~56~~58

2.21 Mandatory Reduction of Maximum Commitment ~~56~~ and Maximum Uncommitted Amount 60

3 PAYMENT OF OBLIGATIONS ~~57~~60

3.01 Notes ~~57~~60

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3.02 Payment of Obligations ~~57~~61

3.03 Payment of Interest ~~58~~61

3.04 Payments of Obligation ~~58~~62

3.05 Voluntary Prepayments ~~60~~63

3.06 Reduction or Early Termination of Lender Commitments ~~60~~64

3.07 Lending Office ~~60~~64

3.08 Joint and Several Liability ~~61~~64

4 CHANGE IN CIRCUMSTANCES ~~62~~65

4.01 Taxes ~~62~~65

4.02 Illegality ~~66~~69

4.03 Inability to Determine Rates; Effect of a Benchmark Transition Event ~~66~~70

4.04 Increased Costs Generally ~~69~~72

4.05 Funding Losses ~~70~~74

4.06 Requests for Compensation ~~70~~74

4.07 Survival ~~71~~74

4.08 Mitigation Obligations; Replacement of Lenders ~~71~~74

4.09 Prohibited Event ~~71~~75

5 SECURITY ~~72~~75

5.01 Liens and Security Interest ~~72~~75

5.02 Collateral Accounts; Capital Calls ~~73~~76

5.03 Subordination of Claims ~~75~~79

6 GUARANTY ~~76~~80

6.01 Guaranty of Payment ~~76~~80

6.02 Obligations Unconditional ~~77~~80

6.03 Modifications ~~77~~81

6.04 Waiver of Rights ~~78~~81

6.05 Reinstatement ~~78~~82

6.06 Remedies ~~78~~82

6.07 Subrogation ~~79~~82

6.08 Joint and Several Liability ~~79~~83

7 CONDITIONS PRECEDENT TO BORROWINGS ~~80~~83

7.01 Conditions to Initial Borrowing ~~80~~83

7.02 All Loans ~~83~~86

7.03 Qualified Borrower Loans ~~84~~87

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8 REPRESENTATIONS AND WARRANTIES ~~86~~89

8.01 Organization and Good Standing of the Loan Parties ~~86~~89

8.02 Organization and Good Standing of the Managing Entities ~~86~~90

8.03 Authorization and Power ~~86~~90

8.04 No Conflicts or Consents ~~87~~90

8.05 Enforceable Obligations ~~87~~91

8.06 Priority of Liens ~~87~~91

8.07 Financial Condition ~~87~~91

8.08 Full Disclosure ~~88~~91

8.09 No Default ~~88~~92

8.10 No Litigation ~~88~~92

8.11 Material Adverse Change ~~88~~92

8.12 Taxes ~~88~~92

8.13 Jurisdiction of Formation; Principal Office ~~88~~92

8.14 ERISA Compliance ~~89~~92

8.15 Compliance with Law ~~89~~92

8.16 Hazardous Substances ~~89~~93

8.17 Insider ~~89~~93

8.18 Organizational Structure ~~89~~93

8.19 Capital Commitments and Contributions ~~89~~93

8.20 Fiscal Year ~~90~~93

8.21 Investment Company Act ~~90~~93

8.22 Margin Stock ~~90~~94

8.23 Anti-Money Laundering ~~90~~94

8.24 Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws ~~90~~94

8.25 Insurance ~~91~~94

8.26 ~~Included~~Borrowing Base Investor Status; Investment Exclusion Event ~~91~~94

8.27 Location of Books and Records ~~91~~95

8.28 Sanctioned Persons ~~91~~95

8.29 Beneficial Owners ~~91~~95

8.30 Regulation GG ~~91~~95

8.31 Maintenance of Independence ~~91~~95

8.32 Trust Agreement ~~91~~95

8.33 Non-Affiliation with Lenders ~~92~~95

8.34 Solvency ~~92~~95

8.35 Commitment Reduction Date. Each Loan Party represents that the Commitment Reduction Date has not occurred ~~92~~95

8.36 No Defenses ~~92~~95

9 AFFIRMATIVE COVENANTS ~~92~~96

9.01 Financial Statements, Reports and Notices ~~92~~96

9.02 Payment of Taxes ~~96~~99

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9.03 Maintenance of Existence and Rights ~~96~~100

9.04 Notice of Default ~~96~~100

9.05 Compliance with Loan Documents and Constituent Documents ~~96~~100

9.06 Books and Records; Access ~~97~~100

9.07 Compliance with Law ~~97~~100

9.08 Insurance ~~97~~100

9.09 Authorizations and Approvals ~~97~~101

9.10 Maintenance of Liens ~~97~~101

9.11 Further Assurances ~~97~~101

9.12 Loan Party Action Upon Investor Default ~~98~~101

9.13 Covenants of Qualified Borrowers ~~98~~101

9.14 Register of Mortgages and Charges ~~98~~102

9.15 Collateral Account ~~98~~102

9.16 Other Notices ~~98~~102

9.17 Compliance with Sanctions ~~99~~102

9.18 Returned Capital ~~99~~103

9.19 RIC Status under the Internal Revenue Code; Investment Company Act ~~99~~103

9.20 Status of Investment Advisor as a Registered Investment Advisor ~~100~~103

9.21 Capital Calls and Minimum Contributions ~~100~~103

9.22 Capital Call Pack ~~100~~103

10 NEGATIVE COVENANTS ~~100~~104

10.01 Loan Party Information ~~100~~104

10.02 Mergers; Dissolution ~~100~~104

10.03 Negative Pledge on Collateral; No Delegation ~~101~~104

10.04 Fiscal Year and Accounting Method ~~101~~105

10.05 Constituent Documents ~~101~~105

10.06 Transfer by, Admission, Redemption and Withdrawal of, Investors ~~102~~106

10.07 Capital Commitments ~~104~~107

10.08 ERISA Compliance ~~105~~108

10.09 Environmental Matters ~~105~~108

10.10 Limitations on Dividends and Distributions ~~105~~109

10.11 Limitation on Debt ~~105~~109

10.12 Limitation on the Managing Entities ~~105~~109

10.13 Dissolution ~~106~~109

10.14 Limitations of Use of Loan Proceeds ~~106~~109

10.15 Sanctions ~~106~~109

10.16 Fund Structure ~~106~~110

10.17 Regulation GG ~~107~~110

10.18 EEA Financial Institution ~~107~~110

10.19 CIMA Registration ~~107~~110

10.20 Limitation on Withdrawals of Funds ~~107~~110

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10.21 Initial Included Investor Conditions to Funding ~~107~~111

10.22 Business Development Company Status ~~107~~111

11 EVENTS OF DEFAULT ~~107~~111

11.01 Events of Default ~~107~~111

11.02 Remedies Upon Event of Default ~~110~~114

11.03 Performance by the Administrative Agent ~~111~~114

11.04 Good Faith Duty to Cooperate ~~111~~114

12 AGENCY PROVISIONS ~~111~~115

12.01 Appointment and Authorization of Agents ~~111~~115

12.02 Delegation of Duties ~~112~~115

12.03 Exculpatory Provisions ~~112~~116

12.04 Reliance on Communications ~~113~~116

12.05 Notice of Default ~~113~~117

12.06 Non-Reliance on Agents and Other Lenders ~~113~~117

12.07 Indemnification ~~114~~117

12.08 Agents in Their Individual Capacity ~~114~~118

12.09 Successor Agents ~~115~~118

12.10 Reliance by the Borrower ~~116~~119

12.11 Administrative Agent May File Proofs of Claim ~~116~~119

12.12 Erroneous Payment ~~117~~120

12.13 Certain ERISA Matters ~~120~~123

13 MISCELLANEOUS ~~121~~125

13.01 Amendments ~~121~~125

13.02 Setoff ~~123~~127

13.03 Sharing of Payments ~~124~~127

13.04 Payments Set Aside ~~124~~128

13.05 Waiver ~~125~~128

13.06 Expenses; Indemnity; Damage Waiver ~~125~~128

13.07 Reimbursement by Lenders ~~126~~130

13.08 Notices ~~127~~131

13.09 Effectiveness of E-mail Notice ~~128~~132

13.10 Governing Law ~~128~~132

13.11 Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury ~~129~~132

13.12 Invalid Provisions ~~130~~134

13.13 Entirety and Amendments ~~130~~134

13.14 Successors and Assigns ~~130~~134

13.15 Lender Default ~~135~~138

13.16 Replacement of Lender ~~135~~139

13.17 Maximum Interest ~~136~~139

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13.18 Headings ~~136~~140

13.19 Survival of Representations and Warranties ~~136~~140

13.20 Integration ~~136~~140

13.21 Limited Liability of Investors ~~137~~140

13.22 Confidentiality ~~137~~140

13.23 USA Patriot Act Notice ~~138~~142

13.24 No Advisory or Fiduciary Responsibility ~~138~~142

13.25 Multiple Counterparts ~~139~~142

13.26 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ~~139~~142

14 GUARANTY ~~139~~143

14.01 Guaranty of Payment ~~139~~143

14.02 Obligations Unconditional ~~140~~143

14.03 Modifications ~~141~~145

14.04 Waiver of Rights ~~141~~145

14.05 Reinstatement ~~142~~146

14.06 Remedies ~~142~~146

14.07 Subrogation ~~143~~146

14.08 Inducement ~~143~~147

14.09 Combined Liability ~~143~~147

14.10 Borrower Information ~~143~~147

14.11 Instrument for the Payment of Money ~~143~~147

SCHEDULES

SCHEDULE 1.01: Lender Commitments and Uncommitted Amounts

SCHEDULE 5.02: Collateral Accounts

SCHEDULE 8.13: Loan Party Information

SCHEDULE 13.07: Addresses

EXHIBITS

EXHIBIT A-1: Schedule of Investors

EXHIBIT A-2: Form of Loan Party Organizational Structure

EXHIBIT B: Form of Promissory Note

EXHIBIT C: Form of Loan Notice

EXHIBIT D: Form of Borrowing Base Certificate

EXHIBIT E: [RESERVED]

EXHIBIT F: Form of Returned Capital Certificate

EXHIBIT G-1: Form of Borrower Security Agreement

EXHIBIT G-2: Form of Guarantor Security Agreement

EXHIBIT H: Form of Collateral Account Pledge

EXHIBIT I: [RESERVED]

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EXHIBIT J-1: Form of Borrower Joinder Agreement

EXHIBIT J-2: Form of Lender Joinder Agreement

EXHIBIT K: Form of Facility Increase Request

EXHIBIT L: Form of Assignment and Assumption Agreement

EXHIBIT M: Form of Extension Request

EXHIBIT N: Compliance Certificate

EXHIBIT O: Qualified Borrower Note

EXHIBIT P: Investor Notice

EXHIBIT Q: Borrower Guaranty

EXHIBIT R: ~~Commitment~~ Reallocation Request

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~~REVOLVING~~COMMITTED AND UNCOMMITTED CREDIT AGREEMENT

This ~~REVOLVING~~COMMITTED AND UNCOMMITTED CREDIT AGREEMENT (together with all amendments and modifications hereof and supplements and attachments hereto, this “Credit Agreement”) is dated as of July 10, 2024, by and among OVERLAND ADVANTAGE, a Delaware statutory trust formed pursuant to that certain Amended and Restated Agreement and Declaration of Trust, dated December 13, 2023, and those certain ~~By-Laws~~Bylaws, dated December 13, 2023 (the “Initial Borrower”), any Additional Borrowers party hereto from time to time, Overland Advantage Feeder Fund, L.P., a Cayman Islands exempted limited partnership, acting through its general partner, the Guarantor General Partner (as defined below) (the “Guarantor”) Overland Advantage Feeder Fund GP Ltd., a Cayman Islands exempted company (the “Guarantor General Partner”) and SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, a Japanese banking corporation (in its individual capacity, “SuMi TRUST”), as administrative agent (in such capacity, together with any successor appointed pursuant to Section 12 below, the “Administrative Agent”) for the Lenders (as hereinafter defined) and a Lender, and the Lenders from time to time party hereto.

RECITALS

A. The Initial Borrower and the Guarantor have requested that the Lenders make Loans under the Committed Tranche and, on an uncommitted and absolutely discretionary basis, consider making Loans under the Uncommitted Tranche to the Borrowers for the principal purposes of financing or refinancing (as applicable) the Borrowers’ activities permitted under their respective Governing Agreements as defined below;

B. The Initial Borrower and the Guarantor have agreed to grant and pledge to the Administrative Agent, their respective rights, titles and interests in, among other items, (i) the Capital Commitments of the Investors and (ii) the Collateral ~~Account~~Accounts, as collateral for the Loans to facilitate the extension of credit to the Borrower Parties; and

C. The Lenders are willing to ~~lend funds~~advance Loans under the Committed Tranche and, on an uncommitted and absolutely discretionary basis, consider making Loans under the Uncommitted Tranche to the Borrower Parties, upon the terms and subject to the conditions set forth in this Credit Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (including the Guarantor) do hereby agree as follows:

1. DEFINITIONS.

1.01 Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Section or recital referred to:

“Account Control Agreement” means each Account Control Agreement relating to the Borrower’s Collateral Account or the Guarantor’s Collateral Account, or any other Borrower’s Collateral Account, in any case, among the Initial Borrower or the Guarantor, or any other Borrower, as applicable, the Administrative Agent and the Depository with respect to each Collateral Account, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Credit Agreement.

“Additional Borrower” means an Affiliate of the Initial Borrower that: (a) has executed and delivered to the Administrative Agent and the Lenders such documents and instruments as are required under Section 2.17; and (b) becomes a Borrower hereunder in respect of the Obligations, on a several and not joint basis with the other Borrowers pursuant to a Borrower Joinder Agreement, provided that the Obligation of each Borrower shall be cross-secured by the Unfunded Commitments of each Borrower, provided further that any such Additional Borrower must be approved by all of the Lenders (such approval not to be unreasonably withheld, conditioned or delayed).

“Administrative Agent” means SuMi TRUST, as described above, until the appointment of a successor administrative agent pursuant to the terms of this Credit Agreement and, thereafter, shall mean such successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 13.07 hereof, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

~~“Administrator” means Centerbridge Services Group, LLC, a Delaware limited liability company.~~

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Administration Agreement” has the meaning given to that term in the definition of “Governing Agreement”.

“Administrator” means Centerbridge Services Group, LLC, a Delaware limited liability company.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affected Loans” is defined in Section 4.02 hereof.

“Affiliate” of any Person means any other Person that, directly or indirectly, Controls or is Controlled ~~By~~by, or is Under Common Control ~~With~~with, such Person. ~~Notwithstanding the foregoing, in relation to any member of the NatWest Group plc, the term "Affiliate" shall not include (i) the UK government or any member or instrumentality thereof, including His Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including His Majesty's Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings.~~

“Agent-Related Person” has the meaning provided in Section 12.03.

“Agents” means, collectively, the Administrative Agent, the Arranger and any successors and assigns in such capacities.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of: (i) the Federal Funds Rate plus fifty basis points (0.50%), (ii) the Prime Rate, and (iii) except during any period of time when SOFR is unavailable, Term SOFR for a one (1) month tenor in effect on such date plus one hundred basis points (1.00%).

“Alternate Base Rate Loan” means a Loan that bears interest based on the Alternate Base Rate.

“Annual Valuation Period” means the “annual valuation period” as defined in the Plan Asset Regulation as determined, for the Borrowers, by designation of the Managing Entities.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act of 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Loan Party or any of their Subsidiaries or their respective Related Parties is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which any Loan Party or any of their Subsidiaries or their respective Related Parties is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Applicable Margin” means for each Type of Loan, the rate per annum set forth under the relevant column heading below:

Type of Loan	Alternate Base Rate Loan	Term SOFR Loan
Revolving Loan	~~1.25~~0.75%	~~2.25~~1.75%

Type of Loan	Alternate Base Rate Loan	Term SOFR Loan
Term Loan	N/A	~~1.95~~1.60%

“Applicable Requirement” means, for any Rated Included Investor that is (or whose Credit Provider, if applicable, is): (a) an insurance company, a Best’s Rating of A- or higher and a Rating of BBB/Baa2 or higher; (b) an ERISA Investor, or the trustee or nominee of an ERISA Investor, or Governmental Plan Investor in addition to the Sponsor’s (or, in the case of a Governmental Plan Investor, the Responsible Party’s) Rating of BBB/Baa2 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Sponsor of the pension fund as follows:

Sponsor Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB/Baa2 or higher	80%

and (c) for all other Rated Included Investors, a Rating of BBB/Baa2 or higher.

The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Sumitomo Mitsui Trust Bank, Limited, New York Branch, in its capacity as sole lead arranger and sole book manager.

“Assignee” is defined in Section 13.14(b) hereof.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption Agreement” means the agreement contemplated by Section 13.14(b)(iv) hereof, pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be in substantially the form of Exhibit L attached hereto.

“Attributable Indebtedness” means, on any date: (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Available Amount” means the lesser of: (a) the sum of the Available Commitment and the Available Uncommitted Amount; and (b) the Borrowing Base then in effect.

“Availability Period” means the period commencing on the Closing Date and ending on the earliest to occur of: (a) the date falling ten (10) calendar days prior to the Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) 45 days prior to the termination of the Governing Agreements of a Loan Party; (d) 45 days prior to the date on which the Initial Borrower’s or the Guarantor’s ability to call Capital Commitments for the purpose of repaying the Obligations is terminated; and (e) the date upon which the Borrower Parties terminate all Lender Commitments and Uncommitted Amounts pursuant to Section 3.06 or otherwise.

“Available Commitment” means~~,~~  at any time of determination, the lesser of: (~~i~~a) the ~~sum of the Term Loan~~ Maximum Commitment ~~plus the Revolving Loan Maximum Commitment~~; and (~~ii~~b) the Borrowing Base then in effect, less the Principal Obligations then outstanding under the Uncommitted Tranche.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.03.

“Available Uncommitted Amount” means, at any time of determination, the lesser of: (a) the Maximum Uncommitted Amount; and (b) the Borrowing Base then in effect, less the Principal Obligations then outstanding under the Committed Tranche.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect.

"BDC Asset Coverage Ratio" means the "asset coverage" ratio for the Borrower, as determined in accordance with Section 18 of the Investment Company Act.

“Benchmark” means, initially, the applicable Term SOFR Rate; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to such Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.03.

“Benchmark Replacement” means, with respect to all Loans for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) ten basis points (0.10%), or;

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

If at any time the Benchmark Replacement as determined pursuant to this definition would be less than zero (0), the Benchmark Replacement will be deemed to be zero (0) for all purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (in consultation with the Borrowers) for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Applicable Margin”, the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrowers may reasonably be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for broadly syndicated credit facilities denominated in Dollars (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrowers, determines is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.03 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in a form as agreed to by the Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Beneficiary” has the meaning provided in Section 13.14(a).

“Best’s Rating” means a “Best’s Rating” by A.M. Best Company.

“Borrower” means the Initial Borrower or any Additional Borrower, and, all together, the “Borrowers”.

“Borrower Guaranty” means an unconditional guaranty of payment in the form of Exhibit Q attached hereto, enforceable against the Borrowers for the payment of a Qualified Borrower’s debt or obligation to Lenders; and “Borrower Guaranties” means such guaranties, collectively.

“Borrower Joinder Agreement” means, with respect to an Additional Borrower, a joinder agreement substantially in the form of Exhibit J-1.

“Borrower Parties” means the Borrowers and Qualified Borrowers, and “Borrower Party” means any one of them.

“Borrower Security Agreement” means that certain Borrower Security Agreement, substantially in the form of Exhibit G-1, dated the date hereof, made by the Borrower and the Investment Advisor in favor of the Administrative Agent, pursuant to which the Borrower has granted to the Administrative Agent for the benefit of the Secured Parties a first priority, exclusive security interest and Lien under New York law in and to their interests in the Collateral specified therein, as the same may be amended, supplemented or modified from time to time.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type of Loan in the same currency and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Lenders; “Borrowings” means the plural thereof.

“Borrowing Base” means, at any time of determination, an amount equal to the sum of: (a) sixty-five percent (65%) of the aggregate Unfunded Commitments of the Designated Investors, (b) eighty percent (80%) of the aggregate Unfunded Commitments of the Non-Rated Included Investors, (c) ninety percent (90%) of the aggregate Unfunded Commitments of the Rated Included Investors, and (d) ~~eighty~~ninety percent (~~80~~90%) of the aggregate Unfunded Commitments of the Initial Included Investors. For the avoidance of doubt, the Unfunded Commitments of an Excluded Investor shall be excluded from the Borrowing Base at all times.

“Borrowing Base Certificate” means the certification and worksheet/spreadsheet setting forth (i) the Unfunded Commitments of each Investor and (ii) calculations showing whether or not the Principal ~~Obligation exceeds~~Obligations exceed the Available ~~Commitment~~Amount, the form of the borrowing base calculation and certification as contained in Exhibit D attached hereto.

“Borrowing Base Deficiency” is defined in Section 2.01(~~d~~f) hereof.

“Borrowing Base Investor” means each Included Investor and each Designated Investor.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York or London, and if such day relates only to any interest rate settings as to a Term SOFR Loan, any day (i) that is a Business Day described in the preamble above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank market; or (ii) other than a U.S. Government Securities Business Day.

“Bylaws” has the meaning given to that term in the definition of “Governing Agreement”.

“Capital Call” means a call upon any or all of the Investors for payment of all or any portion of their Unfunded Commitments pursuant to and in accordance with, as applicable, the Governing Agreement of the Borrower and/or the Guarantor (as applicable) and the

Subscription Agreements of the Investors, if applicable. “Capital Calls” means, where the context may require, all Capital Calls, collectively.

“Capital Call Notice” means (a) with respect to the Initial Borrower, a “Drawdown Notice” as such term is defined in the Initial Borrower’s applicable Governing Agreement, and (b) with respect to the Guarantor, a “Capital Call Notice” as such term is defined in the Guarantor’s applicable Governing Agreement and (c) with respect to an Additional Borrower, any notice sent to any Investor (including any applicable Managing Entity) for the purpose of making a Capital Call.

“Capital Commitment” means (a) with respect to the Initial Borrower, the total amount of capital that any Investor has committed to contribute to the Initial Borrower for each Commitment Period pursuant to the applicable Governing Agreement, (b) with respect to the Guarantor, means the amount any Investor has agreed to pay to the Guarantor as a capital commitment as set forth in each such Investor’s Subscription Agreement and which amount has been accepted by the Guarantor General Partner, and (c) with respect to any Additional Borrower, the total amount of capital that any Investor has committed to contribute to such Additional Borrower pursuant to the applicable Governing Agreement.

“Capital Contribution” means for any Investor, any contribution of capital made to a Loan Party in response to a Capital Call, and collectively for all Investors, the “Capital Contributions”.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Control Event” shall occur if, on any date of determination, (a) an Event of Default has occurred and is continuing; (b) a Potential Default under Section 11.01(a), 11.01(g) or 11.01(h) has occurred and is continuing; or (c) a Mandatory Prepayment has been triggered and remains unsatisfied.

“Centerbridge Partners” means Centerbridge Partners, L.P., a Delaware limited partnership.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (a) the Guarantor ceases to be directly or indirectly Controlled by any Managing Entity, (b) the Investment Advisor or an Affiliate thereof ceases to be investment advisor to, and otherwise direct or oversee the management and policies of, the Initial Borrower, (c) the Investment Manager or an Affiliate thereof ceases to be investment advisor to, and otherwise direct or oversee the management and policies of, the Guarantor, (e) the Administrator or an Affiliate thereof ceases to be the administrator of the Initial Borrower or (f)

the Investment Advisor or Investment Manager ceases to be directly or indirectly Controlled by Centerbridge Partners.

“CIMA” means the Cayman Islands Monetary Authority, or any successor agency thereto.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 7.01 hereof are satisfied or waived.

“Collateral” is defined in Section 5.01 hereof.

“Collateral Account” is defined in Section 5.02(a) hereof.

“Collateral Account Pledge” means a pledge/or and assignment or charge of a Collateral Account in substantially the form of Exhibit H attached hereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the security agreements, financing statements, assignments, control agreements, and other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement and any documents or instruments amending or supplementing the same, including, without limitation, the Security Agreements, the Collateral Account Pledges, and the Account Control Agreements.

“Commitment Period” means for any Investor in the Initial Borrower, its “Commitment Period” as such term is defined in the Initial Borrower’s applicable Governing Agreement.

“Commitment Reduction Date” has the meaning ascribed to that term in the applicable Governing Agreements.

“Committed Tranche” means the committed tranche of Commitments under this Credit Facility in which all applicable Lenders (other than Lenders who are exclusively participating in the Uncommitted Tranche) participate in funding Loans pursuant to Section 2.01(a) and Section 2.02(a) hereof and the reallocation of Loans pursuant to Section 2.20.

~~“Commitment Reallocation” has the meaning given to that term in Section 2.20.~~

~~“Commitment Reallocation Date” has the meaning given to that term in Section 2.20(b).~~

~~“Commitment Reallocation Request” means a commitment reallocation request delivered pursuant to Section 2.20 substantially in the form set forth in Exhibit-R.~~

“Commodity Exchange Act” is defined in the definition of “Excluded Swap Obligations”

“Competitor” means any private equity or investment fund, Affiliate thereof or Person whose primary business is the management of private equity, investment or alternative investment funds focused on privately negotiated, privately-originated subordinated debt investments, corporate mezzanine funds and funds focused on asset-based opportunities with mezzanine-like returns, loan origination funds, special situation funds and rescue or distressed financing funds, excluding any commercial or investment bank.

“Compliance Certificate” is defined in Section 9.01(c) hereof.

“Constituent Documents” means, for any entity, its constituent, constitutional, formation or organizational documents, including: (a) in the case of any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the certificate of registration, the section 9 statement, the section 10 statement (if any), the partnership, joint venture, declaration of trust, articles of association or other applicable agreement of formation and any agreement, instrument, statement, certificate filing or notice with respect thereto filed in connection with its formation or registration with the secretary of state or other department in the state of its formation, incorporation or registration or applicable, in each case as amended from time to time; (b) in the case of any limited liability company the articles or certificate of formation and its operating agreement or limited liability company agreement and any statement or filing with respect thereto filed in connection with its formation or registration in the state or other jurisdiction of its formation or registration, as amended from time to time; (c) in the case of a corporation, exempted company or limited company, the certificate of incorporation, any certificate(s) of incorporation on change of name, the memorandum and articles of association, articles of incorporation or bylaws, as amended from time to time; and (d) in case of any other kind of entity, constituent or organizational documents of such entity evidencing the creation of, and governing internal and external affairs of, such entity, as amended from time to time. For the avoidance of doubt, with respect to the Initial Borrower and the Guarantor, their “Constituent Documents” shall include their applicable Governing Agreements.

“Control” and the correlative meanings of the terms “Controlled ~~By~~by” and “Under Common Control ~~With~~with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise.

“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, in each case of which a Loan Party is a part or may be a part at the relevant time.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement” means this ~~Revolving~~Committed and Uncommitted Credit Agreement, of which this Section 1 forms a part, together with all amendments, modifications, and restatements hereof, and supplements and attachments hereto.

“Credit Facility” means the credit facility provided to the Borrowers by the Lenders under the terms and conditions of this Credit Agreement and the other Loan Documents.

“Credit Link Documents” means such financial information and documents as may be requested by the Administrative Agent in its sole discretion, to reflect and connect the relevant or appropriate credit link or credit support of a Sponsor, Credit Provider or Responsible Party, as applicable, to the obligations of the applicable Investor to make Capital Contributions, which may include a written guaranty or such other acceptable instrument determined by the Administrative Agent in its sole discretion.

“Credit Provider” means a Person providing Credit Link Documents, in form and substance acceptable to the Administrative Agent in its sole discretion, of the obligations of an Investor to make Capital Contributions and comply with its Investor Letter (if any).

“Current Party” is defined in Section 13.13 hereof.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means any applicable liquidation, provisional liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including, without limitation, the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Declaration of Trust” has the meaning provided in Section 13.14(a).

“Default Rate” means on any day the lesser of: (a)(i) in the case of Loans, the rate otherwise applicable thereto, plus two hundred basis points (2.00%) and (ii) in the case of any other Obligations to which the Default Rate is applicable, the Alternate Base Rate in effect on such day, plus two hundred basis points (2.00%); or (b) the Maximum Rate.

“Defaulting Investor” is defined in the definition of “Exclusion Event”.

“Defaulting Lender” means any Lender that: (a) has failed to make its Pro Rata Share of any disbursement required to be made in respect of Loans, and that has not cured such failure within two (2) Business Days of its occurrence unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (c) has notified the

Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (d) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower); (e) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding; or (f) has become the subject of a ~~Bail-in~~Bail-In Action; provided that in the case of clauses (e) and (f) above, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Delaware Division” the statutory division of any Delaware Entity into two (2) or more Delaware Entities pursuant to Section 18-217 of the Delaware Limited Liability Company Act or Section 17-220 of the Delaware Revised Uniform Limited Partnership Act.

“Delaware Entity” means any limited liability company or limited partnership organized or formed under the laws of the State of Delaware.

“Depository” means JPMorgan Chase Bank, N.A., in its capacity as the deposit bank for the Collateral Accounts, or such other financial institution approved by Administrative Agent in its sole discretion in which a Borrower or the Guarantor maintains a Collateral Account.

“Designated Investor” means an Investor as approved by the Administrative Agent and all Lenders in their sole direction as a “Designated Investor” and in respect of which there has been delivered to the Administrative Agent:

(i) a true and correct copy of the Subscription Agreement executed and delivered by such Investor which shall be acceptable to the Administrative Agent, together with the applicable Loan Party’s countersignature, accepting such Subscription Agreement;

(ii) any Constituent Documents of the applicable Loan Party executed and delivered by such Investor;

(iii) a true and correct copy of each Side Letter executed by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion;

(iv) if applicable, the Credit Link Documents of such Investor’s Sponsor, Credit Provider or Responsible Party, as applicable, executed and delivered by such Person;

(v) if such Investor’s Subscription Agreement, or any Constituent Document of the applicable Loan Party executed by such Investor was signed by any Loan Party or any Affiliate of any Loan Party, as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received evidence of such signatory’s authority documentation reasonably satisfactory to the Administrative Agent;

(vi) if requested by the Administrative Agent in its sole discretion, if such Investor is organized under the laws of any jurisdiction other than the United States of America or any state thereof, a written submission to the jurisdiction of a United States Federal District Court and a United States state court, and any appellate court from any thereof, with respect to any litigation arising out of or in connection with its Subscription Agreement or any Constituent Document of the applicable Loan Party (such submission to be in form and substance satisfactory to the Administrative Agent in its sole discretion, who may in its sole discretion require an opinion of counsel that such submission is enforceable);

(vii) if requested by the Administrative Agent in its sole discretion, if such Investor is a Governmental Authority or an instrumentality of or majority owned by a Governmental Authority or otherwise entitled to any sovereign or other immunity in respect of itself, its property or any such litigation in any jurisdiction, court or venue, a written waiver (in form and substance satisfactory to the Administrative Agent in its sole discretion) of any such claim of immunity arising out of or in connection with its Subscription Agreement, any Side Letter or any Constituent Document of the applicable Loan Party; and

(viii) if requested by the Administrative Agent in its sole discretion, its Investor Letter (in form and substance satisfactory to the Administrative Agent in its sole discretion).

provided that any Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be a Designated Investor until such time as all Exclusion Events in respect of such Investor shall have been cured and such Investor shall have been restored as a Designated Investor in the sole discretion of all of the Lenders and the Administrative Agent. The Designated Investors as of the Closing Date are those specified as being Designated Investors, on Exhibit A-1, as in effect on the Closing Date, and Designated Investors approved by the Administrative Agent and all of the Lenders (each in their sole discretion) subsequent to the Closing Date will be evidenced by an updated Exhibit A-1 provided by the Administrative Agent to the Borrowers.

“Distribution” means any distributions (whether or not in cash) on account of any Investor Interest, partnership interest or other equity interest in a Borrower or the Guarantor, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such partnership interest or other equity interest.

“Dollars” and the sign “$” means the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a bank which is: (i) a Lender; or (ii) an Affiliate of a Lender; or (b) subject to Section 13.14 hereof, such other Person as may be approved, in their respective sole discretion, by the Administrative Agent and the Borrowers.

“Entity” means a sole proprietorship, joint venture, association, trust, estate, business trust, corporation, company, exempted company, non-profit corporation, partnership, limited partnership, exempted limited partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued in writing to any Loan Party by any Person with regard to air emissions, water discharges, Releases, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter affecting any Borrower Party or any of a Borrower Party’s Properties.

“Environmental Laws” means all Applicable Law, rules, codes, decrees, judgments, injunctions, ordinances, regulations or policies issued, promulgated or entered by any Governmental Authority relating to pollution or protection of human health or the environment including, without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or Release or recovery of on-site or off-site Hazardous Materials, as each of the foregoing may be amended from time to time, applicable to any Borrower.

“Environmental Liability” means any written claim, demand, obligation, cause of action, accusation or allegation, or any order, violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under any Environmental Law or resulting from any common law cause of action asserted by any Person.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” (as such term is defined in Section 4975(e) of the Internal Revenue Code) subject to Section 4975 of the Internal Revenue Code; or (c) a partnership or commingled account of a fund, or any other entity, whose assets include or are deemed to include Plan Assets.

“ERISA Notice” is defined in Section 9.01(h) hereof.

“Erroneous Payment” is defined in Section 12.12 hereof.

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 12.12.

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 12.12.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.12.

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 12.12.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.1

“Event of Default” is defined in Section 11.01 hereof.

“Exchange Listing” has the meaning given to that term in the applicable Governing Agreement of the Borrower.

“Exchange Listing Event” means (i) any public filing made with a Governmental Authority by the Borrower for the purposes of pursuing an Exchange Listing or (ii) any written notice issued to Investors intimating the Borrower’s desire to pursue an Exchange Listing.

1 The EU Bail-In Legislation Schedule may be found at http://www.lma.eu.com/uploads/files/EU%20BAIL‑IN%20LEGISLATION%20SCHEDULE%20131334-2-14%20v3%200.pdf.

“Excluded Investor” means any Investor that is not ~~an Included Investor or a Designated~~a Borrowing Base Investor, including any Investor that is subject to an Exclusion Event that has not been cured in accordance with the provisions hereof.

“Excluded Swap Obligations” means, with respect to any Borrower, any obligation (each such obligation a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”), if, and to the extent that, all or a portion of the guarantee of such Borrower hereunder of, or the grant by such Borrower of a security interest to secure, such Swap Obligations (or any ~~Guarantee~~Guaranty thereof) is or becomes illegal under the Commodity Exchange Act, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Borrower and any and all guarantees of such Borrower’s Swap Obligations by other parties) at the time the guarantee of such Borrower, or a grant by such Borrower of a security interest, becomes effective with respect to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes; (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (other than pursuant to a request by the Borrowers under Section 13.14) or designates a new Lending Office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of execution of this Credit Agreement or designation of a new Lending Office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 4.01(a); (c) Taxes attributable to a Lender’s failure to comply with Section 4.01(e); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusion Event” means, with respect to any ~~Included Investor or Designated~~Borrowing Base Investor (or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such ~~Included Investor or Designated~~Borrowing Base Investor) (such Investor hereinafter referred to as a “Defaulting Investor”) of any Loan Party, any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or Governmental Authority):

(a) such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall: (A) apply for or consent to the appointment of a receiver, trustee,

custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (B) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (F) take any personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

(b) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s (or its Sponsor’s, Responsible Party’s or Credit Provider’s, as applicable) reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of sixty (60) days, or an order for relief shall be entered in respect of such Person in a proceeding under the Bankruptcy Code of the United States;

(c) with respect to any Investor that publicly discloses its financial statements, any final judgment(s) for the payment of money which in the aggregate exceed 15% of the net worth of such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall be rendered against such Person, and such judgment or judgments shall not be satisfied, discharged, stayed and fully bonded over or otherwise actually covered by any applicable insurance policies in an amount sufficient to reduce such monetary payment to an amount equal to or less than 15% of the net worth of such Investor;

(d) such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions pursuant to its Capital Commitment or a Capital Call or such obligation shall be or become unenforceable, (ii) otherwise disaffirm any material provision of its Subscription Agreement, if applicable, the Governing Agreements of the Borrower or the Guarantor, its Investor Letter (if any) or any Credit Link Document, or (iii) give any written notice of its intent to withdraw from the Borrower or the Guarantor or redeem its interest in a Loan Party, or that it may not fund future contributions pursuant to a Capital Call or comply with the provisions of its Subscription Agreement, if applicable, the Governing Agreement of a Loan Party, as applicable, its Investor Letter (if any) or any Credit Link Document;

(e) such Investor (or its Sponsor, Responsible Party or Credit Provider) shall fail to make a Capital Contribution to any Loan Party when required pursuant to a Capital Call Notice, beyond ten (10) calendar days of the due date;

(f) any representation or warranty made under the applicable Governing Agreement, or its Subscription Agreement, its Investor Letter (if any) or Credit Link Document or in any certificate, financial statement or other document delivered pursuant to this Credit Agreement executed by such Person shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, in each case, except to the extent such representation or warranty expressly relates to any earlier date, in which case such representation or warranty shall have been true and correct as of such date and, in either case, the adverse consequences of the foregoing shall, to the extent curable, continue uncured for a period of twenty (20) days after the earlier of any Loan Party obtaining knowledge thereof or written notice has been given by Administrative Agent to Borrowers;

(g) such Investor shall transfer, cancel or withdraw its Investor Interests in any Loan Party or an Investor’s Unfunded Commitment terminates, expires or is otherwise reduced; provided that, in the case where only a portion of such Investor’s Investor Interests is transferred, cancelled, reduced, terminated, expired or withdrawn, there will be an Exclusion Event only with respect to the portion of such Investor’s Investor Interests so transferred, cancelled, reduced, terminated, expired or withdrawn;

(h) material default shall occur in the performance by it of any of the covenants or agreements contained in its Subscription Agreement (or related Side Letter), or applicable Governing Agreement, its Investor Letter (if any) or Credit Link Document, which would reasonably be expected to impair the obligation of any such Investor to fund its Capital Commitments (except, in each case, as otherwise specifically addressed in this definition, in which case no grace period beyond any provided for herein shall apply), and such default, if non-monetary, shall continue uncured to the reasonable satisfaction of the Administrative Agent for a period of ten (10) Business Days after any Loan Party obtaining knowledge thereof;

(i) in the case of each Rated Included Investor, it shall fail to maintain its Applicable Requirement;

(j) such Investor shall assert any right of set-off, defense or counterclaim with respect to its obligations to make Capital Contributions or fund any portion of its Unfunded Commitments when called;

(k) such Investor shall become subject to a permitted redemption, withdrawal, transfer or cancellation of its Capital Commitment and Unfunded Commitment under Section 10.06 hereof (provided that, in the case where only a portion of such Investor’s Capital Commitment and Unfunded Commitment is subject to such permitted redemption, withdrawal, transfer or cancellation, there will be an Exclusion Event only with respect to the portion of such Investor’s Capital Commitment and Unfunded Commitment subject to such redemption, transfer or cancellation);

(l) in the case of each ~~Initial Included Investor, Non-Rated Included Investor or Designated~~Borrowing Base Investor that publicly discloses its financial statements, it shall fail to maintain a net worth (determined in accordance with GAAP or IFRS, as applicable and as consistently applied by such Investor), measured at the end of each fiscal year of such Investor, of at least 75% of the net worth of such Investor measured prior to its initial designation as ~~an Included~~a Borrowing Base Investor;

(m) to the knowledge of any Loan Party, the occurrence of any circumstance which would reasonably be expected to have a material and adverse impact in respect of the business operation or financial condition of such ~~Initial Included Investor, Non-Rated Included Investor or Designated~~Borrowing Base Investor where such change could reasonably be expected to have a material and adverse effect upon either the enforceability of the applicable Governing Agreement, or its Subscription Agreement related to that Investor or that Investor’s ability to fulfill its payment obligations under such documents;

(n) an Investment Exclusion Event shall occur (provided that, in the case where only a portion of such Investor’s Capital Commitment and Unfunded Commitment is subject to such Investment Exclusion Event, there will be an Exclusion Event only with respect to the portion of such Investor’s Capital Commitment and Unfunded Commitment subject to such Investment Exclusion Event); provided that in no event shall (A) any Loan Party have any obligation to monitor any Exclusion Event under the foregoing clauses (i) through (iii), (ix) through (xi), and (xv) through (xvii) and (B) an Exclusion Event arise solely from the failure of any Borrower to deliver financial information in relation to any Investor;

(o) such Investor amends its Side Letter in any way that the Administrative Agent reasonably determines would materially impair the Lenders’ collateral rights;

(p) such Investor’s Credit Provider disclaims its obligations under any guaranty or other credit support provided by such Credit Provider;

(q) such ~~Included Investor’s or Designated~~Borrowing Base Investor’s Investor Interest in any ~~Borrower~~Loan Party is or becomes subject to a lien of any third party, provided that only that portion of such ~~Investment~~Investor Interest which is subject to a third party lien shall be subject to exclusion;

(r) the applicable Loan Party’s rights in respect of the Uncalled Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien in favor of the Administrative Agent, other than as a direct result of any action by the Administrative Agent or any Lender;

(s) such Investor becomes a Sanctioned Person, or, to any Loan Party’s or Administrative Agent’s knowledge, such Investor’s funds are used in connection with funding Capital Calls which are derived from illegal or suspicious activities;

(t) if such Investor is an ERISA Investor, any failure by its Sponsor to pay any contractual or statutory obligations or make any other payment required by ERISA or the Internal Revenue Code with respect to such ERISA Investor; and

(u) if such ~~Included Investor or Designated~~Borrowing Base Investor is an ERISA Investor, the applicable Loan Party shall have delivered a Plan Asset Notice to such Investor or a Plan Asset Opinion shall have been delivered by such Investor to the applicable Loan Party.

“Extension Fee” means the fee payable with respect to any extension of the Stated Maturity Date in accordance with Section 2.19, as set forth in the Fee Letter.

“Extension Request” means a written request by the Borrowers substantially in the form of Exhibit M to extend the then-current Stated Maturity Date for an additional period of no greater than three hundred sixty-four (364) days.

~~“Facility Increase” has the meaning provided in Section 2.18(a).~~

~~“Facility Increase Fee” means the fee payable with respect to any Facility Increase in accordance with Section 2.18, as set forth in the Fee Letter.~~

~~“Facility Increase Request” means the notice in the form of Exhibit K pursuant to which the Borrower Parties request an increase of the Commitments in accordance with Section 2.18.~~

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

“Fee Letter” means that certain fee letter agreement by and between the Initial Borrower and the Administrative Agent dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fifth Amendment Effective Date” means the date on which the Administrative Agent has received or waived all conditions precedent to that certain Fifth Amendment to Revolving Credit Agreement entered into between, among others, the parties to this Credit Agreement, being August 13, 2025.

“Foreign Lender” means, with respect to the Borrowers, any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for Tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funding Ratio” means: (a) for a Governmental Plan Investor or other pension plan not covered by clause (b) below, the actuarial present value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for an ERISA Investor subject to annual Form 5500 filing requirements, the funding target attainment percentage reported on Schedule SB to the Form 5500 or the funded percentage for monitoring plan’s status reported on Schedule MB to the Form 5500, as applicable, as reported on the most recently filed Form 5500 by such ERISA Investor with the United States Department of Labor.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governing Agreement” means:

(a) with respect to the Initial Borrower, that certain Amended and Restated Agreement and Declaration of Trust, dated as of December 13, 2023 (as the same may be further amended, restated or modified from time to time in accordance with the terms of this Credit Agreement, (the “Trust Agreement”);

(b) with respect to the Initial Borrower, those certain ~~By-Laws~~Bylaws, dated as of December 13, 2023 (as the same may be amended, restated or modified from time to time in accordance with the terms of this Credit Agreement, the “Bylaws”);

(c) with respect to the Initial Borrower, the Form 10 filed with the SEC on November 16, 2023 (and as may be amended, restated, supplemented or otherwise modified from time to time);

(d) with respect to the Initial Borrower, the Form N-54A election to be treated as a business development company;

(e) with respect to the Initial Borrower, each Class C Letter Agreement entered into between the Initial Borrower and each Investor dated as of September 21, 2023 as amended on April 19, 2024 (and as may be further amended, restated, supplemented or otherwise modified from time to time);

(f) with respect to the Initial Borrower, that certain Private Placement Memorandum dated as of April 19, 2024 (and as may be further amended, restated, supplemented or otherwise modified from time to time);

(g) with respect to the Initial Borrower and Guarantor, each Subscription Agreement;

(h) with respect to the Initial Borrower, that certain Administration Agreement entered into with the Administrator dated as of, January 5, 2024 (as the same may be further amended, restated or modified from time to time in accordance with the terms of this Credit Agreement, (the “Administration Agreement”);

(i) with respect to the Guarantor, that certain Second Amended and Restated Exempted Limited Partnership Agreement dated as of, May 10, 2024 (as the same may be further amended, restated or modified from time to time in accordance with the terms of this Credit Agreement, (the “Partnership Agreement”);

(j) with respect to the Guarantor, that certain Investment Advisory Agreement entered into between the Guarantor and the Investment Manager dated as of September 21, 2023 (as the same may be further amended, restated or modified from time to time in accordance with the terms of this Credit Agreement, (the “Management Agreement”); and

(k) with respect to any other Loan Party or Additional Borrower, its partnership agreement, operating agreement, limited liability company agreement or equivalent governing document (as the same may be amended, restated, modified or supplemented from time to time, but only pursuant to, and in accordance with, the terms of this Credit Agreement). “Governing Agreements” means, where the context may require, all Governing Agreements, collectively.

“Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Loan Party, the Administrative Agent, any Lender, or any of their respective businesses, operations, assets, or properties.

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“Guaranteed Obligations” has the meaning provided in Section 6.01.

“Guarantor” is defined in the preamble of this Credit Agreement.

“Guarantor General Partner” is defined in the preamble of this Credit Agreement.

“Guarantor Security Agreement” means that certain Guarantor Security Agreement, substantially in the form of Exhibit G-2, dated the date hereof, made by the Guarantor and the Guarantor General Partner in favor of the Administrative Agent, pursuant to which the Guarantor and the Guarantor General Partner have granted to the Administrative Agent for the benefit of the Secured Parties a first priority, exclusive security interest and Lien under New York law in and to their interests in the Collateral specified therein, as the same may be amended, supplemented or modified from time to time.

“Guaranty” has the meaning provided in Section 14.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent: (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. Guaranty Obligations shall not include (a) the obligations of a Borrower to sell to any special purpose Subsidiary (or its assigns) one or more investments, (b) any repurchase, substitution or indemnification obligations of the Borrower, or any representations and warranties made by Borrower, in each case, in Borrower’s capacity as a seller to any special purpose Subsidiary in connection with the true sale of one or more investments by the Borrower to such special purpose Subsidiary or (c) guaranty obligations triggered by enumerated bad acts on the part of a party other than the guarantor.

“Hazardous Material” means any substance, material, or waste which is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered as required under or referred to herein.

~~“Increase Effective Date” has the meaning given to that term in Section 2.18(b).~~

“Included Investor” means an Investor of a Loan Party (a)(i) that is an Initial Included Investor, (ii) that is a Rated Included Investor, or (iii) is a Non-Rated Included Investor, (b) in respect of which there has been delivered to the Administrative Agent:

(i) a true and correct copy of the Subscription Agreement executed and delivered by such Investor which shall be acceptable to the Administrative Agent, together with the applicable Loan Party’s countersignature, accepting such Subscription Agreement;

(ii) any Constituent Documents of the applicable Loan Party executed and delivered by such Investor;

(iii) a true and correct copy of each Side Letter executed by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion;

(iv) if applicable, the Credit Link Documents of such Investor’s Sponsor, Credit Provider or Responsible Party, as applicable, executed and delivered by such Person;

(v) if such Investor’s Subscription Agreement, or any Constituent Document of the applicable Loan Party executed by such Investor was signed by any Loan Party or any Affiliate of any Loan Party, as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received evidence of such signatory’s authority documentation reasonably satisfactory to the Administrative Agent;

(vi) if requested by the Administrative Agent in its sole discretion, if such Investor is organized under the laws of any jurisdiction other than the United States of America or any state thereof, a written submission to the jurisdiction of a United States Federal District Court and a United States state court, and any appellate court from any thereof, with respect to any litigation arising out of or in connection with its Subscription Agreement or any Constituent Document of the applicable Loan Party (such submission to be in form and substance satisfactory to the Administrative Agent in its sole discretion, who may in its sole discretion require an opinion of counsel that such submission is enforceable);

(vii) if requested by the Administrative Agent in its sole discretion, if such Investor is a Governmental Authority or an instrumentality of or majority owned by a Governmental Authority or otherwise entitled to any sovereign or other immunity in respect of itself, its property or any such litigation in any jurisdiction, court or venue, a written waiver (in form and substance satisfactory to the Administrative Agent in its sole discretion) of any such claim of immunity arising out of or in connection with its Subscription Agreement or any Constituent Document of the applicable Loan Party and an opinion of counsel that such waiver is enforceable or that such Investor and its property is not entitled to any such immunity and (c) in each case as evidenced in writing by an updated Exhibit A-1 provided by the Administrative Agent to the Borrowers; and

(viii) if requested by the Administrative Agent in its sole discretion, its Investor Letter (in form and substance satisfactory to the Administrative Agent in its sole discretion provided that any Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be an Included Investor (or, in the case of an Exclusion Event pursuant to the definition of clause (k) thereof, the portion of such Investor’s Unfunded Commitment subject to such Exclusion Event shall be excluded from the Borrowing Base) until such time as all Exclusion Events in respect of such Investor shall have been cured and such Investor shall have been restored as an Included Investor (x) in the case of a Rated Included Investor, in the reasonable discretion of the Administrative Agent and (y) in the case of a Non-Rated Included Investor, in the sole discretion of the Required Lenders and the Administrative Agent. The Included Investors as of the Closing Date are those specified as being Included Investors, on Exhibit A-1, including each Included Investors classification as an Initial Included Investor, Rated Included Investor or a Non-Rated Included Investor as in effect on the Closing Date, and Included Investors approved by the Administrative Agent and all of the Lenders (each in their sole discretion) subsequent to the Closing Date will be evidenced by an updated Exhibit A-1, including each Included Investors classification as an Initial Included Investor, Rated Included Investor or a Non-Rated Included Investor, provided by the Administrative Agent to the Borrowers.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Leases and Synthetic Lease Obligations; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, (ii) the amount of the Indebtedness shall not include any portion thereof which is secured by cash; provided, however, that for purposes of Section 10.11 and Section 10.20 hereof, amounts described in clause (ii) shall be deemed to be included as part of the definition of “Indebtedness”, (iii) the amount of Indebtedness shall not include any guaranty obligations triggered by enumerated bad acts on the part of a party other than the guarantor, indemnification obligations under the applicable Governing Agreements, completion guaranties or obligations to fund future investments and (iv) the Indebtedness of any Person shall not include the Indebtedness of any Subsidiary. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes (other than Excluded Taxes), imposed on or with respect to any payment made by or on account of any obligation of any Borrower Party under any Loan Document.

“Indemnitee” is defined in Section 13.06(b) hereof.

“Information” is defined in Section 13.20 hereof.

“Initial Borrower” is defined in the preamble to this Credit Agreement.

~~“Initial Managing Entity” means with respect to the Guarantor, the Guarantor General Partner.~~

“Initial Included Investor” means Platinum Falcon B 2018 RSC Limited and Gaia IMC Inc.

“Interest Option” means, at the Borrowers’ option, each of the Term SOFR Rate and the Alternate Base Rate.

“Interest Payment Date” means, (i) with respect to any Revolving Loan, (a) each Revolving Loan Payment Date or (b) the Maturity Date and (ii) with respect to any Term Loan or a Loan made under the Uncommitted Tranche, (a) each Reset Date or (b) the Maturity Date.

“Interest Period” means, (a) with respect to any Alternate Base Rate Loan, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Loan and ending on (but excluding) the first Business Day of the following calendar month and (ii) thereafter, each period commencing on (and including) the first Business Day of the succeeding calendar month and ending on (but excluding) the first Business Day of the following calendar month; (b) with respect to any Term SOFR Loan that is a Revolving Loan: (i) initially, the period commencing on (and including) the date of the initial purchase or funding of such Loans, and ending on (but excluding) the first Business Day after the last day of the corresponding date one-month or three-months thereafter, as designated by the applicable Borrower(s) in the applicable Request for Borrowing; and (ii) thereafter, each period commencing on (and including) the first Business Day after the last day of the immediately preceding Interest Period for such Loans, and ending on (but excluding) the first Business Day of the corresponding date one-month or three-months thereafter, as designated by the applicable Borrower(s) in the applicable Request for Borrowing; provided that in the case of any Interest Period for any Loans which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by the Administrative Agent and (c) with respect to any Term Loan or Loan made under the Uncommitted Tranche, (i) initially the period commencing on (and including) the date of the initial purchase, funding, conversion or the Reallocation Date, as applicable, of such Loan and ending on (but excluding) the Reset Date in the following calendar month and (ii) thereafter, each period commencing on (and including) the Reset Date in the next succeeding calendar month and ending on (but excluding) the next succeeding Reset Date in the following calendar month.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investment Advisor” means Overland Advisors, LLC, a Delaware limited liability company.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Exclusion Event” shall mean the exclusion or excuse of any Investor from funding any portion of its Capital Commitment in accordance with, and as contractually required by, the Governing Agreements and/or any Side Letter related to any Governing Agreement.

“Investment Manager” means Overland Advantage Fund Advisor, LLC, a Delaware limited liability company.

“Investment Policies” means the investment objectives, policies, restrictions and limitations for the Loan Parties, as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time.

“Investor” means (a) with respect to the Initial Borrower, any holder of an Investor Interest, (b) with respect to the Guarantor, any holder of an Investor Interest (including the Managing Entities) and (c) with respect to any Additional Borrower, the holder of an Investor Interest in any such Additional Borrower.

“Investor Interest” of any Investor means the shareholding, the subscription, the limited or general investor interest, limited partner interest, membership or other ownership interest (as applicable) of such Investor in any Loan Party under the applicable Governing Agreement.

“Investor Letter” means a written acknowledgment by the Investor of its obligations under the applicable Governing Agreements, executed by an Investor in favor of the Administrative Agent in a form and substance reasonably satisfactory to the Administrative Agent (in its sole discretion).

“Investor Notice” means a notice issued to the Investors in the Guarantor, or any other Borrower, that is formed or registered under the laws of the Cayman Islands, substantially in the form of Exhibit P hereto.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means each Borrower Joinder Agreement and each Lender Joinder Agreement, and, together, the “Joinder Agreements”.

~~“Judgment Currency” has the meaning given to that term in Section 13.07(b).~~

“KYC Compliance” means satisfaction of all requests for information from the Lenders for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender, including any information required to be obtained by a Lender pursuant to the Beneficial Ownership Regulation.

“Legal Reservations” means Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

“Lender” means each ~~lending institution listed on the signature pages hereof~~Revolving Loan Lender and each Term Loan Lender, each lending institution that becomes a Lender hereunder pursuant to Section 13.02 hereof, by execution of a Lender Joinder Agreement, or otherwise, and “Lenders” means ~~more than one Lender~~all of the Lenders, collectively.

“Lender Commitment” and “Commitment” means, for each Lender, the sum of its (a) Term Loan Commitment and (b) Revolving Loan Commitment.

“Lender Joinder Agreement” means, with respect to any additional Lender, a joinder agreement substantially in the form of Exhibit J-2.

“Lender Party” has the meaning provided in Section 12.01(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an affiliate of such Lender) described as such in such Lender’s Administrative Questionnaire delivered to the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Lien” means any lien, mortgage, assignment, assignment by way of security, charge, security interest, Tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Loan” means an extension of credit by a Lender to any Borrower Party hereunder in the form of an Alternate Base Rate Loan or a Term SOFR Loan, and “Loans” means the plural thereof.

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and re-fundings thereof), each Borrowing Base Certificate, each of the Collateral Documents, each Assignment and Assumption Agreement, the Account Control Agreements, each Qualified Borrower Note, each Borrower Guaranty, the Fee Letter, each Joinder Agreement, each Credit Link Document, each Investor Letter and such other agreements and documents evidencing any part or all of the Obligations, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loan Notice” means, as the case may be, a notice of: (a) a Borrowing; (b) a conversion of Loans from one Type of Loan to the other; or (c) a continuation of Term SOFR

Loans, pursuant to Section 2.03(e), which, if in writing, shall be substantially in the form of Exhibit C.

“Loan Party” means each Borrower Party, the Guarantor and the Guarantor General Partner and, solely for purposes of Section 5.03 and Section 10.11(b), the Investment Manager.

“Management Agreement” has the meaning given to that term in the definition of “Governing Agreement”.

“Managing Entity” means, as applicable, (i) with respect to the Guarantor, the Guarantor General Partner or any successor entity as may be permitted pursuant to Section 10.12 hereunder, and (ii) with respect to any Additional Borrower that becomes party to this Credit Agreement and that executes Loan Documents pursuant to this Credit Agreement from time to time, the general partner, manager, managing member, managing company, or similar fiduciary of such Person or any successor entity as may be permitted pursuant to Section 10.12 hereunder. “Managing Entities” means any Managing Entity as the context so requires.

“Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.01(~~d~~f) hereof.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any circumstances or events which: (i) have a material adverse effect upon the legality, validity, binding effect or enforceability of any of the Loan Documents against the Loan Parties, taken as a whole; (ii) have a material adverse effect upon the Administrative Agent’s or the Secured Parties’ rights and remedies under any of the Loan Documents, taken as a whole, or upon the Administrative Agent’s first priority perfected security interest in the Collateral; (iii) materially impairs the ability of the Loan Parties, taken as a whole, to perform their obligations under any of the Loan Document or any of the Governing Agreements, its Investor Letter (if any) or Credit Link Document; or (iv) has a material adverse effect upon the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole.

“Material Amendment” is defined in Section 10.06 hereof.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence and during the continuance of an Event of Default; (c) the date of the occurrence of an Event of Default pursuant to Section 11.01(g) or Section 11.01(h); (d) the date that is thirty (30) days prior to the end of the Commitment Period; (e) the date upon which the Borrowers terminate the Commitments and the Uncommitted Amounts pursuant to Section 3.06 hereof or otherwise or (f) the Commitment Reduction Date and, in each case, if such day is not a Business Day, on the next succeeding Business Day.

“Maximum Commitment” means, with respect to the Committed Tranche, an amount equal to $400,000,000, on any date of determination, as may be reduced from time to time by the Borrowers pursuant to Section 3.06 or increased from time to time by the ~~Borrower Parties~~Borrowers pursuant to Section ~~2.18~~2.20.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

“Maximum Uncommitted Amount” means, with respect to the Uncommitted Tranche, an amount equal to $500,000,000, on any date of determination, as may be reduced from time to time by the Borrowers pursuant to Section 3.06 or Section 2.20.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 13.01 and (ii) has been approved by at least (x) at any time that any Lender Commitments and Uncommitted Amounts are effective and any Principal Obligation is outstanding or at any time that the Lender Commitments and Uncommitted Amounts have been terminated, Lenders (other than Defaulting Lenders) owed an aggregate Pro Rata Share of more than 75% of the Principal ~~Obligation~~Obligations outstanding and payable to all Lenders (other than Defaulting Lenders) at such time or (y) at any time any Lender Commitments or Uncommitted Amounts remain effective but there ~~is~~are no Principal ~~Obligation~~Obligations outstanding, Lenders (other than Defaulting Lenders) holding an aggregate Pro Rata Share of more than 75% of the aggregate Lender Commitments and Uncommitted Amounts of all Lenders (other than Defaulting Lenders).

“Non-Rated Included Investor” means any Investor that does not, or whose Credit Provider, Sponsor, or Responsible Party does not meet the Applicable Requirement and is approved by the Administrative Agent and all Lenders as an Included Investor.

“Notes” means the promissory notes provided for in Section 3.01 hereof, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, and shall include, without limitation, the Qualified Borrower Notes; and “Note” means any one of the Notes.

“Obligations” means in relation to a Borrower Party, all present and future indebtedness, obligations, and liabilities of such Borrower Party to the Lenders, and all renewals and extensions thereof, or any part thereof (including, without limitation, Loans), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes, and all interest accruing thereon, and reasonable attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of such Borrower Party to the Lenders evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Asset Control.

“OFAC Regulations” means the regulations promulgated by OFAC, as amended.

“Operating Company” means an “operating company” within the meaning of the Plan Asset Regulation.

“Operating Company Opinion” means a written opinion of counsel to the Borrowers as to the effect that the Borrowers should qualify as an Operating Company.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Credit Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.14).

“Partnership Agreement” has the meaning given to that term in the definition of “Governing Agreement”.

“Participant” is defined in Section 13.14(e) hereof.

“Participant Register” is defined in Section 13.14(e) hereof.

“Patriot Act” is defined in Section 13.21 hereof.

“Payment Recipient” is defined in Section 12.12 hereof.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Periodic Term SOFR Determination Day” is defined in the definition of “Term SOFR”.

“Permitted RIC Distribution” means distributions by the Initial Borrower (from the Collateral Account or otherwise) to the extent required to allow the Initial Borrower to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate or minimize federal or state income or excise Taxes payable by the Initial Borrower in or with respect to any taxable year of the Initial Borrower (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Initial Borrower shall not exceed 115% of the amounts that the Initial Borrower is required to distribute to: (i) allow the Initial Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Internal Revenue Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Initial Borrower’s liability for federal income Taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Internal Revenue Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Internal Revenue Code (or any successor thereto), and (iii) reduce to zero the Initial Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Internal Revenue Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Initial Borrower had qualified to be taxed as a RIC under the Internal Revenue Code, and (B) after the occurrence and during the continuance of an Event of Default or the occurrence of a Cash Control Event which remains uncured for a period of two (2) Business Days, all such distributions shall be prohibited, and only so long as (x) any Borrowing Base Deficiency is cured immediately prior to and no Borrowing Base Deficiency will exist after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion) and (y) the Initial Borrower delivers a RIC Distribution Notice to the Administrative Agent at least five (5) Business Days prior to the applicable Distribution.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, company, exempted company, limited company, exempted limited partnership, protected cell company, protected cell, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization, whether or not having separate legal personhood in its jurisdiction of registration or formation.

“PF Act” is defined in Section 10.19 hereof.

“Plan” means: (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is either (i) a single employer plan, or (ii) a multi-employer plan, in each case to which Title IV of ERISA applies; or (b) any retiree medical plan (other than as required by Part 6 of subtitle B of Title I of ERISA).

“Plan Asset Notice” means a notice delivered by a Loan Party to the ERISA Investors with respect to the treatment of any Loan Party’s assets as Plan Assets.

“Plan Asset Opinion” means an opinion of counsel to an ERISA Investor that is delivered to a Loan Party to the effect that there is a reasonable likelihood that the assets of any Borrower constitute Plan Assets.

“Plan Asset Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulation.

“Potential Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prime Rate” means, on any day, the prime rate in effect on or most recently prior to each Interest Payment Date as published in the Money Rate section of the New York Edition of The Wall Street Journal or, if no such rate is published therein, the rate of interest per annum then most recently established by Sumi TRUST as its “prime rate” charged to similarly situated Borrowers. Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Sumi TRUST to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and Sumi TRUST may make various business or other loans at rates of interest having no relationship to such rate.

“Principal Obligations” means ~~the sum of (a) the Term Loan Principal Obligations plus (b) the Revolving Loan Principal Obligations~~, at any time of determination, the aggregate outstanding principal amount of the Loans.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction:

(a) with respect to the Committed Tranche, (A) with respect to matters relating to any Revolving Loan, (i) the numerator of which is the Revolving Loan Commitment of such Revolving Loan Lender and (ii) the denominator of which is the aggregate Revolving Loan Commitments of all Revolving Loan Lenders;

and (~~b~~B) with respect to matters relating to any Term Loan, (i) the numerator of which is the Term Loan Commitment of such Term Loan Lender and (ii) the denominator of which is the aggregate Term Loan Commitments of all Term Loan Lenders~~.~~; and

(b) with respect to the Uncommitted Tranche, (i) the numerator of which is the Uncommitted Amount of such Lender and (ii) the denominator of which is the aggregate Uncommitted Amount of all of the Lenders in the Uncommitted Tranche.

Notwithstanding the foregoing, (x) with respect to the application of payments pursuant to Section 3.04(a)(i), (y) with respect to a mandatory prepayment being made pursuant to Section 2.01(~~d~~f) and (z) in the event the Commitments and Uncommitted Amounts of all Lenders have been terminated, “Pro Rata Share” shall mean the percentage obtained from the fraction: (i) the numerator of which is the sum of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) owed to such Lender; and (ii) the denominator of which is the aggregate Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) owed to all of the Lenders, provided that, to the extent there has been any Erroneous Payment Deficiency Assignment pursuant to Section 12.12 of this Credit Agreement, in connection with any payment by any Loan Party or sharing of payments hereunder, the Administrative Agent in its sole discretion may make corresponding adjustments to the Pro Rata Share of any Lender that is the Administrative Agent at the time of such Erroneous Payment Deficiency Assignment and the Lender that is the Payment Recipient with respect to such Erroneous ~~Deficiency~~ Payment Deficiency Assignment to reflect any imbalances in the percentages of the Principal Obligations owed to and Commitments of the Administrative Agent and such Lender as a result of such Erroneous ~~Deficiency~~ Payment Deficiency Assignment (including without limitation in connection with any fees paid in accordance with Section 2.11 hereof).

“Property” means any real property, improvements thereon and any leasehold or similar interest in real property which is owned, directly or indirectly, by any Borrower, or secures any investment of any Borrower.

“PTEs” is defined in Section 12.13 hereof.

“QB Guaranty” has the meaning provided in Section 6.01.

“Qualified Borrower” means any entity, which entity may be organized in the United States or outside of the United States, in which a Borrower owns a direct or indirect ownership interest or through which a Borrower will acquire an investment, the indebtedness of which entity can be guaranteed by the Borrowers pursuant to the terms of the Governing Agreements and other Constituent Documents of the Borrowers and which entity has executed a Qualified Borrower Note and in respect of which entity the Borrowers have executed a Borrower Guaranty.

“Qualified Borrower Note” means each promissory note executed and delivered by a Qualified Borrower, in substantially the form of Exhibit O attached hereto, the payment of which is guaranteed by the Borrowers pursuant to a Borrower Guaranty, as any such note may be amended, restated, reissued, extended or otherwise modified from time to time.

“Rated Included Investor” means any Investor that has a Rating (or that has a Credit Provider, Sponsor, or Responsible Party that has a Rating).

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program rating (for a governmental entity), or revenue bond rating (for an educational institution)) from either of S&P or Moody’s. When applied to any Investor or other entity under this Credit Agreement, if the Rating from S&P and Moody’s is not equivalent (i.e., split-rated), then the lower of the two Ratings shall apply, and if only one Rating is available, that Rating shall apply.

“Reference Time” with respect to any setting of the then-current Benchmark for Dollars means (a) if such Benchmark is a Term SOFR Rate then three (3) Business Days prior to (x) if the date of such setting is a Business Day, such date, or (y) if the date of such setting is not a Business Day, the Business Day immediately preceding such date and (b) otherwise, then the time determined by the Administrative Agent, including in accordance with the Benchmark Replacement Conforming Changes.

“Register” is defined in Section 13.14(d) hereof.

“Register of Mortgages and Charges” means the Register of Mortgages and Charges maintained by the applicable Loan Parties to comply with section 54 of the Companies Act (as amended) of the Cayman Islands.

“Regulation GG” means Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233).

“Regulation T,” “Regulation U,” and “Regulation X” means Regulation T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remedies Reallocation Period” means: (a) any period of time from and after the date that the Obligations have been accelerated pursuant to Section 11.02, (b) any period of time from and after the date that the Administrative Agent or any Lender has exercised any remedy set forth in this Credit Agreement or any other Loan Document against the Collateral, or (c) any period of time commencing from and after the date that insufficient funds are received by and available to the Administrative Agent to fully pay all amounts of principal, interest, fees and any other Obligations then due and payable hereunder and ending on the date that all such amounts then due and payable are satisfied in full.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Reallocation” has the meaning given to that term in Section 2.20.

“Reallocation Date” has the meaning given to that term in Section 2.20(b).

“Reallocation Request” means a reallocation request delivered pursuant to Section 2.20 substantially in the form set forth in Exhibit R.

“Request for Borrowing” means, with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice.

~~“Required Lenders” means: (a) if there is only one Lender, such Lender; and (b) if there is more than one Lender, (i) at any time that any Lender Commitments are effective and any Principal Obligation is outstanding or at any time that the Lender Commitments have been terminated, then two or more unaffiliated Lenders (other than Defaulting Lenders) owed an aggregate Pro Rata Share of more than 50% of the Principal Obligation outstanding and payable to all Lenders (other than Defaulting Lenders) at such time; or (ii) at any time any Lender Commitments remain effective but there is no Principal Obligation outstanding, two or more~~

~~unaffiliated Lenders (other than Defaulting Lenders) holding an aggregate Pro Rata Share of more than 50% of the aggregate Lender Commitments of all Lenders (other than Defaulting Lenders).~~

“Required Lenders” means, at any time: (A) with respect to the Committed Tranche (a) two or more Lenders (other than the Defaulting Lenders) holding an aggregate Pro Rata Share of greater than fifty percent (50%) of the Maximum Commitment (excluding the Commitments of any Defaulting Lenders); or (b) at any time that the Commitments are zero (0), two or more Lenders (other than the Defaulting Lenders) owed an aggregate Pro Rata Share of greater than fifty percent (50%) of the Obligations outstanding under the Committed Tranche at such time; provided that if at any time there is only one Lender party hereto, then “Required Lenders” shall mean such Lender and (B) with respect to the Uncommitted Tranche (a) two or more Lenders (other than the Defaulting Lenders) holding an aggregate Pro Rata Share of greater than fifty percent (50%) of the Maximum Uncommitted Amount (excluding the Uncommitted Amounts of any Defaulting Lenders); or (b) at any time that the Uncommitted Amounts are zero (0), two or more Lenders (other than the Defaulting Lenders) owed an aggregate Pro Rata Share of greater than fifty percent (50%) of the Obligations outstanding under the Uncommitted Tranche at such time; provided that if at any time there is only one Lender party hereto, then “Required Lenders” shall mean such Lender.

“Required Payment Time” means, with respect to any event or circumstance giving rise to a requirement of a Borrower to make any Mandatory Prepayment: (a) within two (2) Business Days of the occurrence of such event or circumstance, to the extent funds are available in the Collateral Accounts or any other account maintained by the Borrowers or the Guarantor; and (b) otherwise, to the extent that it is necessary for the Loan Parties to issue a Capital Call to fund any Mandatory Prepayment, within fifteen (15) Business Days of the occurrence of such event or circumstance as specified in the applicable Section herein (but, in any event, the Loan Parties shall issue such Capital Call and shall make such payment immediately after the related Capital Contributions are received).

“Reset Date” means the date falling on the fifteenth (15th) day of each calendar month (and if such day is not a Business Day, the next succeeding Business Day).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, any vice president, treasurer or authorized signatory, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership or exempted limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; (c) in the case of a limited liability company, the Responsible Officer of the managing member, acting on behalf of such managing member in its capacity as managing member; (d) in the case of an exempted company, any director, officer or authorized signatory; and with respect to any Person that is an entity, any Person that is an individual that is authorized to sign Borrowing Base Certificates on behalf of such Person that is an entity.

“Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself.

“Returned Capital” means, for any Investor, any part of any Capital Contribution that is actually redistributed to one or more Investors and added back to such Investor’s Unfunded Commitment; and in each case which amount has been set forth as “Returned Capital” on a certificate of a Loan Party delivered to the Administrative Agent, in the form of Exhibit F attached hereto (“Returned Capital Certificate”); provided that the failure of any Loan Party to deliver such certificate to the Administrative Agent shall result in the exclusion of such amount from “Returned Capital.”

“Revolving Loan” means a Loan made by the Revolving Loan Lenders to the Borrowers under the Committed Tranche pursuant to Section 2.02(a)(i) or under the Uncommitted Tranche pursuant to Section 2.02(b).

~~“Revolving Loan Available Commitment” means, at any time of determination, the lesser of: (i) the Revolving Loan Maximum Commitment at such time; and (ii) (x) the Borrowing Base then in effect, minus (y) the Term Loan Maximum Commitment.~~

“Revolving Loan Commitment” means with respect to the Committed Tranche, for each Revolving Loan Lender, the amount set forth as its Revolving Loan Commitment on Schedule 1.01 or on its respective Assignment and Assumption Agreement or Lender Joinder Agreement, as the same may be (a) reduced from time to time by the Borrowers pursuant to Section 3.06, or (b) reduced or increased from time to time by assignment by such Revolving Loan Lender pursuant to Section 13.14(b).

“Revolving Loan Lender” means a Revolving Loan Lender with Revolving Loan Commitments or Uncommitted Amounts, in each case, as set forth on Schedule 1.01 and each other Revolving Loan Lender that becomes party to this Credit Agreement in accordance with the terms hereof.

“Revolving Loan Maximum Commitment” means with respect to the Committed Tranche, the total Revolving Loan ~~Commitment~~Commitments of the Revolving Loan Lenders as set forth on Schedule 1.01~~, as such amount may be~~ or on its respective Assignment and Assumption Agreement or Lender Joinder Agreement, as the same may be (a) reduced from time to time by the Borrowers pursuant to Section 3.06, or (b) reduced or increased from time to time by assignment by such Revolving Loan Lender pursuant to Section 13.14(b).

“Revolving Loan Principal Obligations” means the aggregate outstanding principal amount of the Revolving Loans under the Committed Tranche.

“Revolving Loan Payment Date” means ~~the tenth (10th~~(a) with respect to any Revolving Loan (other than an Alternate Base Rate Loan), the last day of each Interest Period for each Revolving Loan (or if such day is not a Business Day, on the next succeeding Business Day) and (b) with respect to any Alternate Base Rate Loan, the sixth (6th) Business Day following the expiry of each Interest Period applicable thereto (or if such day is not a Business Day, on the next succeeding Business Day).

“RIC” means a Person that qualifies as a “regulated investment company” within the meaning of Section 851(a) and Section 851(b) of the Internal Revenue Code and that is taxable under Section 852(b) of the Internal Revenue Code by reason of having satisfied the conditions contained in Section 852(a) of the Internal Revenue Code.

“RIC Distribution Notice” means a written notice setting forth the calculation of any Permitted RIC Distribution with respect to the Initial Borrower and certifying that such Initial Borrower remains a “regulated investment company” under Subchapter M of the Internal Revenue Code.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Person” means any Person that is a target of Sanctions, including (a) Persons on any list of targets identified or designated pursuant to any Sanctions; (b) Persons located, organized under the laws of, or resident in countries, or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are the government (as defined in the relevant Sanction(s)) of a country or territory that is the subject of Sanctions prohibiting all transactions or dealings with such a government, (d) Persons that are a target of or subject to Sanctions due to their ownership or control by any of the foregoing parties (a) through (c) herein; or (e) otherwise a target or subject of Sanctions, including vessels and aircraft that are blocked under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; (e) Japan, including the Ministry of Finance Japan and the Ministry of Economy, Trade and Industry; and (f) any other governmental authorities with jurisdiction over any Lender or Credit Provider or any of their Subsidiaries or their respective Related Parties.

“Secured Parties” means the Administrative Agent, the Arranger, the Lenders and each Indemnitee.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Security Agreements” means the Borrower Security Agreement and the Guarantor Security Agreement.

“Side Letter” means any side letter by and between an Investor and a Loan Party that amends any Governing Agreement with respect to such Investor’s obligations thereunder.

“Sixth Amendment Effective Date” means the date on which the Administrative Agent has received or waived all conditions precedent to that certain Sixth Amendment to Committed and Uncommitted Term and Revolving Credit Agreement entered into between, among others, the parties to this Credit Agreement, being October 30, 2025.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Loan Party, as of any date of determination, that as of such date:

(a) the fair value of the assets of such Loan Party (on a going concern basis) and including, with respect to all Loan Parties, the aggregate Unfunded Commitments, is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party;

(b) the fair value of the assets of such Loan Party (on a going concern basis) and including, with respect to all Loan Parties, the aggregate Unfunded Commitments, is not less than the amount that will be required to pay the probable liability of the Loan Parties on their debts as they become absolute and matured;

(c) such Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and

(d) such Loan Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets and, with respect to the Loan Parties, the aggregate Unfunded Commitments, would constitute unreasonably small capital.

For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency.

“Sponsor” of an ERISA Investor means a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan.

“Stated Maturity Date” means ~~July 10~~April 29, ~~2026~~2027, subject to the Borrowers’ extension of such date under Section 2.19; provided, however, that, if such date is not a Business Day, the Stated Maturity Date shall be the next preceding Business Day.

“Subordinated Claims” means, with respect to Investors and the Loan Parties, all debts and liabilities between or among any two or more of such Persons, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Person or Persons thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by a Loan Party (including, without limitation, by setoff pursuant to the terms of any applicable agreement). Subordinated Claims shall include without limitation all rights and claims of any Loan Party against an Investor under the Governing Agreements, the Subscription Agreements, if any, or any Side Letters.

“Subscription Agreement” means a Subscription Agreement executed by an Investor in connection with the subscription for Investor Interests in a Loan Party.

“Subsequent Investor” is defined in Section 10.06(d) hereof.

“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrowers.

“SuMi TRUST” is defined in the preamble to this Credit Agreement.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc.,

any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any ~~Master Agreement~~such master agreement.

“Swap Obligation” is defined in the definition of “Excluded Swap Obligations”.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts: (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under: (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” or “Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means a Loan made by the Lenders to the Borrowers pursuant to Section ~~2.1~~2.01(a)(ii) or Loans that are reallocated pursuant to Section 2.20. “Term Loans” mean, where the context requires, all Term Loans, collectively.

“Term Loan Availability Period” means the period commencing on the Fifth Amendment Effective Date and ending on August 15, 2025~~;~~, including, for the avoidance of doubt, effective date of any Reallocation from the Uncommitted Tranche to the Committed Tranche pursuant to Section 2.20.

~~“Term Loan Available Commitment” means, at any time of determination, the lesser of: (a) the Term Loan Maximum Commitment at such time; and (b) (i) the Borrowing Base then in effect, minus (ii) the Revolving Loan Maximum Commitment.~~

“Term Loan Commitment” means, with respect to the Committed Tranche, for each Term Loan Lender, the amount set forth as its Term Loan Commitment on Schedule 1.01 or on its respective Assignment and Assumption Agreement or Lender Joinder Agreement, as the same may be (a) reduced from time to time by the Borrowers pursuant to Section 3.06, (b) increased by the Borrowers from time to time pursuant to Section 2.20 or (c) reduced or increased from time to time by assignment by such Term Loan Lender pursuant to Section 13.14(b).

“Term Loan Lender” means a Term Loan Lender with Term Loan Commitments as set forth on Schedule 1.01 and each other Term Loan Lender that becomes party to this Credit Agreement in accordance with the terms hereof.

“Term Loan Maximum Commitment” means, with respect to the Committed Tranche, the total Term Loan Commitment of the Term Loan Lenders, as set forth on Schedule 1.01~~, as such amount may be~~ or on its respective Assignment and Assumption Agreement or Lender Joinder Agreement, as the same may be (a) reduced from time to time by the Borrowers pursuant to Section 3.06, (b) increased from time to time by the Borrowers pursuant to Section 2.20 or (c) reduced or increased from time to time by assignment by such Term Loan Lender pursuant to Section 13.14(b).

“Term Loan Principal Obligations” means the aggregate outstanding principal amount of the Term Loans under the Committed Tranche.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) is ever less than zero (0), then Term SOFR will be deemed to be zero (0).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to the Term SOFR Rate for a particular Interest Period.

“Term SOFR Rate” means, with respect to any Term SOFR Loan for any Interest Period, the rate per annum equal to Term SOFR; provided, that, if the Term SOFR Rate shall be less than zero (0), such rate shall be deemed to be zero (0) for all purposes of this Credit Agreement; provided, further, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent so long as the Borrowers are not materially prejudiced thereby.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means an amount equal to $25,000,000.

“Tranche” means the Committed Tranche and the Uncommitted Tranche.

“Trust Agreement” has the meaning given to that term in the definition of Governing Agreements.

“Type of Loan” means any type of Loan (i.e., an Alternate Base Rate Loan or Term SOFR Loan).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UCC” means the Uniform Commercial Code.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncalled Commitment” means, with respect to any Investor at any time, such Investor’s uncalled Capital Commitment.

“Uncommitted Amount” means with respect to the Uncommitted Tranche, for each Lender who, in its sole and absolute discretion, elects to participate the amount set forth as its Uncommitted Amount on Schedule 1.01 or on its respective Assignment and Assumption Agreement or Lender Joinder Agreement, as the same may be (a) reduced from time to time by the Borrowers pursuant to Section 3.06, or (b) reduced or increased from time to time by assignment by such Lender pursuant to Section 13.14(b).

“Uncommitted Arrangement Fee Payment Date” means, with respect to any Loan made under the Uncommitted Tranche, the start date of the initial purchase, funding, conversion or the Reallocation Date, as applicable, of such Loan

“Uncommitted Rollover Fee Payment Date” means, with respect to any Loan made under the Uncommitted Tranche that is rolling over to the next Reset Date, the payment date shall be the preceding Reset Date.

“Uncommitted Tranche” means the uncommitted tranche of Uncommitted Amounts under this Credit Facility in which all applicable Lenders (other than Lenders who are exclusively participating in the Committed Tranche) may elect (in their sole and absolute discretion) to participate in funding Loans pursuant to Section 2.01(b) and Section 2.02(b) hereof and the reallocation of Loans pursuant to Section 2.20.

“Unfunded Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Commitment minus the aggregate Capital Contributions made to any such Loan Party by such Investor, as applicable, plus Returned Capital (if any) attributed to such Investor, but “Unfunded Commitment” shall not include that portion of an Investor’s Uncalled Commitment that is, at such time, subject to a Pending Capital Call; and collectively of all Investors, the “Unfunded Commitments”.

“Withdrawal Election” means, with respect to any Investor, its written election to withdraw from the Initial Borrower pursuant to Section 4.4 of the applicable Governing Agreement (or the corresponding section in any applicable Constituent Document).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Definitional Provisions. All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

(a) Defined terms used in the singular shall import the plural and vice versa.

(b) The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “shall” is and will be construed to have the same effect as the word “will”.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Any reference to the knowledge of any Loan Party shall mean the knowledge of any executive officer or trustee of the relevant Loan Party, the Investment Advisor or the Investment Manager thereof (as applicable).

(i) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

(j) References in this Credit Agreement to any act, omission or holding or dealing with any property by any party which is an exempted limited partnership formed and registered in the Cayman Islands shall be deemed to refer to an act omission or holding or dealing with such property by such party’s general partner, acting solely in its capacity as general partner of such exempted limited partnership.

1.03 Times of Day. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York.

1.04 Administrative Agent’s Liability. The Administrative Agent does not warrant, nor accept responsibility for, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR”, “Term SOFR” or , herein or with respect to any comparable or successor rate thereto.

1.05 Accounting Terms. Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Borrower and the Guarantor, except as otherwise specifically prescribed herein. Except as otherwise expressly set forth herein, notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470‑2047 on financial liabilities shall be disregarded. No operating leases shall be treated as Indebtedness nor as a Capital Lease but shall instead continue to be treated as an operating lease, in each case, for purposes of this Credit Agreement, notwithstanding any actual or proposed changes in GAAP and notwithstanding ASC 805 or related accounting principles.

(a) Changes in Generally Accepted Accounting Principles. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Parties or Required

Lenders shall so request, Administrative Agent, Lenders and Borrower Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended: (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; and (ii) the Borrower Parties shall provide to Administrative Agent and Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.06 Change of Currency. Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as Administrative Agent and the Borrowers may, from time to time, acting reasonably, agree upon in order to reflect a change in currency of any applicable country and any relevant market conventions or practices relating to the change in currency.

1.07 [Reserved].

1.08 Rates. In the event that any then-current Benchmark is no longer available or in certain other circumstances set forth in Section 4.03 hereof, such Section 4.03 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrowers, pursuant to Section 4.03 hereof, of any change to the reference rate upon which the interest rate on Term SOFR Loans and Alternate Base Rate Loans (when determined by reference to clause (iii) of the definition of “Alternate Base Rate”) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.03, will be similar to, or produce the same value or economic equivalence of any other Benchmark, or have the same volume or liquidity as did such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to one or more Loan Parties. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and has and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.09 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

2. LOANS.

2.01 The ~~Lender Commitments~~Committed Tranche and the Uncommitted Tranche.

(a) Committed ~~Amount~~Tranche. Subject to the terms and conditions herein set forth, (i) the Revolving Loan Lenders agree, during the Availability Period, to extend to the Borrowers ~~a revolving line of credit~~Revolving Loans under the Committed Tranche; and (ii) each Term Loan Lender agrees, during the Term Loan Availability Period, to make one or more term loans to the Borrowers in a principal amount equal to the Term Loan Maximum Commitment minus the amount of any Term Loan Principal Obligations outstanding at such time under the Committed Tranche.

(b) Uncommitted Tranche. Subject to the terms and conditions herein set forth, each Lender who, in its sole and absolute discretion agrees to participate in the Uncommitted Tranche agrees, during the Availability Period, on an uncommitted and absolutely discretionary basis, to consider making Revolving Loans to the Borrowers in a principal amount equal to the Maximum Uncommitted Amount minus the amount of any Principal Obligations outstanding at such time under the Uncommitted Tranche.

(c) ~~(b)~~ Limitation on Borrowings. Notwithstanding anything to the contrary herein contained, the Lenders shall not be required to advance any Borrowing, conversion or continuation hereunder, if:

(i) after giving effect to such Borrowing, conversion or continuation requested by the Borrowers, (A) ~~(w~~with respect to any Loan made under the Committed Tranche, the Principal Obligations under the Committed Tranche would exceed the Available Commitment as of such date, (B) with respect to any Loan made under the Uncommitted Tranche, the Principal ~~Obligation~~Obligations under the Uncommitted Tranche would exceed the Available ~~Commitment, (x) with respect to any Term Loan, the Term Loan Principal Obligations would exceed the Term Loan Available Commitment or (y) with respect to any Revolving Loan, the Revolving Loan Principal Obligations would exceed the Revolving Loan Available Commitment; or (B) (x) with respect to any Term Loan, the Term Loan Principal Obligations owed to any Lender would exceed the Term Loan Commitment of such Lender, (y) with respect to any Revolving Loan, the Revolving Loan Principal Obligations owed to any Lender would exceed the Revolving Loan Commitment of such Lender or (z)~~Uncommitted Amount or (C) with respect to any Loan, (y) the Principal Obligations would exceed the Available Amount or (z) the Principal Obligations combined with all other Indebtedness of the Borrowers would exceed the Debt Limitations;

(ii) a Managing Entity or the Initial Borrower has delivered to: (A) the Administrative Agent a notice that indicates that it reasonably believes that the assets of its respective Loan Party or the Initial Borrower (as applicable) constitute Plan Assets or (B) an Investor a Plan Asset Notice;

(iii) any portion of such Loan(s) shall to the knowledge of the applicable Loan Party be used for an investment in any country that is subject to embargo or trade sanctions enforced by OFAC; ~~or~~

(iv) an Event of Default or a Potential Default exists~~.~~; or

(v) solely with respect to a Borrowing, conversion or continuation requested by the Borrowers under the Uncommitted Tranche:

(A) at any the time of such request the aggregate Revolving Loan Principal Obligations do not exceed fifty percent (50%) of the Revolving Loan Maximum Commitment; and

(B) on or before the date such Borrowing, conversion or continuation, the Administrative Agent shall not have received payment of all fees in connection therewith as set forth in any applicable Fee Letter.

(d) ~~(c)~~ Term Loans. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

(e) Uncommitted Tranche Revolving Loans. Amounts prepaid or repaid in respect of Revolving Loans under the Uncommitted Tranche may not be reborrowed without the consent of the applicable Revolving Loan Lenders.

(f) ~~(d)~~ Mandatory Prepayment.

(i) Borrowing Base Deficit. If, on any day, the Principal ~~Obligation exceeds~~Obligations exceed the Available ~~Commitment~~Amount (such an event, a “Borrowing Base Deficiency”), including, without limitation, as a result of an Exclusion Event then the Borrowers or the applicable Qualified Borrower shall pay ~~on~~without further demand such excess (a “Mandatory Prepayment”) ~~such excess~~ to the Administrative Agent, for the benefit of the ~~Term Loan Lenders or Revolving Loan Lenders, as applicable, in immediately available funds: (A) promptly on demand (but in no event later than two (2) Business Days after such demand), to the extent such funds are immediately available in any Collateral Account; or (B) within fifteen (15) Business Days of demand to the extent that it is necessary for the Borrowers to issue Capital Call Notices to fund such required payment~~Secured Parties by the Required Payment Time (and the Borrowers shall issue such Capital Call Notices during such time, and shall pay such excess immediately after the Capital Contributions relating to such Capital Call Notice are received).

(ii) Exchange Listing. On the date falling thirty (30) Business Days prior to the consummation of an Exchange Listing, the Credit Facility will be cancelled and all outstanding Obligations shall become immediately due and payable.

(iii) Term Loans. On or before the Maturity Date, the Term Loans shall be repaid in full, to the extent not prepaid pursuant to Section 3.05 or terminated pursuant to Section 3.06.

Any prepayment made under Section ~~2.1~~2.01(~~d~~f)(i) or (ii), shall ~~first~~, to the extent of the amount thereof, be applied ~~firstly~~ against the ~~Revolving Loan~~ Principal Obligations ~~and, if such Borrowing Base Deficiency is not cured, secondly against the Term Loan Principal Obligations~~outstanding based on the Pro Rata Share of each Lender, provided that following the occurrence and continuation of any Event of Default, any such prepayment shall be applied in accordance with Section ~~3.4~~3.04(a)(i).

2.02 Commitments and Uncommitted Amounts.

(a) ~~2.02 Revolving Credit Commitment.~~ Subject to the terms and conditions herein set forth, (a) each Revolving Loan Lender severally agrees, on any Business Day during the Availability Period, to make Revolving Loans under the Committed Tranche to the Borrowers at any time and from time to time in an aggregate principal amount at any one time outstanding up to such Lender’s Revolving Loan Commitment at any such time; provided that, after making any such Loan~~: (i)~~  such Lender’s Pro Rata Share of the Principal Obligations with respect to Revolving Loans would not exceed such Lender’s Revolving Loan ~~Commitment and (ii) the Principal Obligations with respect to Revolving Loans would not exceed the Revolving Loan Available~~ Commitment and (b) each Term Loan Lender agrees to make one or more Term Loans to the Borrowers on any Business Day during the Term Loan Availability Period in a principal amount equal to the Term Loan Maximum Commitment minus the amount of any Term Loan Principal Obligations outstanding at such time, which Term Loan may only be incurred during the Term Loan Availability Period; provided that, after making any such Term Loan~~: (i)~~  such Lender’s Pro Rata Share of the Principal Obligations with respect to Term Loans would not exceed such Lender’s Term Loan Commitment~~,~~ and (ii) ~~the Principal Obligations with respect to Term Loans would not exceed the Term Loan Available Commitment, (iii)~~ such Term Loans may only be incurred or maintained as Term SOFR Loans and (~~iv~~iii) such Term Loans shall be repaid in accordance with Section 2.01(~~d~~f)(iii). Subject to the foregoing limitation, the conditions set forth in Section 7 and the other terms and conditions hereof, the Borrowers may borrow, repay without penalty or premium, and re-borrow Revolving Loans hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2.02 shall be made ratably by the Lenders in proportion to each Lender’s Pro Rata Share of the Available Commitment. Any amounts borrowed under any Term Loan and then repaid or prepaid may not be reborrowed. Any amounts borrowed under the Uncommitted Tranche as Revolving Loans and then repaid or prepaid may not be reborrowed without the consent of the applicable Revolving Loan Lenders. For the avoidance of doubt, (x) a ~~Commitment~~ Reallocation Request with respect any Loan shall not be deemed to be a repayment or prepayment thereon, (y) no Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.06(a) hereof would exceed the Maximum Rate in effect with respect to such Loan and (z) no Term Loan Lender shall be obliged to fund any Term Loan after the end of the Term Loan Availability Period (it being understood and agreed that this clause (z) shall not apply on the ~~applicable Increase Effective Date~~effective date of any Reallocation to the extent any Lender ~~makes an additional~~increases its Term Loan Commitment ~~pursuant to Section 2.18 or pursuant to any Commitment Reallocation~~ pursuant to Section 2.20 hereof).

(b) Subject to the terms and conditions herein set forth, (a) each Revolving Loan Lender severally agrees, on any Business Day during the Availability Period to, on an uncommitted and absolutely discretionary basis, consider making Revolving Loans under the Uncommitted Tranche, to the Borrowers at any time and from time to time, at each Lender’s sole discretion, in an aggregate principal amount up to such Lender’s Uncommitted Amount at any such time; provided that, after making any such Loan: (i) such Lender’s Pro Rata Share of the Principal Obligations with respect to Loans made under the Uncommitted Tranche would not exceed such Lender’s Uncommitted Amount, (ii) the Principal Obligations with respect to Loans made under the Uncommitted Tranche would not exceed the Available Uncommitted Amount and (iii) the Principal Obligations would not exceed the Available Amount.

2.03 Borrowings, Conversions and Continuations of Loans.

(a) Request for Borrowing. Each Borrowing, each conversion of Loans from one Type of Loan to the other, and each continuation of Term SOFR Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by email. Each such notice (i) must be received by the Administrative Agent not later than ~~(i)~~ 11:00 a.m. at least (A) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Alternate Base Rate Loans ~~and (ii)~~under the Committed Tranche or (B) five (5) Business Days prior to the requested date of any Borrowing of or continuation of Term SOFR Loans under the Uncommitted Tranche and (ii) must be received by the Administrative Agent not later than 11:00 a.m. at least one (1) Business Day prior to the requested date of any Borrowing of Alternate Base Rate Loans under the Committed Tranche; provided that, with the consent of the Lenders, Borrowing of Alternate Base Rate Loans under the Committed Tranche shall be made on a same-day basis if such notice is received by the Administrative Agent not later than 10:00 a.m. on the day of such Borrowing. Each emailed notice by any Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers (and each Loan Notice submitted by a Qualified Borrower must be countersigned by a Responsible Officer of the Borrowers), unless otherwise agreed by the Administrative Agent. Each Loan Notice (whether emailed or written) shall specify: (A) whether the Borrowers are requesting a Borrowing, a conversion of a Loan from one Type of Loan to the other, or a continuation of a Term SOFR Loan; (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day); (C) the principal amount of the Loan to be borrowed, converted or continued; (D) the Type of Loan to be borrowed or to which existing Loan is to be converted; (E) the Interest Period for any Term SOFR Loan; (F) whether such Loan will be a Revolving Loan or a Term Loan; ~~and~~ (G) to which account the proceeds of such Borrowing, conversion or continuation should be directed (H) whether such Borrowing, conversion or continuation is being requested under the Committed Tranche or the Uncommitted Tranche and (H) solely with respect to the Uncommitted Tranche, such Loan Notice shall be counter-signed by the applicable Lenders participating in the Uncommitted Tranche. If the Borrowers fail to specify a Type of Loan in a Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion, then the applicable Loan shall be made as, or converted to, a Term SOFR Loan. Any such automatic conversion to a Term SOFR Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loan. If the Borrowers fail to give timely notice requesting a continuation of Term SOFR Loans, then such Term SOFR Loan shall be automatically renewed with the same Interest Period. Each Loan Notice submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 7.01 and 7.02 have been satisfied on and as of the date of the applicable Borrowing, conversion or continuation.

(b) Additional Certification to be Submitted with Request for Borrowing; Consequences of Investment Exclusion Event. Together with each Request for Borrowing, the Borrowers shall deliver a certification: (A) listing the then current ~~Included Investors, Designated~~Borrowing Base Investors and Excluded Investors, and the amount of their respective Unfunded Commitments (after giving immediate effect to the Borrowing in question); (B) confirming that a Borrowing Base Deficiency will not exist after giving immediate effect to the Borrowing in question; and (C) either: (1) listing the Investors which have exercised, or with respect to which there has occurred or would occur, an Investment Exclusion Event with respect to the applicable Request for Borrowing; or (2) stating that no Investment Exclusion Event has occurred with respect to such Borrowing. To the extent such certification cannot be made, such certification shall be given setting forth in reasonable detail the exceptions thereto.

(c) Administrative Agent Notification of the Lenders. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Term SOFR Loans or automatic continuation as a Term SOFR Loan, as applicable, as described in Section 2.03(a).

(d) Tranches; Obligation to Fund. Notwithstanding anything to the contrary contained herein, the Borrowers shall not have the right to have more than twenty (20) Term SOFR Loans in the aggregate outstanding hereunder at any one time during the Availability Period, nor shall any Lender be obligated to fund any Loan if the interest rate applicable thereto under Section 2.06(a) hereof would exceed the Maximum Rate in effect with respect to such Loan.

(e) Continuations and Conversions of Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted to an Alternate Base Rate Loan only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Potential Default or an Event of Default, no Loans may be requested as Term SOFR Loans without the consent of the Required Lenders. During the existence of an Event of Default, solely if any of the Obligations have been declared due and payable or the Lenders have otherwise exercised their rights to terminate their ~~commitments~~Commitments or Uncommitted Amounts, in each case pursuant to Section 11.02, no Loans may be converted to or continued as Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Term SOFR Loans that have not been declared due and payable be prepaid on the last day of the then current Interest Period with respect thereto.

2.04 Minimum Loan Amounts. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount that is an integral multiple of $100,000 and not less than $500,000, and each Borrowing of, conversion to or continuation of Alternate Base Rate Loans shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.

2.05 Funding.

(a) Funding by the Lenders; Presumption by the Administrative Agent. Each Lender shall make the proceeds of its Pro Rata Share of each Borrowing under each Tranche available to the Administrative Agent at the Administrative Agent’s Office for the account of the Borrowers no later than 2:00 p.m. in the case of any Loan on the borrowing date, in each case upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall promptly deposit such proceeds in immediately available funds in a Borrower’s account specified in the Loan Notice, or, if requested by the Borrowers in the Loan Notice, shall wire transfer such funds as requested. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to the Administrative Agent on the applicable borrowing date, and the Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the Borrowers a corresponding amount.

(b) Failure of Lender to Fund. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to the Administrative Agent on the applicable borrowing date, then the Administrative Agent may recover the applicable amount on demand from such Lender, together with interest at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period commencing on the date the amount was made available to the Borrowers by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date the Administrative Agent recovers the amount from the Borrowers. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) Obligations of the Lenders Several. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. Each Lender hereunder shall be liable to the Borrowers only for the amount of its respective Lender Commitment and, in the sole discretion of any such Lender, only for the amount of its respective Uncommitted Amount.

2.06 Interest.

(a) Interest Rate. Subject to the provisions of clause (b) below: (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR Rate for such Interest Period plus the Applicable Margin, (ii) with respect to Alternate Base Rate Loans, the Alternate Base Rate in effect from day to day plus the Applicable Margin. At any time, each Loan shall have only one (1) Interest Period and one (1) Interest Option. Notwithstanding anything to the contrary herein or in any other Loan Document, in no event shall the interest rate hereunder exceed the Maximum Rate.

(b) Default Rate. (i) If any amount of principal of the Obligation is not paid when due (without regard to any applicable grace periods), then (in lieu of the interest rate provided in Section 2.06(a) above) such amount shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate; (ii) if any amount (other than principal of the Obligation) payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (in lieu of the interest rate provided in Section 2.06(a) above), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Alternate Base Rate in effect on such day plus 2%; and (iii) upon the request of Required Lenders, while any Event of Default exists, then (in lieu of the interest rate provided in Section 2.06(a) above) the principal amount of the Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived.

2.07 Determination of Rate. Each change in the rate of interest for any Borrowing consisting of Alternate Base Rate Loans shall become effective, without prior notice to any Loan Party, automatically as of the opening of business of the Administrative Agent on the date of said change. Interest on the unpaid principal balance of (i) each Term SOFR Loan and Alternate Base Rate Loan bearing interest based off SOFR shall be calculated on the basis of the actual days elapsed in a year consisting of three hundred sixty (360) days and (ii) each Alternate Base Rate Loan (other than when the Alternate Base Rate is calculated based off SOFR) shall be calculated on the basis of the actual days elapsed in a year consisting of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

2.08 [Reserved].

2.09 Payment of Borrower Guaranties. In consideration of Lenders’ agreement to advance funds to a Qualified Borrower hereunder, and to accept Borrower Guaranties in support thereof, each Borrower hereby authorizes, empowers, and directs Administrative Agent, for the benefit of Lender, to disburse directly to Lenders, with notice to the Borrowers, in immediately available funds, an amount equal to the amount due and owing under any Qualified Borrower Note or Borrower Guaranty, together with all interest, costs, expenses and fees due to Lenders pursuant thereto in the event Administrative Agent shall have not received payment of such Qualified Borrower Note when due. Administrative Agent will promptly notify the Borrowers of any disbursement made to Lenders pursuant to the terms hereof, provided that the failure to give such notice shall not affect the validity of the disbursement. Any such disbursement made by Administrative Agent to Lenders shall be deemed to be a Term SOFR Loan (subject to Section 2.01(~~d~~f)), and the Borrowers shall be deemed to have given to Administrative Agent, in accordance with the terms and conditions of Section 2.03(a), a Loan Notice with respect thereto. Administrative Agent may conclusively rely on Lenders as to the amount due to Lenders under any Qualified Borrower Note or Borrower Guaranty.

2.10 Use of Proceeds. The proceeds of the Loans shall be used solely for the purposes permitted under each Governing Agreement. Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to any Borrower Party’s use of the proceeds of the Loans, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not any Borrower Party’s use of the proceeds of the Loans are for purposes permitted under any Governing Agreement. Nothing, including, without limitation, any Borrowing, any conversion or continuation thereof, or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any investment by any Borrower is permitted by the terms of any Governing Agreement. Each Borrower Party agrees to respond promptly to any reasonable requests for information related to its use of any Borrowing proceeds to the extent required by any Lender in connection with such Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. §371c) and Regulation W. No Borrower Party shall use the proceeds of any Borrowing hereunder to purchase any asset or securities from any entity that to the knowledge of such Borrower Party is a Lender’s “affiliate” as such term is defined in Regulation W.

2.11 Unused Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the account of each Lender, according to its Pro Rata Share, an unused commitment fee on the daily amount of the Revolving Loan Maximum Commitment with respect to the Committed Tranche which was unused (through the extension of Revolving Loans) during the immediately preceding calendar quarter, at the rate of:

~~(a) from the Closing Date to June 30, 2025, twenty-five basis points (0.25%) per annum on the average daily amount of the unused Commitment; and~~

~~(b) on and following July 1, 2025:~~

(i) twenty-five basis points (0.25%) per annum on the average daily amount of the unused Revolving Loan Commitment of each Revolving Loan Lender if such unused Revolving Loan Commitment is less than or equal to fifty percent (50%) of the Revolving Loan ~~Available~~Maximum Commitment; or

(ii) ~~35~~thirty-five basis points (0.35%) per annum on the average daily amount of the unused Revolving Loan Commitment if such unused Revolving Loan Commitment of each Revolving Loan Lender is greater than fifty percent (50%) of the Revolving Loan ~~Available~~Maximum Commitment;

in each case during the immediately preceding quarter calculated on the basis of actual days elapsed in a year consisting of 360 days and payable quarterly in arrears on the sixth Business Day following the end of each calendar quarter for the preceding calendar quarter. The Borrowers and the Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower Parties as described herein and for no other purposes.

2.12 Administrative Agent Fees. The Borrowers shall pay to Administrative Agent fees in consideration of the arrangement of the Lender Commitments and Uncommitted Amounts and administration of this Credit Agreement, which fees shall be payable in amounts and on the dates agreed to among the Borrowers and Administrative Agent in the Fee Letter.

2.13 [Reserved].

2.14 Computation of Interest and Fees. All computations of interest for Alternate Base Rate Loans (other than when the Alternate Base Rate is calculated based off SOFR) shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. Each Term SOFR Loan and Alternate Base Rate Loan bearing interest based off SOFR shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365) day year). Interest shall accrue on each Loan from and including the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.04 bear interest for one (1) day.

2.15 [Reserved].

2.16 [Reserved].

2.17 Joinder of Borrowers. An Additional Borrower will become a Borrower hereunder on a several and not joint basis, provided that the Obligations of each Borrower shall be cross-secured by the Unfunded Commitments of each Borrower, and will thereafter be subject to the terms and conditions contained herein as if it were an original signatory hereto as a Borrower upon (a) delivery of Borrower Joinder Agreement duly executed by all parties thereto, (b) to the extent requested by any Lender, delivery by the Borrowers of one or more Notes, and (c) satisfaction of the conditions precedent with respect to such Additional Borrower described in Sections 7.01(b), (c), (d), (e), (f), (g), (h), (i), (j), (k), 7.01(l), (n), (o), and 7.01(r), and if applicable, Sections 7.01(p) and 7.01(q) hereof (including, without limitation, any documents to satisfy the requirements of KYC Compliance of all the Lenders).

2.18 [Reserved]

~~2.18 Increase in the Maximum Commitment.~~

~~(a) Request for Increase. Provided there exists no Event of Default or Potential Default, and subject to compliance with the terms of this Section 2.18, with the consent of the Administrative Agent, such consent to be given in its sole and absolute discretion, the Borrower Parties may increase the Maximum Commitment (including the Revolving Loan Maximum Commitment or the Term Loan Maximum Commitment) to an amount not exceeding $700,000,000. Such increase may be done in one or more requested increases, in $25,000,000 increments, or such lesser amount to be determined by the Administrative Agent (each such increase, shall be referred to herein as a “Facility Increase”).~~

~~(b) Effective Date. The Administrative Agent shall determine the effective date of any Facility Increase (the “Increase Effective Date”) which (unless otherwise agreed in writing by the Administrative Agent) shall be no less than ten (10) Business Days after receipt of a Facility Increase Request and shall notify the Borrower Parties and the Lenders of the Increase Effective Date.~~

~~(c) Conditions to Effectiveness of Increase. The following are conditions precedent to such increase:~~

~~(i) the Borrower Parties shall deliver to Administrative Agent a Facility Increase Request and resolutions adopted by the Borrower Parties approving or consenting to such increase, certified by a Responsible Officer of the Borrower Parties that such resolutions are true and correct copies thereof and are in full force and effect; provided that such resolutions may be the resolutions delivered on the Closing Date pursuant to Section 7.01(g);~~

~~(ii) on or prior to the proposed date of such Facility Increase, the Borrower Parties shall have paid to the Administrative Agent the Facility Increase Fee;~~

~~(iii) if requested by any Lender, the Borrower Parties shall execute replacement Notes payable to the Administrative Agent reflecting the Facility Increase;~~

~~(iv) as of the effective date of such increase and immediately after giving effect thereto, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to the Administrative Agent in writing and that do not constitute a Potential Default or Event of Default or to the extent that such representations and warranties expressly relate to an earlier or other specific date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;~~

~~(v) no Potential Default or Event of Default shall have occurred and be continuing on the date on which the Facility Increase Request is delivered or immediately after giving effect to the Facility Increase;~~

~~(vi) on the Increase Effective Date, (x) an existing Lender or Lenders shall increase its Commitment to support any Facility Increase, in its sole discretion, and/or (y) an additional Lender or Lenders shall have joined the Credit Facility and, after giving effect thereto, the aggregate Commitments of such increasing and additional Lenders shall be at least equal to the amount of such Facility Increase; and~~

~~(vii) the Borrower Parties shall have delivered to the Lenders a new or updated Beneficial Ownership Certification, as applicable, in relation to each Borrower Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent prior to the Increase Effective Date.~~

~~For the avoidance of doubt, any Facility Increase will be on the same terms as contained herein with respect to the Credit Facility. No Lender will be required to commit, nor shall any Lender have any preemptive right, to provide any portion of any Facility Increase.~~

~~For the avoidance of doubt, no legal opinions will be required as a condition precedent to a Facility Increase pursuant to this Section 2.18 unless an opinion issued with respect to a Borrower excludes coverage of any such Facility Increase, in which case, the Administrative Agent may elect in its discretion to require a legal opinion with respect to such Borrower.~~

~~(d) Reallocation Following Facility Increase. On any Increase Effective Date with respect to any Facility Increase (whether pursuant to a new Lender joining the Credit Facility or an existing Lender increasing its Commitment), the Administrative Agent will reallocate the outstanding Loans hereunder (including any Loans made by any new or increasing Lender pursuant to this Section 2.18) such that, after giving effect thereto, the ratio of each Lender’s (including each new or increasing Lender’s) share of outstanding Loans its share of Commitments is the same as that of each other Lender. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a new or increasing Lender. In connection with any such reallocation of the outstanding Loans, the (i) Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.03 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrower Parties shall pay (i) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (ii) any amounts due pursuant to Section 4.05 as a result of such reallocation occurring on any date other than an Interest Payment Date. On each Increase Effective Date, Schedule 1.01 hereof shall be amended and restated in its entirety and replaced with Exhibit B to any relevant Facility Increase Request.~~

2.19 Extension of Maturity Date. The Borrowers shall have an option to extend the Stated Maturity Date for two (2) additional terms, in each case, not longer than three hundred sixty-four (364) days, subject to satisfaction of the following conditions precedent:

(a) Consent of Lenders and Administrative Agent. Each of the Lenders (subject to the last paragraph of this Section 2.19) and the Administrative Agent consent to the extension in their sole discretion;

(b) Representations and Warranties. As of the effective date of such extension and immediately after giving effect thereto, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to the Administrative Agent in writing and that do not constitute a Potential Default or Event of Default or to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

(c) Extension Fee. The Borrowers shall have paid an Extension Fee to the Administrative Agent for the benefit of the extending Lenders consenting to such extension;

(d) No Default. No Potential Default or Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (e) or on the initial Stated Maturity Date;

(e) Extension Request. The Borrowers shall have delivered an Extension Request with respect to the Stated Maturity Date to the Administrative Agent not less than thirty (30) days prior to the Stated Maturity Date then in effect (which shall be promptly forwarded by the Administrative Agent to each Lender); and

(f) Beneficial Ownership Certification. The Borrowers shall have delivered to the Lenders a new or updated Beneficial Ownership Certification, as applicable, in relation to each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent prior to the effectiveness of any extension to the Stated Maturity Date.

To the extent any Lender does not consent to extend under this Section 2.19, the Obligations outstanding to such Lender as of the then effective Stated Maturity Date shall be due and payable to such Lender on such date; provided that, (i) the Borrowers shall have the option to reduce the Commitments by the amount of such non-consenting Lender’s Commitment for the proposed extended period (at the time such extension is exercised) or (ii) at the discretion of the Administrative Agent and the Borrowers, such non-extending Lender may be required to assign on the Stated Maturity Date all or part of its Commitment to one or more extending Lenders (or new Lenders) who have consented to increase their Commitments (or join this Credit Agreement pursuant to the terms herein, in the case of a new Lender) and have agreed to such extended Stated Maturity Date. Upon the payment of amounts due under the prior sentence to the non-extending Lender (and, if requested by the Administrative Agent and the Borrowers, such aforementioned assignment or joinder), such non-extending Lender shall cease to be a Lender hereunder.

2.20 ~~Commitment~~ Reallocation Request.

(a) Request for ~~Commitment~~ Reallocation Request. Provided there exists no Event of Default or Potential Default, and subject to compliance with the terms of this Section 2.20, with the consent of the Administrative Agent and each Lender, such consent to be given in its sole and absolute discretion, the Borrower Parties may on any Interest Payment Date adjust the amounts of the Revolving Loan Commitments and the Term Loan Commitments of each Lender (under the Committed Tranche (on a dollar-for-dollar basis) or adjust the amount of Revolving Loans under the Uncommitted Tranche and the Term Loan Commitments of each Lender (on a dollar-for-dollar basis), in each case, from time to time (a “~~Commitment~~ Reallocation Request”).

(b) ~~Commitment~~ Reallocation Request Date. The Administrative Agent shall determine the effective date of any ~~Commitment~~ Reallocation Request (the “~~Commitment~~ Reallocation Request Date”) which (unless otherwise agreed in writing by the Administrative Agent) shall be no less than two (2) Business Days after receipt of a ~~Commitment~~ Reallocation

Request and shall notify the Borrower Parties and the Lenders of the ~~Commitment~~ Reallocation Request Date.

(c) Conditions to Effectiveness of ~~Commitment~~ Reallocation Request. The following are conditions precedent to such ~~Commitment~~ Reallocation Request:

(i) no Event of Default or Potential Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (iii);

(ii) as of the effective date of such ~~Commitment~~ Reallocation Request the representations and warranties set forth herein and in the other Loan Documents with respect to each Loan Party are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;

(iii) the Borrowers shall have executed and delivered a ~~Commitment~~ Reallocation Request, to the Administrative Agent not less than two (2) Business Days prior to the effective date of such requested ~~Commitment~~ Reallocation Request; ~~and~~

(iv) ~~After~~after giving effect to ~~the Commitment~~such Reallocation Request, (~~i~~A) ~~the Revolving Loan~~with respect to the Committed Tranche, the Principal Obligations under the Committed Tranche will not exceed the ~~Revolving Loan~~ Available Commitment as of such date, (~~ii~~B) ~~the Term Loan~~with respect to the Uncommitted Tranche, the Principal Obligations under the Uncommitted Tranche will not exceed the ~~Term Loan~~ Available ~~Commitment as of such date, and (iii)~~Uncommitted Amount or (C) with respect to both Tranches, (y) the Principal Obligations will not exceed the Available ~~Commitment.~~Amount or (z) the Principal Obligations combined with all other Indebtedness of the Borrowers will not exceed the Debt Limitations;

(v) Such Reallocation may be requested in one or more Reallocation Requests, in $50,000,000 increments, or such lesser amount to be determined by the Administrative Agent and the applicable Lenders participating in the Uncommitted Tranche;

(vi) such Reallocation may only be requested with respect to the Revolving Loan Commitments under the Committed Tranche or Revolving Loans (and the associated Uncommitted Amounts of each Lender) under the Uncommitted Tranche;

(vii) Any request for a Reallocation under the Uncommitted Tranche may only be made with the sole consent of the Lenders participating in Uncommitted Tranche; and

(viii) Any Reallocation from the Uncommitted Tranche to the Committed Tranche will reduce the Maximum Uncommitted Amount on a dollar-for-dollar basis by the amount of any such Reallocation.

For the avoidance of doubt, any ~~Commitment~~ Reallocation Request will be on the same terms as contained herein with respect to the Credit Facility. No Lender will be required to commit, nor shall any Lender have any preemptive right, to provide any portion of any ~~Commitment~~ Reallocation Request and any Reallocation Request will not be effective on a day which is not an Interest Payment Date.

(d) Reallocation Following ~~Commitment~~ Reallocation Request. On any ~~Commitment~~ Reallocation Request Date with respect to any ~~Commitment~~ Reallocation Request, the Administrative Agent will reallocate the outstanding Loans hereunder the applicable Tranche such that, after giving effect thereto, the ratio of each Lender’s share of outstanding Revolving Loans and Term Loans, and its share of Commitments or Uncommitted Amounts, as applicable, is the same as that of each other Lender participating in ~~such Commitment~~the Tranche which is the subject of such Reallocation Request, unless otherwise agreed by such Lender (in its sole discretion). In connection with any such reallocation of the outstanding Revolving Loans and Term Loans, the (i) Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.03 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrower Parties shall pay (i) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (ii) any amounts due pursuant to Section 4.05 as a result of such reallocation occurring on any date other than an Interest Payment Date. On each ~~Commitment~~ Reallocation Request Date, Schedule 1.01 hereof shall be amended and restated in its entirety and replaced with Schedule II to any relevant ~~Commitment~~ Reallocation Request.

2.21 Mandatory Reduction of Maximum Commitment and Maximum Uncommitted Amount. The Term Loan Maximum Commitment or the Maximum Uncommitted Amount shall automatically be reduced on a dollar-for-dollar basis by the amount of each prepayment or payment of principal made on any Term Loan without any further action or consent hereunder ~~(it being understood, for the avoidance of doubt, that, subject to Section 2.20, if Term Loans are reclassified as Revolving Loans, there will be no reduction of the Term Loan Maximum Commitment to the extent an equivalent amount of Revolving Loans are simultaneously reclassified as Term Loans).~~.

3. PAYMENT OF OBLIGATIONS.

3.01 Notes. The Loans funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 13.14(d). The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower Parties and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower Parties hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of

Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

(a) Upon the request of any Lender made through Administrative Agent, each Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Each Note shall: (a) be in the amount of the applicable Lender’s Lender Commitment and its Uncommitted Amount; (b) be payable to such Lender at the principal office of the Administrative Agent; (c) bear interest in accordance with Section 2.06 hereof; (d) be in the form of Exhibit B attached hereto (with blanks appropriately completed in conformity herewith); and (e) be made by the Borrowers. The Loans to be made by Lenders to Qualified Borrowers hereunder shall be evidenced by a promissory note of each such Qualified Borrower. Each Qualified Borrower Note shall (a) be in the amount of the Loans to be advanced to such Qualified Borrower; (b) be payable to the Administrative Agent for the account of the Lenders, at the principal office of Administrative Agent; (c) bear interest in accordance with Section 2.06; (d) be in the form of Exhibit O attached hereto (with blanks appropriately completed in conformity herewith); and (e) be duly executed by such Qualified Borrower. Each Borrower agrees, from time to time, upon the request of the Administrative Agent or any affected Lender, to reissue new Notes in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with Section 13.14 hereof, in renewal of and substitution for the Note previously issued by the Borrowers to the affected Lender.

3.02 Payment of Obligations. The Obligations (other than contingent Obligations for which no demand for payment has been made) outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

3.03 Payment of Interest.

(a) Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursement or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of Section 2.06, notwithstanding whether any Borrower Party received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from the applicable Borrower or applicable Qualified Borrower, then such Borrowing shall be considered made at the time of the transmission of the wire, in accordance with the Loan Notice, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent in the Administrative Agent’s account described in Section 3.04, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Borrowers.

(b) Interest Payment Dates. Accrued and unpaid interest (i) on the Obligations shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date and

(ii) on any obligation of any Borrower Party hereunder, if an Event of Default has occurred and is continuing, shall be due and payable at any time and from time to time following such default upon demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Direct Disbursement. If, at any time, the Administrative Agent shall not have received on the date due, any payment of interest upon the Loans or any fee described herein, the Administrative Agent may direct the disbursement of funds from any Borrower’s Collateral Account to the Lenders, in accordance with the terms hereof, to the extent available therein for payment of any such amount. If, at any such time, the amount available in the Collateral Account is not sufficient for the full payment of such amounts due, the Administrative Agent may, without prior notice to or the consent of any Loan Party, within the limits of the Available ~~Commitment~~Amount, disburse to the Lenders in immediately available funds an amount equal to the interest or fee due to the Lenders, which disbursement shall be deemed to be a Term SOFR Loan (subject to Section 2.01(~~d~~f)) pursuant to Section 2.03 hereof, and the Borrowers shall be deemed to have given to the Lenders in accordance with the terms and conditions of Section 2.03 a Loan Notice with respect thereto.

3.04 Payments of Obligation.

(a) Payments Generally. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Borrower Party to or for the account of the Lenders, or any of them, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by any Loan Party. Except as otherwise expressly provided herein, all payments by the Borrower Parties hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. Funds received by Administrative Agent after 2:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the first (1st) Business Day following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its Pro Rata Share (or other applicable share as provided herein) of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. If any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All payments made on the Obligations shall be credited, to the extent of the amount thereof as follows:

(i) during a Remedies Reallocation Period, the Revolving Loan Lenders and the Term Loan Lenders shall rank pari passu in right of payment and all payments made by a Borrower on the Obligations (including all amounts received by the Administrative Agent pursuant to the exercise of remedies hereunder or under any Collateral Document) ~~ad~~and all payments received on account of the Obligations and all net proceeds from the enforcement of the Obligations shall be applied by the Administrative Agent in the following manner: (1) first, against all costs, expenses and other fees (including attorneys’ fees) arising under the terms hereof in accordance with the applicable Pro Rata Shares of any such costs, expenses and other fees; (2) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment in accordance with the applicable Pro Rata Shares of such interest; (3) third, against all principal due and owing on the Obligations as of the date of such payment in accordance with the applicable Pro Rata Shares of such principal; and (4) fourth, to all other amounts constituting any portion of the Obligations in accordance with the applicable Pro Rata Shares of such other amounts; and

(ii) in any circumstance not covered by the foregoing Section 3.04(a)(i), all payments received on account of the Obligations shall be applied by the Administrative Agent in the manner directed by the Borrowers (including without limitation to be credited to specific Loans).

(b) Payments by the Borrower Parties; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that a Borrower Party will not make such payment, the Administrative Agent may assume that such Borrower Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if a Borrower Party has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice from Administrative Agent to any Lender or any Borrower Party with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

3.05 Voluntary Prepayments. The Borrower Parties may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) such notice must be received by the Administrative Agent not later than: 11:00 a.m.: (i) three (3) Business Days prior to any date of prepayment of Term SOFR Loans denominated in Dollars; and (ii) one (1) Business Day prior to any date of prepayment of Alternate Base Rate Loans; (b) any prepayment of Term SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; (c) any prepayment of Alternate Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (d) the Borrowers shall reimburse the Administrative Agent and any of the Lenders for all costs and expenses incurred, including, without limitation, any breakage costs associated with such prepayment. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the

Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4.05 hereof. Each such prepayment shall be applied to the relevant Obligations held by each Lender in accordance with its respective Pro Rata Share.

3.06 Reduction or Early Termination of Lender Commitments and/or Uncommitted Amounts. So long as no Request for Borrowing is outstanding, the Borrowers may terminate the Lender Commitments and/or the Uncommitted Amounts, or permanently reduce the Maximum Commitment or the Maximum Uncommitted Amount, by giving prior irrevocable written notice to the Administrative Agent of such termination or reduction three (3) Business Days prior to the effective date of such termination or reduction (which date shall be specified by the Borrowers in such notice): (i)(x) in the case of complete termination of the Lender Commitments and the Uncommitted Amounts, upon prepayment of all of the outstanding Obligations, including, without limitation, all interest accrued thereon, in accordance with the terms of Section 3.05; or (y) in the case of a reduction of the Maximum Commitment or the Maximum Uncommitted Amount, upon prepayment of the amount by which the Principal ~~Obligation exceeds~~Obligations exceed the reduced Available ~~Commitment~~Amount, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.05; provided, however, that after giving effect to any such reduction of the Maximum Commitment or Maximum Uncommitted Amount, no Lender’s Pro Rata Share of the outstanding Principal ~~Obligation~~Obligations shall ~~exceeds~~exceed such Lender’s Lender Commitment or its Uncommitted Amount, as applicable. Notwithstanding the foregoing: (A) any reduction of the Maximum Commitment or the Maximum Uncommitted Amount shall be in an amount equal to or greater than $5,000,000; and (B) in no event shall a reduction by the Borrowers reduce the Maximum Commitment or the Maximum Uncommitted Amount to $25,000,000 or less (except for a termination of all the Lender Commitments or the Uncommitted Amounts, as applicable). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall be permanent and shall reduce the Lender Commitments of the Lenders on a pro rata basis. Any reduction of the Maximum Uncommitted Amount shall be permanent and shall reduce the Uncommitted Amount of the Lenders on a pro rata basis.

3.07 Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Term SOFR Loan; (b) designate its principal office or a branch, subsidiary or Affiliate as its Lending Office (and the office to whose accounts payments are to be credited) for any Alternate Base Rate Loan; and (c) change its Lending Office from time to time by notice to the Administrative Agent and the Borrowers. In such event, such Lender shall continue to hold the Notes, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Lender Commitment and/or Uncommitted Amount in any manner it deems appropriate, consistent with the provisions of Section 2.05, but for the purposes of this Credit Agreement such Lender shall, regardless of such Lender’s actual means of funding, be deemed to have funded its Lender Commitment and/or Uncommitted Amount in accordance with the Interest Option selected from time to time by the Borrowers for such Borrowing period.

3.08 Joint and Several Liability.

(a) Qualified Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers and the Guarantor and the Administrative Agent, on behalf of the Lenders, hereby agree that each Qualified Borrower is severally liable with respect to its obligations hereunder and under any Qualified Borrower Note.

(b) Borrowers. Each Borrower and the Guarantor acknowledges, agrees, represents and warrants the following:

(i) The Lenders have been induced to make the Loans to the Borrower Parties in part based upon the assurances by each Borrower and the Guarantor that such Borrower and the Guarantor desires that the Obligations under the Loan Documents be honored and enforced as separate obligations of such Borrower or the Guarantor, should Administrative Agent and the Lenders desire to do so.

(ii) Notwithstanding the foregoing, Borrowers and the Guarantor shall be and are jointly and severally liable to the Administrative Agent and the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations, and Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans and the other Obligations against any one or more Borrowers or the Guarantor.

(iii) Administrative Agent (on behalf of the Lenders) may exercise remedies against each Loan Party and its respective property separately, whether or not Administrative Agent exercises remedies against any other Loan Party or any or its respective property or any Lien on any Collateral. The Administrative Agent may enforce one or more Loan Party’s obligations without enforcing any other Loan Party’s obligations or any Liens on any portion of the Collateral without enforcing any Liens on all or any other portion of the Collateral and vice versa. Any failure or inability of Administrative Agent to enforce one or more Loan Party’s obligations or any such Liens on all or any portion of the Collateral shall not in any way limit Administrative Agent’s right to enforce the obligations of any other Loan Party or any other Liens on all or any portion of the Collateral. If Administrative Agent forecloses or exercises similar remedies under any one or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Obligations only to the extent of the cash proceeds actually realized by the Lenders from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Obligations secured by such Collateral Documents under the applicable state law.

4. CHANGE IN CIRCUMSTANCES.

4.01 Taxes. Defined Terms. For purposes of this Section 4.01, the term “Applicable Law” includes FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, except as shall be required by applicable law, provided that if any Borrower Party or the Administrative Agent shall be required by applicable law (as determined in the good faith discretion of the Borrower Parties) to deduct any Indemnified Taxes (or any Other Taxes) from such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower Parties or the Administrative Agent, as applicable, shall make such deductions; and (iii) the Borrower Parties or the Administrative Agent, as applicable, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower Parties. Without limiting the provisions of subsection (a) above, Borrower Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower Parties. Each Borrower Party will indemnify the Administrative Agent and each Lender within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.01) paid by the Administrative Agent or such Lender, as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower Party to a Governmental Authority, the Borrower Parties shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of the Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Parties, at the request of and pursuant to the instructions of the Borrower Parties (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower Parties or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Parties or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Parties or the Administrative Agent as will enable the Borrower Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.01(f)(i), (f)(ii)(A), (f)(ii)(B), (f)(ii)(C) and (f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f) U.S. Tax Forms. Without limiting the generality of the foregoing,

(i) any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower Parties and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower Parties or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(ii) any Foreign Lender shall deliver to the Borrower Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Borrower Parties or the Administrative Agent, but to the extent such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) duly completed copies of IRS Form W‑8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(B) duly completed copies of IRS Form W‑8ECI;

(C) in the case of a Foreign Lender claiming the benefits of exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (2) a “10 percent shareholder” of the Borrower Parties within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code; and (y) properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or a successor form), as applicable; or

(D) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate described in Section 4.01(f)(ii)(C), IRS Form W-9 (or a successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign

Lender may provide the certificate described in Section 4.01(f)(ii)(C) on behalf of each such direct and indirect partner; or

(E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Parties or the Administrative Agent, as applicable, to determine the withholding or deduction required to be made.

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower Parties or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Parties or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower Parties and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Parties or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower Parties or the Administrative Agent as may be necessary for the Borrower Parties and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower Parties and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower Parties or with respect to which any Borrower Party has paid additional amounts pursuant to this Section, it shall pay to the Borrower Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower Parties under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or to such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower Party pursuant to this Section 4.01(g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Borrower Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of any Borrower Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.12(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.01(h).

(i) Survival. Each party’s obligations under this Section 4.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Lender Commitments, the Uncommitted Amounts and the repayment, satisfaction or discharge of all obligations under any Loan Document.

4.02 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority having jurisdiction over such Lender has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term SOFR Loans for any Available Tenor, or Alternate Base Rate Loans (collectively, the “Affected Loans”), or other Obligations, or to determine or charge interest rates based upon the then-current Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Affected Loans in the applicable currency or to convert Alternate Base Rate Loans to Term SOFR Loans will be suspended until such Lender notifies Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower Parties will, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Affected Loans of such Lender to Alternate Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Affected Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Affected Loans. Upon any such prepayment or conversion, the Borrower Parties will also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

4.03 Inability to Determine Rates; Effect of a Benchmark Transition Event.

(a) Inability to Determine Rates. Subject to Section 4.03(b), if the Administrative Agent determines, for any proposed Interest Period commencing prior to the Benchmark Replacement Date that: (a) deposits in Dollars are not being offered to banks in the applicable market for the applicable amount or Interest Period of any Term SOFR Loan or any Governmental Authority materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars or to determine or charge interest rates based on such Benchmark and such circumstances are likely to be temporary; (b) adequate and reasonable means do not exist for determining the then-current Benchmark and such circumstances are likely to be temporary; or (c) the then-current Benchmark does not adequately or fairly reflect the cost to the Lenders of funding or maintaining any Term SOFR Loan, then: (i) the Administrative Agent shall forthwith notify the Lenders and the Borrowers; and (ii) while such circumstances exist, none of the Lenders shall allocate any Term SOFR Loans made during such period, or reallocate any Loans allocated to any then-existing Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to such Benchmark; provided that, (x) if the foregoing notice relates to Loans that are outstanding as Term SOFR Loans, such Loans shall be converted to Alternate Base Rate Loans on the last day of the then-current Interest Period, and (y) upon receipt of such notice, the Borrowers may revoke any outstanding Requests for Borrowing or, failing that, the Borrowers will be deemed to have converted any such request into a Request for Borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein. Notwithstanding the foregoing, if Administrative Agent has made the determination described in clause (a) of the first sentence of this Section 4.03(a), Administrative Agent, at the request of the Borrowers and in consultation with Borrowers and the Required Lenders, may establish an alternative interest rate for the impacted Loans, in which case such alternative rate of interest shall apply with respect to such impacted Loans (unless Borrowers do not consent thereto in writing and elect instead to convert such Loans to Alternate Base Rate Loans) until (1) Administrative Agent revokes the notice delivered with respect to such Loans under clause (a) of the first sentence of this Section 4.03(a), (2) the Required Lenders notify Administrative Agent and Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding such Loans, or (3) any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Administrative Agent and Borrower Parties written notice thereof.

(b) Effect of a Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without requiring any amendment to, or requiring any further action to or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action by or consent of any other party to this Credit Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 4.03, and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.03.

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including any Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) of this Section 4.03(b) either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

4.04 Increased Costs Generally.

(a) Change in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement);

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Credit Agreement, or any Term SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.01 and the imposition of any Excluded Taxes payable by such Lender); or

(iii) impose on any Lender or the applicable interbank market any other condition, cost or expense affecting this Credit Agreement or Term SOFR Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will, or will cause the applicable Qualified Borrower to, pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (provided that such Lender shall have applied generally consistent return metrics to other similarly situated borrowers with respect to such increased cost or reduced return): (A) promptly on demand (but in no event later than two (2) Business Days after such demand), to the extent such funds are immediately available in any Collateral Account; or (B) within fifteen (15) Business Days of demand to the extent that it is necessary for the Borrowers to issue Capital Call Notices to fund such required payment (and the Borrowers shall issue such Capital Call Notices during such time, and shall pay such excess immediately after the Capital Contributions relating to such Capital Call Notice are received).

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Lender Commitments and the Uncommitted Amounts of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will, or will cause the applicable Qualified Borrower to, pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered (provided that such Lender shall have applied generally consistent return metrics to other similarly situated borrowers with respect to such increased cost or reduced return): (A) promptly on demand (but in no event later than two (2) Business Days after such demand), to the extent such funds are immediately available in any Collateral Account; or (B) within fifteen (15) Business Days of demand to the extent that it is necessary for the Borrowers to issue Capital Call Notices to fund such required payment (and the Borrowers shall issue such Capital Call Notices during such time, and shall pay such excess immediately after the Capital Contributions relating to such Capital Call Notice are received).

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 4.04 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall, or shall cause the applicable Qualified

Borrower to, pay such Lender, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 4.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate any Lender pursuant to the foregoing provisions of this Section 4.04 for any increased costs incurred or reductions suffered or other amounts claimed more than six (6) months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

4.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall (A) promptly (but in no event later than two (2) Business Days after such demand), to the extent such funds are immediately available in any Collateral Account; or (B) within fifteen (15) Business Days of demand to the extent that it is necessary for the Borrowers to issue Capital Call Notices to fund such required payment (and the Borrowers shall issue such Capital Call Notices during such time, and shall pay such excess immediately after the Capital Contributions relating to such Capital Call Notice are received), pay the Administrative Agent for the account of such Lender, such amount or amounts as determined by such Lender in good faith as shall compensate such Lender for, and hold such Lender harmless from, any loss, cost or expense incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of the Borrowers (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to accept a Loan after the Borrowers shall have requested such Loan under the Credit Agreement, (b) any prepayment or other payment of a Term SOFR Loan on a day other than the last day of the Interest Period applicable to such Loan, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of the Credit Agreement, or (d) the failure of the Borrowers to make a prepayment of a Loan after giving notice under the Credit Agreement that such prepayment will be made.

4.06 Requests for Compensation. If requested by the Borrowers in connection with any demand for payment pursuant to this Section 4 (other than Section 4.01), a Lender shall provide to the Borrowers, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrowers to such Lender and the computations made by such Lender in good faith to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by the Borrowers shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of the applicable Benchmark.

4.07 Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, all of the Borrowers’ obligations under this Section 4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender shall notify the

Borrowers in writing of any event occurring after the termination of this Credit Agreement entitling such Lender to compensation under this Section 4 as promptly as practicable and in any event within five (5) Business Days of such Lender becoming aware of such event.

4.08 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.06, or any Borrower Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, or if any Lender gives a notice pursuant to Section 4.02, then, at the request of the Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.06, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02, as applicable; and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.06 or if any Borrower Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, the Borrowers may replace such Lender in accordance with Section 13.14.

(c) Survival. The Borrower Parties’ obligations under this Section 4 shall survive termination of the aggregate Lender Commitments, the Uncommitted Amounts, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

4.09 Prohibited Event. In the event a Lender notifies the Administrative Agent that, subsequent to the Closing Date, such Lender or any of its Affiliates: (i) has become a fiduciary with respect to any ERISA Investor in connection with its investment in any Borrower or this transaction; or (ii) has acquired any discretionary authority or control with respect to any ERISA Investor’s investment in any Borrower, or renders any investment advice (within the meaning of 29 C.F.R. §2510.3‑21(c)) with respect to such investment, the parties shall cooperate with each other to avoid (and if relevant, correct) any potential prohibited transaction resulting therefrom in accordance with Section 4975(f)(5) of the Internal Revenue Code, at the cost of such Lender. Notwithstanding anything to the contrary herein or in any other Loan Document, any such correction shall prevent the Lender from receiving any direct or indirect fees, loan repayments, or any other benefits from such ERISA Investor. If the Administrative Agent determines at any time in its reasonable discretion that any of the corrections described herein are insufficient to address the potential prohibited transaction in accordance with Section 4975(f)(5) of the Internal Revenue Code, then the parties shall also cooperate to replace such affected Lender.

5. SECURITY.

5.01 Liens and Security Interest.

(a) Collateral. To secure performance by the Borrower Parties of the payment and performance of the Obligations: (i) pursuant to the Collateral Account Pledges and Account Control Agreements (if applicable), the Loan Parties will grant to the Administrative Agent, for the benefit of each of the Lenders, an exclusive, perfected, first priority security interest and lien in and to each Collateral Account and all of the proceeds thereof as more fully described therein; and (ii) pursuant to the Security Agreements, to the extent of their respective interests therein, the Initial Borrower, the Guarantor and the Guarantor General Partner will grant to the Administrative Agent, for the benefit of each of the Secured Parties, an exclusive, perfected, first priority security interest in and Lien on and to all of the collateral described therein, including, without limitation, the Capital Calls, Capital Commitments, Unfunded Commitments and Capital Contributions, including, without limitation, any rights to make Capital Calls, receive payment of Capital Commitments and enforce the payment thereof and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising (the collateral in clauses (i)-(ii) of this Section 5.01 being, collectively, the “Collateral”). For the avoidance of doubt, the Obligations of each Borrower shall be cross-secured by the Unfunded Commitments of all Borrowers and the Guarantor. In order to secure further the payment and performance of the Obligations and to effect and facilitate the Lenders’ right of setoff, each Loan Party hereby irrevocably appoints the Administrative Agent as subscription agent and the sole party entitled in the name of any Loan Party, upon the occurrence and during the continuance of an Event of Default, to make any Capital Calls on the Investors pursuant to the terms of each of the Governing Agreements, the Security Agreements, and the Subscription Agreements. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuation of an Event of Default, no Loan Party shall make a Capital Call unless such Capital Call is (i) pursuant to the last sentence of Section 5.02(d), (ii) otherwise with the prior written consent of Administrative Agent, or (iii) at the Administrative Agent’s request.

(b) Reliance. The Loan Parties agree that the Administrative Agent and each Lender has entered into this Credit Agreement, extended credit hereunder and at the time of each Loan, will make such Loan in reasonable reliance on the obligations of the Investors to fund their respective Capital Commitments as shown in their Subscription Agreements and the Governing Agreements delivered in connection herewith and accordingly, it is the intent of the parties that such Capital Commitments may be enforced by the Administrative Agent, on behalf of the Lenders and other Secured Parties, pursuant to the terms of the Loan Documents, directly against the Investors without further action by any Loan Party and notwithstanding any compromise of any such Capital Commitment by any Loan Party, as applicable, after the Closing Date as provided in 6 Del. C. §17‑502(b)(1).

5.02 Collateral Accounts; Capital Calls.

(a) Collateral Accounts. Each applicable Loan Party will require that all monies or sums to be paid by any Investor to the capital of the applicable Loan Party as Capital Contributions as and when Capital Contributions are called pursuant to the Capital Call Notices be paid into the account of such Borrower or Guarantor, as applicable, listed on Schedule 5.02 hereto (such accounts, the “Collateral Accounts”):

From and after the date that is five (5) Business Days after the Closing Date, the Loan Parties will ensure that the Administrative Agent is permitted (i) electronic viewing access for each Collateral Account at all times, in manner reasonably acceptable to the Administrative Agent; provided that the Administrative Agent shall notify the Loan Parties as to whether or not it has received reasonably acceptable electronic viewing access on the date that is five (5) Business Days after the Closing Date and it shall notify the Loan Parties if it does not have reasonably acceptable electronic viewing access at any time thereafter; and (ii) to obtain such necessary information with respect to each Collateral Account as the Administrative Agent may require from time to time in connection with monitoring of the Collateral.

In addition, each applicable Loan Party will immediately upon receipt, deposit in the applicable Collateral Account described above any payments and monies that such Loan Party, as applicable, receives directly from Investors as Capital Contributions. Subject to this Section 5.02, the Administrative Agent shall have exclusive dominion and control over each Collateral Account (if applicable).

Each Collateral Account of each Additional Borrower will be set forth on Schedule 5.02 delivered or otherwise updated in accordance with Section 9.14 hereof.

(b) No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent, nor any Lender undertakes any duties, responsibilities, or liabilities with respect to Capital Calls. None of them shall be required to refer to the Constituent Documents of any Loan Party, or take any other action with respect to any other matter which might arise in connection with such Constituent Documents or the Subscription Agreements, or any Capital Call. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Loan Party or any Investor. None of them has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or the use of the proceeds thereof.

(c) Capital Calls. In order that the Lenders may monitor the Collateral and the Capital Commitments, promptly (but in any event no more than three (3) Business Days) after issue of any Capital Call Notice, the applicable Loan Party shall deliver to the Administrative Agent (which delivery may be via electronic mail; provided, that, such communication is otherwise delivered in accordance with Section 13.07 of this Credit Agreement), copies of the Capital Call Notice for each Investor from whom a Capital Contribution is being sought, including copies of any distribution memorandum accompanying such Capital Call Notice, together with a certification: (A) listing the then current ~~Included Investors, Designated~~Borrowing Base Investors and Excluded Investors, and the amount of their Unfunded Commitments (after giving immediate effect to the Capital Call in question); and (B) confirming that a Borrowing Base Deficiency will not exist after giving immediate effect to the Capital Call in question.

(d) Use of Account; Capital Calls by the Administrative Agent. Each Loan Party may withdraw funds from a Collateral Account at any time or from time to time, so long as at the time of such withdrawal and after giving effect thereto there does not exist a Cash Control Event (unless, in the case of a Loan Party, such Loan Party has directed the Depository to disburse all such amounts to the Administrative Agent to satisfy a Mandatory Prepayment or to pay all or any portion of the Obligations), provided that no Loan Party may withdraw any amounts from a Collateral Account during a Cash Control Event without the consent of the Administrative Agent and the Required Lenders. The Lenders authorize each Loan Party to make such withdrawals in accordance with this Section 5.02(d). Each Loan Party hereby irrevocably authorizes and directs the Lenders, acting through the Administrative Agent, to charge from time to time the applicable Collateral Account for amounts not paid when due (after the passage of any applicable grace period) to the Lenders or any of them hereunder or under the Notes (as applicable). Upon the occurrence of a Cash Control Event, the Administrative Agent is authorized to take exclusive control of each Collateral Account in accordance with the terms of the applicable Collateral Account Pledge or Account Control Agreement (if applicable). The Administrative Agent, on behalf of the Lenders, is hereby authorized, in the name of the Lenders or any Loan Party (as applicable), at any time or from time to time upon the occurrence and while an Event of Default exists, to notify any or all parties obligated to any Borrower with respect to the Capital Commitments to make all payments due or to become due thereon directly to one or more of the Collateral Accounts. With or without such general notification, when an Event of Default exists, the Administrative Agent, on behalf of the Lenders, may: (i) make Capital Calls in the name of any Loan Party; (ii) take or bring in any Loan Party’s name or that of the Lenders all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or advisable to effect possession or collection of Collateral; (iii) take such actions with respect to the Collateral as are necessary in order to pay the Obligations, and to perform the Subscription Agreements and the Governing Agreements to the extent required to effect such actions; or (iv) exercise any right, privilege, power, or remedy provided to any Loan Party under the Constituent Documents, Subscription Agreements, or any Security Agreement or relating to the right to call for and to receive Capital Contributions. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Lenders, none of the Administrative Agent or the Lenders shall ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Collateral, or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and liens relating to the Collateral. The Administrative Agent shall give the Borrowers prompt notice of any action taken pursuant to this Section 5.02(d), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of any Loan Party with respect to such action. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall not initiate a Capital Call Notice for the purpose of the repayment of the Obligations for five (5) days following such Event of Default if the Administrative Agent receives written notice from the Borrowers within three (3) days of such Event of Default that the applicable Loan Party intends to issue one or more Capital Calls for the purpose of repaying the Obligations, and in the event such Loan Party so issues such Capital Calls five (5) days following such Event of Default (and simultaneously delivers a copy of each such Capital Call Notice to Administrative Agent), the Administrative Agent shall not issue any Capital Calls for a period of an additional ten (10) Business Days so as to provide the Investors time to respond to such Capital Call. If the Depository with respect to any Collateral Account notifies a Loan Party that it will cease to be the Depository, the applicable Borrower shall have seven (7) days (or such longer period otherwise agreed to by the Administrative Agent in its sole discretion) following notice from the Administrative Agent to move its Collateral Account subject to a new Collateral Account Pledge or Account Control Agreement (if applicable) to a replacement Depository; provided, however, that no Loan Party will issue any Capital Call until such new Collateral Account is subject to a Collateral Account Pledge or an Account Control Agreement (if applicable).

(e) Event of Default. During the existence and continuation of an Event of Default, issuance by the Administrative Agent on behalf of the Lenders of a receipt to any Person obligated to pay any Capital Contribution to any Borrower shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Lenders, so long as such amount shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act or code, state or federal law, common law or equitable doctrine. The Administrative Agent, on behalf of the Lenders, is hereby authorized and empowered, during the existence and continuation of an Event of Default, on behalf of any Loan Party to endorse the name of any Loan Party upon any check, draft, instrument, receipt, instruction, or other document, agreement or item, including, but not limited to, any item evidencing payment upon a Capital Contribution of any Person to any Loan Party coming into the Administrative Agent’s or any Lender’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent on behalf of the Lenders is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of each Loan Party either before or after demand of payment on the Obligations but only during the existence and continuation of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion, reasonably exercised, of the Administrative Agent, to preserve the security interests and Liens in the Capital Commitments or to secure the repayment of the Obligations, and neither the Administrative Agent nor the Lenders shall incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Lenders of such funds shall, unless Required Lenders shall agree otherwise in writing, be the same as set forth in Section 3.04.

(f) No Representations. Neither the Administrative Agent nor the Lenders shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call Notice nor shall the Administrative Agent or the Lenders be accountable for any Loan Party’s use, of the proceeds of any Capital Call Notice.

5.03 Subordination of Claims. At any time when an Event of Default exists and is continuing, none of the Loan Parties, nor the Administrator, the Investment Manager or the Investment Advisor shall, receive or collect, directly or indirectly any amount upon the Subordinated Claims, other than to obtain funds required to make any Mandatory Prepayment or otherwise pay the Obligations; provided, however, upon the occurrence and during the continuance of any Event of Default, upon the written consent of Administrative Agent and the Required Lenders, in their sole and absolute discretion, the Loan Parties may reimburse an Investment Advisor, the Investment Manager or an Administrator for amounts due to such Person under any Governing Agreement as expense reimbursements. Each of the Investment Advisor and the Administrator acknowledges and agrees to the foregoing.

Any liens, security interests, judgment liens, charges, or other encumbrances upon any Person’s assets securing payment of Subordinated Claims, including, but not limited to, any liens or security interests on an Investor’s Investor Interests in any Loan Party shall be and remain inferior and subordinate in right of payment and of security to any liens, security interests, judgment liens, charges, or other encumbrances upon an Investor’s assets securing such Investor’s obligations and liabilities to the Lenders pursuant to any of the Collateral Documents executed by such Person, regardless of whether such encumbrances are in favor of any Loan Party, Administrator, Investment Manager or Investment Advisor or the Lenders presently exist or are hereafter created or attach. At any time an Event of Default has occurred and is continuing, without the prior written consent of the Administrative Agent and the Required Lenders, no Loan Party will: (a) exercise or enforce any creditor’s or partnership right it may have against an Investor; (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of such Investor held by such Person; or (c) exercise any rights or remedies against an Investor under any Governing Agreement or any Subscription Agreement; provided that any action taken by the Administrative Agent or the Lenders in any Loan Party’s name or any action taken by any Loan Party that is required under any Loan Document or to comply with any Loan Document, shall not be a violation of this Section 5.03.

6. GUARANTY.

6.01 Guaranty of Payment. Subject to the limitation set forth below, (i) each Borrower hereby absolutely, irrevocably and unconditionally guarantees to each Secured Party the prompt payment of all Obligations (other than Excluded Swap Obligations) of the Qualified Borrowers and (ii) the Guarantor hereby absolutely, irrevocably and unconditionally guarantees to each Secured Party the prompt payment of all Obligations (other than Excluded Swap Obligations) of the Borrowers (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under this Credit Agreement and the other Loan Documents. The guaranty in this Section 6 (this “QB Guaranty”) is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all of the Guaranteed Obligations whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of the Borrowers or the Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of any Borrower or Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws). For the avoidance of doubt and notwithstanding anything to the contrary herein or in any other Loan Document, the Guaranteed Obligations of the Guarantor shall not exceed its obligation and/or liability to make capital contributions to a Borrower or the obligations and/or liabilities of Investors to make capital contributions to the Guarantor, in each case, pursuant to and in accordance with the applicable Governing Agreements, Subscription Agreements and/or Side Letters, if any.

6.02 Obligations Unconditional. The obligations of each Borrower and the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Borrower and the Guarantor agrees that this QB Guaranty may be enforced by the Secured Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any of the other Loan Documents or any Collateral, if any, hereafter securing any Obligations or otherwise and such Borrower hereby waives the right to require the Secured Parties to make demand on or proceed against any Loan Party or any other Person (including a co-guarantor) or to require the Secured Parties to pursue any other remedy or enforce any other right. Each Borrower and the Guarantor further agrees that nothing contained herein shall prevent the Secured Parties from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral securing any Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Borrower’s obligations hereunder. Neither any Borrower’s nor the Guarantor’s obligations under this QB Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Loan Party or by reason of the bankruptcy or insolvency of any Loan Party. Each Borrower and the Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party on this QB Guaranty or acceptance of this QB Guaranty. The Guaranteed Obligations, and any part of them, will conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this QB Guaranty. All dealings between any Loan Party, on the one hand, and any Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this QB Guaranty. Each Borrower and the Guarantor hereby subordinates to the Guaranteed Obligations all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such Borrower by any other Loan Party; provided, however, that each Loan Party may make Distributions consistent with the terms of Section 10.10.

6.03 Modifications. Each Borrower and the Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders and Administrative Agent has any obligation to protect, perfect, secure or insure any such security interests, Liens or encumbrances now or hereafter held for the Obligations; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Loan Party and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents, including, without limitation, this Credit Agreement (except for this Section 6) may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Loan Party or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Borrower and the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

6.04 Waiver of Rights. Each Borrower and the Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of this QB Guaranty by the Secured Parties and of all extensions of credit to any Loan Party by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Secured Parties obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; (e) all other notices to which such Borrower or the Guarantor might otherwise be entitled; and (f) any right it may have of first requiring that (i) the Secured Parties claim payment from any person, commence proceedings against any person or its property, make or file any claim or proof in a bankruptcy or dissolution of any person or enforce any other right or security, before bringing a claim against the Borrower or the Guarantor under this QB Guaranty or any other Loan Document and (ii) any liability under this QB Guaranty or any other Loan Document be divided or apportioned with any other person or reduced in any manner.

6.05 Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of each Borrower and the Guarantor under this Section 6 will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Borrower and the Guarantor agrees that it will indemnify Administrative Agent and each Lender on demand for all costs and expenses (including, without limitation, fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

6.06 Remedies. Each Borrower and the Guarantor agrees that, as between such Borrower, on the one hand, and Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 11.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Borrower or the Guarantor. Each Borrower and the Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

6.07 Subrogation. Each Borrower and the Guarantor agrees that, until the indefeasible payment of the Guaranteed Obligations in full in cash and the termination of the Lender Commitments~~,~~ and the Uncommitted Amounts it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset, indemnification or other claims against any other Loan Party or any other guarantor of the Guaranteed Obligations, arising by contract or operation of law in connection with any payment made or required to be made by such Borrower or the Guarantor under this Credit Agreement or the other Loan Documents. After the indefeasible payment in full in cash of the Guaranteed Obligations (other than any part of the Guaranteed Obligations that represents contingent contractual indemnities) and the termination of the Lender Commitments and the Uncommitted Amounts, each Borrower and the Guarantor shall be entitled to exercise against any other Loan Party all such rights of reimbursement, subrogation, contribution, indemnification and offset, and all such other claims, to the fullest extent permitted by law.

6.08 Joint and Several Liability. Each Borrower and the Guarantor acknowledges, agrees, represents and warrants the following:

(a) Inducement. The Lenders have been induced to make the Loans to the Borrower Parties in part based upon the assurances by each Borrower and the Guarantor that each Borrower and the Guarantor desires that the obligations under this QB Guaranty be honored and enforced as separate obligations of each Borrower and the Guarantor, should Administrative Agent and the Lenders desire to do so.

(b) Combined Liability. Notwithstanding the foregoing, the Borrowers and the Guarantor shall be jointly and severally liable to the Secured Parties for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Guaranteed Obligations, and Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans and the other Guaranteed Obligations against any one or more Borrowers.

(c) Separate Exercise of Remedies. Administrative Agent (on behalf of the Secured Parties) may exercise remedies against each Borrower and the Guarantor and their property separately, whether or not Administrative Agent exercises remedies against the other Borrower or the Guarantor or their property. Administrative Agent may enforce one or more Borrower’s or the Guarantor’s obligations without enforcing the other Borrower’s or Guarantor’s obligations and vice versa. Any failure or inability of Administrative Agent to enforce one or more Borrower’s or the Guarantor’s obligations shall not in any way limit Administrative Agent’s right to enforce the obligations of the other Borrower or the Guarantor. If Administrative Agent forecloses or exercises similar remedies under any one or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Guaranteed Obligations only to the extent of the cash proceeds actually realized by the Secured Parties from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Obligations secured by such Collateral Documents under the applicable state law.

7. CONDITIONS PRECEDENT TO BORROWINGS.

7.01 Conditions to Initial Borrowing. The obligation of each Lender to advance the initial Borrowing hereunder is subject to the conditions precedent that the Administrative Agent shall have received, on or before the Closing Date, the following:

(a) Credit Agreement. This Credit Agreement, duly executed and delivered by the parties thereto;

(b) Notes. Notes, made payable to each Lender requesting a Note, duly executed and delivered by the Initial Borrower;

(c) Security Agreements. The Security Agreements, each duly executed and delivered by the parties thereto in favor of the Administrative Agent for the benefit of the Secured Parties;

(d) Collateral Account Pledges. The Collateral Account Pledges duly executed and delivered by the parties thereto in favor of the Administrative Agent for the benefit of the Secured Parties together with (i) evidence that the Collateral Account has been established, and (ii) an Account Control Agreement with respect to the Collateral Account (if applicable), in form and substance reasonably satisfactory to Administrative Agent, duly executed and delivered by the Depository, the Initial Borrower, the Guarantor and the Administrative Agent;

(e) Control Agreements. The Account Control Agreements, duly executed and delivered by the parties thereto;

(f) Financing Statements.

(i) searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Lenders’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and

(ii) duly authorized UCC financing statements (or their equivalent), and any amendments thereto, for each jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral;

(g) Resolutions. A copy of the certified resolutions of the directors, in form and substance reasonably satisfactory to the Administrative Agent, of each Loan Party authorizing, as applicable: (i) the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party; (ii) the transactions contemplated under the Loan Documents; and (iii) the granting of the Liens created pursuant to the Collateral Documents, each certified by a Responsible Officer of each Loan Party, as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect;

(h) Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which any Borrower, Guarantor or any other Loan Party is a party;

(i) Constituent Documents. Such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized, formed or registered, validly existing, in good standing (if applicable) and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including true, correct and complete copies of each such Person’s Constituent Documents, certified by Responsible Officers of the Initial Borrower, the Guarantor and/or the Guarantor General Partner, along with certificates of good standing (if applicable) and/or qualification to engage in business and tax clearance certificates;

(j) Responsible Officer Certificate. A certificate from a Responsible Officer of each Loan Party stating that: (i) all of the representations and warranties contained in Section 8 hereof and the other Loan Documents made by the Loan Parties are true and correct in all material respects as of such date; (ii) no event has occurred and is continuing, or would result from the Borrowing, which constitutes an Event of Default or, to its knowledge, a Potential Default; (iii) there have been no changes in the financial conditions of the Loan Parties, or, to its knowledge, any ~~Included Investor or Designated~~Borrowing Base Investor, or in the facts and information regarding such entities represented to the Administrative Agent to date, which, in each case or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (iv) there is no pending or threatened action, suit, investigation or proceeding, in each case, in any court or before any arbitrator or Governmental Authority that purports to materially and adversely affect the financial condition of the Loan Parties, or any material transaction contemplated hereby or that would have a Material Adverse Effect on the financial condition of the Loan Parties, or any material transaction contemplated hereby or on the ability of any Loan Party to perform its material obligations under any of the Loan Documents; and (v) the Loan Parties are in compliance with their existing financial obligations in all material respects;

(k) Opinion of Counsel. Favorable opinions of (i) Dechert LLP, special counsel to the Loan Parties as to matters of New York law, and (ii) Walkers (Cayman) LLP, special Cayman Islands counsel to the Loan Parties as to matters of the law of the Cayman Islands, in each case, covering such matters relating to the transactions contemplated hereby as reasonably requested by the Administrative Agent, and in a form reasonably acceptable to the Administrative Agent (and the Loan Parties hereby request that such counsel deliver such opinions);

(l) ERISA Status. With respect to each Loan Party, either (i) a favorable ~~written opinion~~Operating Company Opinion of counsel to such Borrower, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Loan Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Loan Party that the underlying assets of such Loan Party do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Loan Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(m) Investor Documents. The Administrative Agent shall have received from each Loan Party a copy of each Investor’s duly executed Subscription Agreement and Investor Letter (as applicable), such evidence of authority to enter into and execute the Governing Agreements (and, as applicable, for its Sponsor, Responsible Party or Credit Provider to enter into and execute the applicable Governing Agreements), as the Administrative Agent may reasonably request, and, if any, its Side Letter or Credit Link Document;

(n) Fee Letter. The Fee Letter, duly executed by the Initial Borrower;

(o) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by the Initial Borrower, including pursuant to the Fee Letter, on or prior to the date hereof and, to the extent invoiced, reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid by the Borrowers hereunder, including the reasonable fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP and special counsel to the Administrative Agent as to matters of the law of the Cayman Islands, Conyers Dill & Pearman LLP (which payments may be made out of the initial Borrowing);

(p) Beneficial Ownership Certification. Each Loan Party will have satisfied the requirements of KYC Compliance and, at least five (5) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to each Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation for each Lender;

(q) PF Act Compliance. Evidence, in a form and substance satisfactory to the Administrative Agent, that each Loan Party that is required to be registered with CIMA pursuant to the PF Act in order to accept capital contributions from Investors for the purposes of investments is so registered;

(r) Investor Notice. A form of Investor Notice substantially in the form of Exhibit P hereto to be delivered to the Investors of such Loan Party formed/and or registered under the laws of the Cayman Islands within five (5) Business Days after the Closing Date, pursuant to Section 9.01(n).

(s) [Reserved].

(t) Initial Drawdown Notice. Evidence satisfactory to the Administrative Agent that the Loan Parties have issued a Capital Call Notice on its Investors which has been duly funded on or prior to the Closing Date.

(u) Credit Link Documents. Receipt of Credit Link Documents for each Rated Included Investor in a form reasonably satisfactory to the Administrative Agent (in its sole discretion).

(v) Additional Information. Such other information and documents as may reasonably be required by the Administrative Agent and its counsel.

7.02 All Loans. The obligation of the Lenders to advance each Borrowing hereunder is subject to the conditions precedent that:

(a) Representations and Warranties. The representations and warranties of the Loan Parties contained in Section 8 or in any other Loan Document, as applicable, or which are contained in any document furnished at any time or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of any such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 7.02(a), the representations and warranties contained in Section 8.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 9.01;

(b) No Default. No Event of Default or Potential Default exists at such date;

(c) No Borrowing Base Deficiency. After giving effect to any contemplated Borrowing, no Borrowing Base Deficiency shall exist;

(d) No Limitation on Borrowing. No event set forth in Section 2.01(~~b~~c) hereof has occurred;

(e) Loan Notice. The Administrative Agent shall have received a Loan Notice;

(f) [Reserved];

(g) Initial Included Investor Documents. The Initial Borrower shall have delivered or caused to be delivered, each Governing Agreement, Constituent Document, Subscription Agreement and any other documents which the Administrative Agent may reasonably request to ensure that all of the conditions to drawdowns required under Section ~~4.3~~4.03 of the applicable Initial Included Investors’ Subscription Agreements may be satisfied by the Administrative Agent in the event it requires to issue a Capital Call, to the Administrative Agent, or their counsel; and

(h) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Borrower Party on or prior to the date of such Borrowing and, to the extent invoiced, reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid by any Borrower Party hereunder.

(i) Available Commitment. ~~After~~With respect to the Committed Tranche, after giving effect to the proposed Borrowing, (i) the ~~Revolving Loan~~ Principal Obligations under the Committed Tranche will not exceed the ~~Revolving Loan Available Commitment as of such date, (ii) the Term Loan Principal Obligations will not exceed the Term Loan~~ Available Commitment as of such date, and (~~iii~~ii) the Principal Obligations will not exceed the Available ~~Commitment~~Amount as of such date.

(j) Available Uncommitted Amount. With respect to the Uncommitted Tranche, after giving effect to the proposed Borrowing, if any, (i) the Principal Obligations outstanding under the Uncommitted Tranche will not exceed the Available Uncommitted Amount as of such date and (ii) the Principal Obligations will not exceed the Available Amount as of such date.

(k) Uncommitted Tranche Fees. With respect to any request for a Borrowing or Reallocation Request or the continuation of any Loan under the Uncommitted Tranche, the Borrower must have paid the amount of fees due in connection with each such Borrowing or Reallocation or continuation to the Administrative Agent, for the benefit of the applicable Lenders, on or before the proposed date of disbursement of such Borrowing or the effective date of such Reallocation, as applicable, or in connection with any continuation under the Uncommitted Tranche, on each Uncommitted Rollover Fee Payment Date, in each case, in an amount set for in the applicable Fee Letter.

Each Request for Borrowing submitted by any Borrower Party shall be deemed to be a representation and warranty by all Borrower Parties that the conditions specified in Sections 7.01 and 7.02 have been satisfied in all material respects on and as of the date of the applicable Borrowing.

7.03 Qualified Borrower Loans. The obligation of the Lenders to advance a Loan to a Qualified Borrower is subject to the conditions precedent that:

(a) Representations and Warranties. The representations and warranties of the Loan Parties contained in Section 8 or in any other Loan Document, as applicable, or which are contained in any document furnished at any time or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of any such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 7.02(a), the representations and warranties contained in Section 8.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 9.01;

(b) No Default. No Event of Default or Potential Default exists at such date;

(c) No Borrowing Base Deficiency. After giving effect to any contemplated Borrowing, no Borrowing Base Deficiency shall exist;

(d) No Limitation on Borrowing. No event set forth in Section 2.01(~~b~~c) hereof has occurred;

(e) Loan Notice. The Administrative Agent shall have received a Loan Notice;

(f) ERISA Status. With respect to each Qualified Borrower, either (i) a favorable ~~written opinion~~Operating Company Opinion of counsel to such Qualified Borrower, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Loan Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Loan Party that the underlying assets of such Loan Party do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Loan Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(g) Qualified Borrower Note. Administrative Agent shall have received a duly executed Qualified Borrower Note complying with the terms and provisions hereof;

(h) Authorizations of Qualified Borrower. Administrative Agent shall have received from the Qualified Borrower appropriate evidence of the authorization of the Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Notes, duly adopted by Qualified Borrower, as required by law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(i) Incumbency Certificate. Administrative Agent shall have received from the Qualified Borrower a signed certificate of the appropriate Person of the Qualified Borrower which shall certify the names of the Persons authorized to sign the Qualified Borrower Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person;

(j) Borrower Guaranty. Administrative Agent shall have received from each Borrower a duly executed Borrower Guaranty complying with the terms and provisions hereof;

(k) Opinion of Counsel to Qualified Borrower. Administrative Agent shall have received a favorable opinion of counsel for the Qualified Borrower, in form and substance reasonably satisfactory to Administrative Agent and addressed to Administrative Agent;

(l) Opinion of Counsel to Borrowers. Administrative Agent shall have received a favorable opinion of counsel for the Borrowers, in form and substance reasonably satisfactory to Administrative Agent and addressed to Administrative Agent;

(m) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by each Borrower Party on or prior to the date of such Borrowing and, to the extent invoiced, reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid by any Borrower Party hereunder;

(n) Beneficial Ownership Certification. Such Qualified Borrower will have satisfied the requirements of KYC Compliance and, at least five (5) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Qualified Borrower to the extent it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation for each Lender; and

(o) Additional Information. Administrative Agent shall have received such other information and documents as may reasonably be required by Administrative Agent and its counsel.

Each Request for Borrowing submitted by a Borrower Party shall be deemed to be a representation and warranty by all Borrower Parties that the conditions specified in Sections 7.03(a) and 7.03(b) have been satisfied on and as of the date of the applicable Borrowing.

8. REPRESENTATIONS AND WARRANTIES.

To induce the Lenders to make the Loans, the Loan Parties represent and warrant to the Lenders on their own behalf and on behalf of their respective Qualified Borrowers and the Managing Entities represent and warrant to the Lenders on their own their own behalf in their capacities as the Managing Entities of the applicable Loan Parties:

8.01 Organization and Good Standing of the Loan Parties. The Guarantor is an exempted limited partnership duly organized, established, formed and registered, as applicable, under the laws of the Cayman Islands, has the requisite power and authority to own its assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted requires such qualification or where the failure to be so qualified to do business could reasonably be expected to have a Material Adverse Effect.

(a) The Initial Borrower is a statutory trust organized under the laws of Delaware, has the requisite power and authority to own its assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted requires such qualification or where the failure to be so qualified to do business could reasonably be expected to have a Material Adverse Effect.

(b) Each Additional Borrower and Qualified Borrower is a corporation, limited partnership, limited liability company, or other entity as described in its Constituent Documents delivered to Administrative Agent under Section 7.03(h), duly organized and validly existing under the laws of the jurisdiction in which it has been formed, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would reasonably be expected to have a Material Adverse Effect.

8.02 Organization and Good Standing of the Managing Entities. The Guarantor General Partner is duly organized, established, formed and incorporated, as applicable, under the laws of the Cayman Islands, has the requisite power and authority to own its assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted requires such qualification or where the failure to be so qualified to do business could reasonably be expected to have a Material Adverse Effect.

(a) The Investment Advisor, the Investment Manager and the Administrator are duly organized and validly existing under the laws of the jurisdiction in which it has been formed, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would reasonably be expected to have a Material Adverse Effect.

8.03 Authorization and Power.

(a) Each of the Loan Parties has the partnership, limited partnership, exempted limited partnership, corporate, exempted company or limited liability company power, as applicable, and requisite authority to execute, deliver, and perform their respective obligations under this Credit Agreement, the Notes, and the other Loan Documents to be executed by it. Each of the Loan Parties is duly authorized to, and has taken all partnership, limited partnership, exempted limited partnership, exempted company, limited liability company and corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform their respective obligations under this Credit Agreement, the Notes, and such other Loan Documents, as applicable and are and will continue to be duly authorized to perform their respective obligations under this Credit Agreement, the Notes, and such other Loan Documents.

(b) Subject to the rights conferred to the Administrative Agent pursuant to the applicable Collateral Documents, the Borrower, the Investment Advisor on behalf of the Borrower and the Guarantor General Partner on behalf of the Guarantor, are each the sole entity entitled to issue a Capital Call in respect of the Unfunded Commitments of the Investors and has not delegated such right to any third party.

8.04 No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes, or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of law, statute, or regulation to which any Loan Party is subject or any judgment, license, order, or permit applicable to any Loan Party or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Loan Party is a party or by which any Loan Party may be bound, or to which any Loan Party may be subject to the extent such contravention or conflict could reasonably be expected to have a Material Adverse Effect on any Loan Party. No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by any Loan Party of the Loan Documents to which it is a party or to consummate the transactions contemplated hereby or thereby.

8.05 Enforceable Obligations. This Credit Agreement, the Notes and the other Loan Documents to which it is a party are the legal and binding obligations of each Loan Party, enforceable in accordance with their respective terms, subject to Legal Reservations.

8.06 Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, exclusive and, in respect of any Loan Party registered in the Cayman Islands, following delivery of the Investor Notice in accordance with Section 9.01(n) first priority security interests in and Liens on all of the Collateral in which each applicable Loan Party, as applicable, has any right, title or interest, in favor of the Administrative Agent for the benefit of the Lenders, subject to no other Liens, except as enforceability may be limited by Legal Reservations.

8.07 Financial Condition. The Borrowers and the Guarantor have delivered to the Administrative Agent: (a) the most-recently available copies of the financial statements and reports described in Section 9.01 hereof; or, with respect to such requirement on the Closing Date, if such statements and reports are not then available (b) a pro forma balance sheet as of the Closing Date; in each case certified as true and correct by a Responsible Officer of the applicable Borrower or the Guarantor. Such statements fairly present, in all material respects, the financial condition of the applicable Borrower and the Guarantor as of the applicable date of delivery, and have been prepared in accordance with GAAP, except as provided therein.

8.08 Full Disclosure. There is no material fact that any Loan Party has not disclosed to the Administrative Agent in writing which would reasonably be expected to result in a Material Adverse Effect. No information (other than financial projections, pro forma financial information, other forward-looking information and information of a general economic or general industry nature) heretofore furnished (i) by any Loan Party, and prepared by a third party unaffiliated with any of the Loan Parties in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby or thereby contains, to the knowledge of any Loan Party, any untrue statement of a material fact that would reasonably be expected to result in a Material Adverse Effect, and (ii) by any Loan Party, and prepared by any Loan Party, or an affiliate of any Loan Party, in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby or thereby contains any untrue statement of a material fact that would reasonably be expected to result in a Material Adverse Effect. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the applicable Loan Party to be reasonable at the time made, it being recognized by the Lenders that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.

8.09 No Default. To the knowledge of the Loan Parties, no event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

8.10 No Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of any Loan Party, threatened, against any Loan Party that would reasonably be expected to result in a Material Adverse Effect.

8.11 Material Adverse Change. No changes to any Loan Party have occurred since the date of the most recent financial statements described in Section 9.01 delivered to the Lenders which would reasonably be expected to result in a Material Adverse Effect.

8.12 Taxes. To the extent that failure to do so could reasonably be expected to have a Material Adverse Effect, all Tax returns required to be filed by any Loan Party in any jurisdiction have been filed and all Taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon any Loan Party have been paid prior to the time that such Taxes could give rise to a lien thereon. There is no proposed Tax assessment against any Loan Party or any basis for such assessment which is material and is not being contested in good faith.

8.13 Jurisdiction of Formation; Principal Office. (a) Each of the principal office, chief executive office and principal place of business of the Loan Parties is correctly listed on Schedule 8.13, and each Loan Party has been at such location since its formation, incorporation, establishment or registration, as applicable, and (b) the jurisdiction of formation, incorporation, establishment or registration, as applicable, of the Loan Parties is correctly listed on Schedule 8.13, and each Loan Party is not organized, incorporated, formed, established or registered, as applicable, under the laws of any other jurisdiction.

8.14 ERISA Compliance. (a) No Loan Party or any member of its Controlled Group has established, maintains, contributes to or has any obligation to contribute to any Plan; (b) each Loan Party is either an Operating Company or the underlying assets of such Loan Party do not otherwise constitute Plan Assets; and (c) the transactions contemplated by the Loan Documents (including, but not limited to, the enforcement of obligations against an Investor in accordance with the Loan Documents) do not and will not constitute a non-exempt “prohibited transaction” under Section 406(a) of ERISA or Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code that will subject the Administrative Agent or the Lenders to any Tax, penalty, damages or any other claim or relief under ERISA or the Internal Revenue Code or Applicable Laws of similar effect.

8.15 Compliance with Law. Each Loan Party is in compliance with all laws, rules, regulations and all orders of any Governmental Authority, including, without limitation, Environmental Laws and ERISA, if applicable, and the Investment Company Act, in each case to the extent failure to comply could reasonably be expected to have a Material Adverse Effect.

8.16 Hazardous Substances. Each Loan Party: (a) has not received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the Guarantor, or any permit issued under any Environmental Law to any Borrower, the Guarantor or any of their Subsidiaries; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) has no actual liability or, to its knowledge, threatened liability, in connection with the Release or threatened Release of any Hazardous Material into the environment which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

8.17 Insider. No Loan Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a ~~bank holding company~~Bank Holding Company of which any Lender is a subsidiary, or of any subsidiary, of a ~~bank holding company~~Bank Holding Company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

8.18 Organizational Structure. As of the date hereof the Managing Entity of the Guarantor is the Guarantor General Partner. The Investors of the Loan Parties are set forth on Exhibit A‑1 attached hereto and incorporated herein by reference (or on a revised Exhibit A-1 delivered to the Administrative Agent in accordance with Section 10.06 hereof), and the Capital Commitment of each Investor is set forth on Exhibit A-1 (or on such revised Exhibit A-1). The true, accurate, and complete structure of the Loan Parties is as depicted on Exhibit A-2.

8.19 Capital Commitments and Contributions. The aggregate amount of the Unfunded Commitments of all Investors in the applicable Loan Parties as of the ~~date hereof are $1,855,742,010.00~~Sixth Amendment Effective Date are $1,410,742,010.00. The aggregate amount of the Unfunded Commitments of all ~~Included Investors and Designated~~Borrowing Base Investors in the applicable Loan Parties as of the ~~date hereof is $1,576,479,862.00~~Sixth Amendment Effective Date are $1,198,445,880.00. There are no Capital Call Notices to any Investors in any Loan Party outstanding except as otherwise disclosed in writing to the Administrative Agent. To the knowledge of the Loan Parties, no Investor in any Loan Party is in default under its Subscription Agreement, other than in the case of any such defaults occurring after the date hereof that have been disclosed to the Administrative Agent. Prior to the date hereof, each Loan Party has satisfied all conditions to its rights to make a Capital Call to the Investors in each Loan Party including any and all conditions contained in the Subscription Agreements and the Governing Agreements.

8.20 Fiscal Year. The fiscal year of each Loan Party is the calendar year.

8.21 Investment Company Act. No Loan Party (other than the Initial Borrower) is required to be registered as an “investment company” within the meaning of the Investment Company Act. The Initial Borrower has elected to be regulated as a “regulated investment company” within the meaning of the Investment Company Act.

8.22 Margin Stock. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, U, or X. No Loan Party nor any Person acting on behalf of the Loan Parties has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

8.23 Anti-Money Laundering. Each Loan Party has received representations from each of the Investors such that such Loan Party, as applicable, has formed a reasonable belief that it knows the true identity of each of its Investors. To the knowledge of each Loan Party, no Investor’s funds used in connection with this transaction are derived from illegal or suspicious activities. To the knowledge of each Loan Party, none of the Investors’ names are contained on any Sanctions list and none of the Investors are known or suspected terrorists OFAC, nor are they citizens or residents of any country that is subject to Sanctions.

8.24 Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party, each Person directly or indirectly controlling a Loan Party, and each Person directly or indirectly ~~controlled~~Controlled by a Loan Party, shall, and to the knowledge of any Loan Party, after due and careful inquiry, each Related Party of any of the foregoing shall (a) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and shall maintain or be subject to policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (b) ensure it does not directly or indirectly use the funds or proceeds to fund, finance or facilitate any activities, business or transactions that would be prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, and (c) ensure that it does not fund any repayment of the credit with, or provide as collateral, any funds or property that is directly or indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws or that could otherwise cause a Lender or any other party hereto to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

8.25 Insurance. Each Borrower has, with respect to its properties and business, insurance, which meets the requirements of Section 9.08 hereof as of the date of this Credit Agreement, and the Closing Date.

8.26 ~~Included~~Borrowing Base Investor Status; Investment Exclusion Event. No Exclusion Event, Investment Exclusion Event has occurred, unless the Administrative Agent has been notified of the same in writing prior to (or together with) the delivery of the relevant Loan Notice for a Borrowing, and (a) with respect to any Exclusion Event, the calculation of the Available ~~Commitment~~Amount in the relevant Loan Notice for a Borrowing reflects the exclusion of the subject Investor as ~~an Included Investor or Designated~~a Borrowing Base Investor (as applicable) (or, if only a portion of such Investor’s Investor Interests are subject to such Exclusion Event, the exclusion of the relevant portion of the Unfunded Commitments of such Investor); and (b) with respect to any Investment Exclusion Event, each Loan Party has complied with all of the requirements of Section 2.03(b) hereof.

8.27 Location of Books and Records. The location where each Loan Party keeps its books and records, including all computer tapes, files and records relating to the Collateral is at the address set forth in Schedule 8.13, or such other place of which the Loan Parties have notified the Administrative Agent in accordance with the terms hereof.

8.28 Sanctioned Persons. No Loan Party nor any director, officer, agent or employee of any member of such Loan Party is a Sanctioned Person.

8.29 Beneficial Owners. The information included in each of the Beneficial Ownership Certifications most recently provided to the Administrative Agent and the Lenders pursuant to this Credit Agreement, as updated pursuant to Section 9.01(m), is true and correct in all respects.

8.30 Regulation GG. No Loan Party engages, nor does it knowingly invest in any company that engages, in an “Internet gambling business,” as such term is defined in Regulation GG, in a manner that would violate Regulation GG.

8.31 Maintenance of Independence. Each Loan Party shall at all times (a) conduct and present itself as a separate entity from the other Loan Parties and maintain all business organization formalities, (b) maintain separate books and records from the other Loan Parties, (c) conduct all transactions with Affiliates (i) in accordance with applicable restrictions in the Governing Agreements or (ii) otherwise on an arm’s length basis, and (d) not commingle its funds with funds of other Persons, including Affiliates, except for related Capital Contributions deposited directly or indirectly into the related Collateral Account (which shall include any deposit into an account of any intermediate fund prior to depositing into the Collateral Account); provided that, in each case, it is acknowledged and agreed that (y) the Guarantor acts through the Guarantor General Partner in its capacity as general partner of the Guarantor; and (z) the assets of the Guarantor are held by the Guarantor General Partner for and on behalf of the Guarantor on statutory trust as a matter of law.

8.32 Trust Agreement. The Initial Borrower hereby agrees and covenants that title to all Collateral shall at all times be vested in the trust in the name of the Initial Borrower, notwithstanding any provision of the Trust Agreement that authorizes such trust to vest title in such Collateral in the trustee thereunder or any other Person.

8.33 Non-Affiliation with Lenders. To the Initial Borrower’s knowledge, no Lender is an “affiliated person”, or an affiliated person of an affiliated person, of the Initial Borrower (within the meaning of Section 2(a)(3) of the Investment Company Act).

8.34 Solvency. Each Loan Party is Solvent. The Loan Parties and their subsidiaries (taken as a whole on a consolidated basis) are Solvent.

8.35 Commitment Reduction Date. Each Loan Party represents that the Commitment Reduction Date has not occurred.

8.36 No Defenses. No Loan Party has actual knowledge of any default or circumstance which with the passage of time and/or giving of notice, could constitute an event of default under its Governing Agreement, any Subscription Agreement, if applicable, Side Letter or Investor Letter, Credit Link Document which would constitute a defense to the obligations of the Investors to make Capital Contributions to the Borrower or the Guarantor, as applicable, pursuant to a Capital Call in accordance with the Subscription Agreements, if applicable, or the applicable Loan Party’s Governing Agreement and has no knowledge of any claims of offset or any other claims of the Investors against any Loan Party which would or could diminish or adversely affect the obligations of the Investors to make Capital Contributions and fund Capital Calls in accordance with the Subscription Agreements, if applicable, any related Side Letters or Investor Letter, the applicable Loan Party’s Governing Agreement or Credit Link Document.

9. AFFIRMATIVE COVENANTS.

So long as the Lenders have any commitment to lend hereunder, and until payment in full of the Notes and the performance in full of the Obligations under this Credit Agreement and the other Loan Documents, each Loan Party agrees that, unless the Administrative Agent shall otherwise consent in writing based upon the approval of the Required Lenders (unless the approval of the Administrative Agent alone or a different number of Lenders is expressly permitted or required below):

9.01 Financial Statements, Reports and Notices. The Loan Parties shall deliver to the Administrative Agent the following:

(a) Annual Statements. As soon as reasonably available and in any event within one hundred and fifty (150) days after the end of each fiscal year of the Borrowers and the

Guarantor (as applicable): (i) financial statements each of the Initial Borrower, including a consolidated balance sheet of each of the Borrowers, the Guarantor and their consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations for such fiscal year, in each case with an unqualified audit opinion from an independent public accountant of nationally recognized standing, but, in each case, only in the form delivered to each of the Investors; and (ii) a copy of any management-prepared report delivered by a Loan Party to the Investors simultaneously with such financial statements;

(b) Quarterly Statements. As soon as available and in any event within ninety (90) days after the end of each of the first three quarters of each fiscal year of Borrowers and the Guarantor: (i) an unaudited consolidated balance sheet of each of the Borrowers, the Guarantor and their consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of operations for such quarter and for the portion of such Loan Party’s fiscal year ended at the end of such quarter, but, in each case, (A)only in the form delivered to each of the Investors and (B) subject to normal year-end audit adjustments and the absence of footnotes; and (ii) a copy of any management-prepared report delivered by a Managing Entity to the Investors simultaneously with such financial statements;

(c) Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate (a “Compliance Certificate”) of a Responsible Officer of the Borrowers and the Guarantor, as applicable, substantially in the form of Exhibit N attached hereto (with blanks appropriately completed in conformity herewith): (i) stating that each such Responsible Officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and financial condition of the Borrowers and the Guarantor during the period covered by such Compliance Certificate; (ii) certifying that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrowers and the Guarantor on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of quarterly or other interim financial statements, to normal year-end adjustments and the absence of footnotes; (iii) stating that the Loan Parties are in compliance with the covenants set forth in Section 10.11 hereof, and containing the calculations evidencing such compliance; (iv) stating whether any Event of Default or, to any Loan Party’s knowledge, Potential Default exists on the date of such certificate and, if any Event of Default or Potential Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or proposes to take with respect thereto; (v) setting forth the Unfunded Commitments of all Investors (identifying ~~Included Investors, Designated~~the Borrowing Base Investors and Excluded Investors) and a Borrowing Base Certificate (all as of the end of the relevant period); (vi) specifying changes, if any, in the name of any Investor or in the identity of any Investor, by merger or otherwise; (vii) specifying any Subsequent Investors that have not satisfied the conditions of Section 10.06(d) hereof; (viii) stating that, to the knowledge of the Borrower, no Investor is subject to an Exclusion Event, or otherwise listing such Investors which have been subject to an Exclusion Event; and (ix) stating that, based upon information available at the date of the Compliance Certificate, that no Loan Party is aware of any circumstances which would lead an Investor to exercise any right of defense, set-off or counterclaim with respect to its Unfunded Commitments;

(d) Notices Affecting Available ~~Commitment~~Amount. Promptly, and in any event no later than five (5) Business Days following the delivery by any Loan Party of any Plan Asset Notice or receipt by any Loan Party of any Withdrawal Election issued by an Investor or Plan Asset Opinion or the occurrence of any Investment Exclusion Event, a notice setting forth each Investor to whom any Plan Asset Notice has been sent, or who has delivered any Withdrawal Election issued by an Investor or Plan Asset Opinion or is the subject of an Investment Exclusion Event, as the case may be, and in each case the details thereof;

(e) Tax Returns. At the request of the Administrative Agent, as soon as available, copies of all income tax returns (of any jurisdiction) filed by any Borrower or Guarantor;

(f) Reporting Relating to Investors. Promptly upon the receipt thereof, copies of all notices of default, notices relating in any way to an Investor’s funding obligation and any notice containing any reference to misconduct of any Loan Party that are sent to or received by any Loan Party from the Investors, in each case if such report or notice could reasonably be expected to have a Material Adverse Effect and, promptly upon the request of the Administrative Agent, copies of all financial statements and other financial information sent to any Loan Party from the Investors (subject to any legal, contractual or other confidentiality restrictions);

(g) Other Reporting. Within two (2) Business days of delivery to the Investors, copies of any notice of default, notice of election or exercise of any rights or remedies under the Subscription Agreements or the Governing Agreements, or any notices relating in any way to any Investor’s Capital Commitment, and any notice relating in any way to the misconduct of any Loan Party, that are prepared by any Loan Party and furnished to the Investors, solely if such notices are required under the Governing Agreements, the Subscription Agreements, if any, or any Side Letters applicable to such Loan Party; provided, that no Loan Party shall be required to provide copies of any statements or other information provided to Investors in respect of financial or portfolio matters beyond that required by Section 9.01(a) and (b) hereunder; and

(h) ERISA Certification. For each Borrower that provided a certificate of a Responsible Officer pursuant to Section 7.01(l)(ii) of this Credit Agreement, prior to admitting one or more ERISA Investors which would result in 25% of the total value of any class of equity interests in such Borrower being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Borrower shall deliver a favorable ~~written opinion~~Operating Company Opinion of counsel to such Borrower addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Borrower as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); and (ii) with respect to each other Borrower, for so long as there is any ERISA Investor in such Loan Party, such Loan Party shall provide to the Administrative Agent, no later than ninety (90) days after the first day of each Annual Valuation Period in the case of clause (1) below or thirty (30) days after the end of such Borrower’s fiscal year in the case of clause (2) below, a certificate signed by a Responsible Officer of such Borrower that (1) such Borrower has remained and still is an Operating Company or (2) the underlying assets of such Borrower do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(i) Annual Valuation Period. If any Loan Party would hold Plan Assets absent qualification as an Operating Company, notification of such Loan Party’s Annual Valuation Period within twenty (20) days prior to the first day of such Borrower’s and the Guarantor’s first Annual Valuation Period and, if thereafter such Loan Party’s Annual Valuation Period changes for any reason, within twenty (20) days prior to the first day of such subsequent Annual Valuation Period;

(j) Borrowing Base Certificate. An updated Borrowing Base Certificate certified by a Responsible Officer of the Borrowers and the Guarantor, to be true and correct in all material respects setting forth a calculation that the Principal ~~Obligation will not~~Obligations exceed the Available ~~Commitment~~Amount in reasonable detail, at each of the following times: (i) at the time a Borrower Party requests a Borrowing; (ii) at the time of delivery of each Compliance Certificate pursuant to Section 9.01(c) above; (iii) within three (3) Business Days of the Borrower obtaining knowledge of the occurrence of any Exclusion Event; (iv) prior to the transfer, withdrawal, or assignment of ~~an Included Investor’s or a Designated~~a Borrowing Base Investor’s Investor Interests in any Loan Party; (v) [reserved]; (vi) within three (3) Business Days after the issuance of any Capital Call Notice and (vii) at such other times as the Administrative Agent may reasonably request from time to time.

(k) Early Termination of any Loan Party or Commitment Period. Simultaneously with the sending of notice by any Loan Party to any Investor, such notice, or, if no notice is required or sent, promptly upon any Loan Party acquiring knowledge thereof, notice of any event (other than the occurrence of passage of time) that has resulted in, or could reasonably be expected to result in the occurrence of: (a) the early termination of any Loan Party; or (b) the termination of the Commitment Period, including without limitation the issuance of any related notice by any Loan Party;

(l) Capital Call Information. (i) Complete and current contact information for each Investor (including, without limitation, its address and contact information of its Responsible Officers who are responsible for funding Capital Calls from any Loan Party (including such Responsible Officer’s phone and facsimile numbers and electronic mail address)), as the Administrative Agent may reasonably request from time to time, and (ii) promptly after being issued to the Investors, copies of any Capital Call Notices in accordance with Section 5.02(c); and

(m) Notice of Certain Changes to Beneficial Ownership Certification. With respect to any Loan Party that is a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall promptly give notice to the Lenders of any change in the information provided in any such Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and promptly deliver an updated Beneficial Ownership Certification. If any Loan Party that was not previously a “legal entity customer” under the Beneficial Ownership Regulation becomes a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall promptly notify the Lenders of such fact and promptly deliver a Beneficial Ownership Certification.

(n) Investor Notice. Within five (5) Business Days of (i) the admission of any new Investor in any Loan Party formed under the laws of the Cayman Islands, the applicable Loan Party shall send an Investor Notice to such new Investor (and promptly provide a copy of the same to Administrative Agent within such five (5) Business Days) notifying such Investor of the security interests granted pursuant to the applicable Security Agreement; and (ii) the ~~closing date of this Credit Agreement~~Closing Date, each Loan Party formed under the laws of the Cayman Islands shall send an Investor Notice to all applicable Investors (and promptly provide a copy of the same to Administrative Agent within such five (5) Business Days), in each case, solely if required to be delivered in connection with Lien attachment, Lien perfection, Lien priority, or otherwise under Applicable Law of the Cayman Islands.

(o) Affiliated Person. Any Responsible Officer of a Loan Party obtaining knowledge that a Lender is an “affiliated person”, or an affiliated person of an affiliated person, of such Loan Party (within the meaning of Section 2(a)(3) of the Investment Company Act).

(p) RIC. Written notice upon any written assertion by a Governmental Authority that the Initial Borrower is not or may not qualify as a RIC.

(q) Exchange Listing Event. Written notice promptly, but in no event more than one (1) Business Day, following the occurrence of any Exchange Listing Event.

(r) Other Information. Such other information concerning the business, properties, or financial condition of any Loan Party as the Administrative Agent shall reasonably request.

9.02 Payment of Taxes. The Initial Borrower will continue to be a RIC. Each Loan Party will pay and discharge all Taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it before delinquent, provided, however, that no Loan Party shall be required to pay any such Tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and adequate reserves therefor have been established in accordance with GAAP. Nothing in this Section 9.02 shall prohibit any merger, consolidation, liquidation, or dissolution permitted by Section 10.02. The Initial Borrower will be permitted to make Permitted RIC Distributions.

9.03 Maintenance of Existence and Rights. Each of the Loan Parties shall preserve and maintain its existence. Each of the Loan Parties shall further preserve and maintain all of their respective rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to have a Material Adverse Effect.

9.04 Notice of Default. The Loan Parties shall furnish to the Administrative Agent, promptly (but in any event not later than two (2) Business Days) after becoming aware of the existence of any condition or event which constitutes an Event of Default or a Potential Default (including, without limitation, notice that the shareholders, equity holders or limited partners, as applicable, of any Loan Party intend to seek the removal of the Investment Advisor as the investment advisor of such Loan Party, the Investment Manager as the investment advisor of such Loan Party or of the Administrator as the administrator of such Loan Party under the applicable Governing Agreements or otherwise), a written notice specifying the nature and period of existence thereof and the action which any Loan Party is taking or proposes to take with respect thereto. The Loan Parties shall promptly notify the Administrative Agent in writing upon becoming aware that any Investor has violated or breached any material term of the applicable Subscription Agreement or has become a Defaulting Investor.

9.05 Compliance with Loan Documents and Constituent Documents. Unless otherwise approved in accordance with the terms of this Credit Agreement (which approval, by such terms, may require more or fewer Lenders than the Required Lenders), each of the Loan Parties shall, and shall cause each Qualified Borrower to, promptly comply with any and all covenants and provisions of this Credit Agreement, the Notes, and all of the other Loan Documents executed by or applicable to it and its Governing Agreements. The Loan Parties shall, and shall cause the Qualified Borrowers to, only use the proceeds of any Loans and Capital Call Notices for such purposes as are permitted by each of the Governing Agreements and shall conduct their respective businesses in accordance with the Subscription Agreements and the Governing Agreements.

9.06 Books and Records; Access. The Loan Parties shall give any representative of the Administrative Agent or the Lenders, or any of them, upon reasonable advance notice, access during all business hours to, and permit their representatives to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of any Loan Party in each case relating to the affairs of any Borrower and the Guarantor, or any Collateral.

9.07 Compliance with Law. The Loan Parties shall comply in all material respects with all laws, rules, regulations, and all orders of any Governmental Authority, including, without limitation, Environmental Laws and ERISA, if applicable, and the Investment Company Act, in each case, to the extent failure to comply could reasonably be expected to have a Material Adverse Effect.

9.08 Insurance. The Borrowers and the Guarantor will maintain, directly or indirectly, workers’ compensation insurance, liability insurance, and insurance on its present and future properties, assets, and business against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of the industry in which the Borrowers and the Guarantor operate and the failure of which to maintain could reasonably be expected to have a Material Adverse Effect.

9.09 Authorizations and Approvals. Each Loan Party shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Loan Party, as applicable, to comply with their respective obligations hereunder, under the other Loan Documents, the Subscription Agreements and their respective Constituent Documents to the extent that the failure to obtain any such licenses, authorizations, consents, permits and approvals could reasonably be expected to have a Material Adverse Effect.

9.10 Maintenance of Liens. Each Loan Party shall perform all such acts and execute and deliver all such documents, security agreements, financing statements, notices, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in order to enable the Lenders to report, file, and record every instrument that the Administrative Agent may deem necessary in order to grant to, or perfect and maintain in favor of, the Lenders, the first and exclusive security interests in any of the Collateral and otherwise to preserve and protect the rights of the Lenders.

9.11 Further Assurances. Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as the Administrative Agent may, from time to time, reasonably deem necessary in connection with this Credit Agreement or any of the other Loan Documents, the obligations of the Loan Parties hereunder or thereunder, or for better assuring and confirming unto the Lenders all or any part of the security for any of such obligations anticipated herein.

9.12 Loan Party Action Upon Investor Default. Upon the failure of any Investor to fund a Capital Contribution, after giving effect to any cure period or grace period in the applicable Governing Agreement and/or Subscription Agreement, the applicable Loan Party shall exercise such rights and remedies available under each Governing Agreement and the applicable Subscription Agreement (subject to any Loan Party’s fiduciary obligations as a Managing Entity, if applicable) as to such ~~defaulting~~Defaulting Investor in order to cure any default under the applicable Governing Agreement and the applicable Subscription Agreement caused by the failure of such Investor to fund its required Capital Contribution; provided, however, if such Investor is a Defaulting Investor, then, to the extent a Borrowing Base Deficiency results from the applicable Exclusion Event giving rise to such Investor becoming a Defaulting Investor, the Borrowers and the Guarantor shall, prior to any such exercise by any Loan Party of any rights, make a Mandatory Prepayment.

9.13 Covenants of Qualified Borrowers. The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective with respect to a Qualified Borrower upon and after the execution and delivery of a Qualified Borrower Note by such Qualified Borrower until such Qualified Borrower Note is indefeasibly paid in full in cash, at which time such Qualified Borrower’s obligations and liabilities under the Loan Documents and the Borrowers’ guarantee thereof shall automatically terminate, and such Qualified Borrower shall no longer be considered a “Borrower Party” or a “Qualified Borrowers” under the Loan Documents.

9.14 Register of Mortgages and Charges. The Guarantor General Partner shall, without limiting any other provisions of this Credit Agreement, promptly after Closing Date, make all filings and registrations necessary in its jurisdiction of incorporation to protect and perfect the security interests created pursuant to any Security Agreement and any Collateral Account Pledge and promptly after such filings and registrations have been made, provide the Administrative Agent with (i) an extract of the Register of Mortgages and Charges of the Guarantor General Partner updated to reflect the security interests created pursuant to Security Agreement or Collateral Account Pledge, as applicable or (ii) such other evidence that the same have been made reasonably satisfactory to the Administrative Agent.

9.15 Collateral Account. No Loan Party shall direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Capital Call to be deposited, credited or otherwise included in any account other than their applicable Collateral Account. No Loan Party shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collateral Accounts cash or cash proceeds other than Capital Contributions.

9.16 Other Notices. Each Loan Party will, promptly, and in any event within two (2) Business Days, upon receipt of knowledge thereof, notify Administrative Agent of any of the following events that would reasonably be expected to result in a Material Adverse Effect: (a) any change in the financial condition or business of such Loan Party; (b) any default under any material agreement, contract, or other instrument to which such Loan Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by such Loan Party; (c) any uninsured claim against or affecting such Loan Party or any of its Collateral; (d) the commencement of, and any material, final determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting such Fund; (e) any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with: (i) the non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental Law; or (ii) the Release or threatened Release of any Hazardous Material into the environment; (f) the existence of any Environmental Lien on any Properties or assets of such Fund; and (g) any material remedial action taken by any Fund in response to any order, consent decree or judgment of any Governmental Authority or any Environmental Liability.

9.17 Compliance with Sanctions. Each Loan Party and its Subsidiaries and Related Parties will not, directly or, to such Loan Party’s knowledge, indirectly, use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any other manner that would be prohibited by Sanctions or that would cause any Lender to be in breach of any applicable Sanctions. Each Loan Party shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance by such Fund with applicable Sanctions. A Loan Party will notify the Administrative Agent in writing not more than one (1) Business Day after becoming aware of any Loan Party or its Subsidiaries or Related Parties becoming a Sanctioned Person, or becoming owned, ~~controlled~~Controlled by, or acting or purporting to act for, or on behalf of, directly or indirectly, a Sanctioned Person.

9.18 Returned Capital. The Loan Parties shall promptly, following notification to the Investors of any Returned Capital: (a) notify the Administrative Agent in writing of such Returned Capital; (b) deliver to the Administrative Agent a revised Borrowing Base Certificate modified by the Loan Parties reflecting the changes to the Capital Commitments and the Uncalled Commitments resulting from the distribution of the Returned Capital; and (c) deliver to the Administrative Agent copies of all Returned Capital ~~Return Notices and a Capital Return Certification~~Certificates duly executed by the applicable Loan Party certifying that such Returned Capital each applicable Investor has been added back into such Investor’s Unfunded Commitment and confirming the Unfunded Commitment of such Investor after giving effect to the Returned Capital. The effective date on which an Investor’s Unfunded Commitment increases by Returned Capital for purposes of this Credit Agreement shall be the date on which the applicable Loan Party has delivered to the Lenders duly completed copies of the items required by this Section 9.18.

9.19 RIC Status under the Internal Revenue Code; Investment Company Act.

(a) The Initial Borrower shall elect to be treated as a “regulated investment company” within the meaning of the Internal Revenue Code on the first annual federal income tax return it files after the Closing Date and shall at all times thereafter maintain its status as a “regulated investment company” and be taxed as such within the meaning of the Internal Revenue Code, and shall at all times thereafter maintain its status as a “regulated investment company” under the Investment Company Act.

(b) Each Loan Party shall at all times be in compliance in all material respects with the Investment Policies.

9.20 Status of Investment Advisor as a Registered Investment Advisor. The Investment Advisor shall at all times be registered as an investment advisor under the Investment Advisers Act of 1940, as amended.

9.21 Capital Calls and Minimum Contributions. The Initial Borrower shall, until at least 50% of the Capital Commitments have been drawn: (a) issue at least one Capital Call during each twelve-month interval following the Closing Date in an amount of at least five percent (5%) of the Unfunded Commitments; provided that the Initial Borrower shall not be required at any time to issue a Capital Call pursuant to this provision in excess of the amounts outstanding under the Credit Facility; and (b) provide to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that each Investor has made such Capital Contribution equal to or exceeding five percent (5%) of the Unfunded Commitments.

9.22 Capital Call Pack. On the Closing Date each Loan Party shall, and if requested by Administrative Agent thereafter promptly (and in any event with three (3) Business Days of such request), deliver copies (which may be provided in paper or electronic format as determined by the Administrative Agent, in its reasonable discretion) of each Governing Agreement, Constituent Document, Subscription Agreement, Side Letter and any other documents which the Administrative Agent may reasonably request to ensure that all of the conditions to drawdowns required under Section 4.3 of the Initial Included Investors’ Subscription Agreements (or any equivalent provision in the Subscription Agreement of any other Investor) may be satisfied by the Administrative Agent in the event it requires to issue a Capital Call (the “Capital Call Pack”), to outside counsel to the Administrative Agent or to the Administrative Agent (as applicable). With respect to each Capital Call Pack that has been previously delivered to outside counsel to the Administrative Agent or to the Administrative Agent (as applicable) pursuant to the terms hereof, each Loan Party shall promptly (and in any event with three (3) Business Days of the amendment, restatement, modification or supplementation of any document included in the Capital Call Pack) deliver such amended, restated, modified or otherwise supplemented documentation to ensure that outside counsel to the Administrative Agent or the Administrative Agent (as applicable) possesses all documentation necessary to satisfy the conditions to drawdown set out in Section 4.3 of ~~any Investor’s~~the Initial Included Investors’ Subscription Agreements (or any equivalent provision in the Subscription Agreement of any other Investor).

10. NEGATIVE COVENANTS.

So long as the Lenders have any commitment to lend hereunder, and until payment and performance in full of the Obligations (other than contingent obligations for which no claim has yet been made), each Loan Party agrees that:

10.01 Loan Party Information. No Loan Party shall change its name, jurisdiction of formation or registration, chief or registered executive office and/or principal place of business without the prior written consent of the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).

10.02 Mergers; Dissolution. No Loan Party will (i) merge, migrate or consolidate or take any analogous corporate, limited partnership or exempted limited partnership action with or into any Person, unless a Loan Party, as applicable, is the surviving entity, (ii) permit any Managing Entity or any Qualified Borrower to merge or consolidate with or into any Person, unless such Managing Entity or such Qualified Borrower is the surviving entity. No Loan Party shall take any action to dissolve, terminate, merge or consolidate any Loan Party including, without limitation, any action to sell or dispose of all or substantially all of the property of any Loan Party, if the intention of such sale is to cause an effective merger, but for the avoidance of doubt, nothing in the foregoing shall in any way restrict the disposal of an ~~Investment~~investment; or (iii) will carry out or permit any Loan Party to carry out any Delaware Division.

10.03 Negative Pledge on Collateral; No Delegation.

(a) Without the approval of all the Lenders, no Loan Party nor the Investment Advisor shall create or suffer to exist any Lien upon the Collateral other than a first priority security interest in and upon the Collateral to the Lenders.

(b) Without the approval of all the Lenders, no Loan Party nor the Investment Advisor shall consent or agree to any Investor pledging or otherwise granting a security interest or Lien on such Investor’s Investor Interest in any Loan Party.

(c) Without the approval of all the Lenders, no Loan Party nor the Investment Advisor shall pledge or otherwise grant a security interest or Lien on its Investor Interest in any Borrower.

(d) Without the approval of the Administrative Agent, no Loan Party, nor the Investment Advisor, will delegate any authority, power, right, duty, or privilege constituting Collateral or relating to their respective powers to issue Capital Calls to any other Person, except to the Administrative Agent pursuant to this Credit Agreement or another Loan Document.

10.04 Fiscal Year and Accounting Method. No Loan Party shall change its fiscal year or its method of accounting without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), unless otherwise required to do so by the Internal Revenue Code or GAAP (and if so required the Borrowers shall promptly notify the Administrative Agent in writing of such change).

10.05 Constituent Documents. Except as hereinafter provided, no Loan Party shall (nor shall it, where applicable, permit its general partner to) alter, amend, modify, terminate, waive or change any provision of its Governing Agreement or Constituent Documents (as applicable), any Subscription Agreement, if applicable, or any Side Letter or enter any new Side Letter (each, a “Proposed Amendment”) if such Proposed Amendment would (a) remove or adjust (or affect in a similar manner) any debt limitations set out in such Loan Party’s Governing Agreements or Constituent Documents (as applicable) , (b) affect the Loan Party’s, the general partner’s of such Loan Party or any Investor’s (as applicable) debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of such Person (as applicable), in each case, relating to any Capital Calls, Capital Contributions, Capital Commitments, Uncalled Commitments or any other Collateral or any time period applicable thereto, (c) except as permitted under Section 10.06, suspend, reduce or terminate any Investor’s Unfunded Commitments or obligation to fund Capital Calls, or (d) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens, and powers and privileges of any of the Secured Parties hereunder (each, a “Material Amendment”). With respect to any Proposed Amendment, such Loan Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall within ten (10) Business Days of such notification inform such Loan Party, whether or not such Proposed Amendment would constitute a Material Amendment. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of the Required Lenders shall be required and the Administrative Agent shall promptly (but in any event within ten (10) Business Days of such determination) notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by the relevant Loan Party. The Required Lenders shall have ten (10) Business Days from the date of such notice from the Administrative Agent to deliver their approval or denial thereof. In the event that the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, such Loan Party may make such amendment without the consent of the Lenders. Each Loan Party may, without the consent of the Lenders, amend its Governing Agreement or Constituent Documents (as applicable): (x) to admit new Investors to the extent permitted by, and in accordance with, this Credit Agreement; (y) to reflect transfers of interests in the Borrower or the Guarantor permitted by, and in accordance with, this Credit Agreement; and (z) to cure any error or omission of a technical or immaterial nature; provided that, in each case, such Loan Party shall promptly provide prior written notice to the Lenders of any such amendment. Further, in the event any Governing Agreement or Constituent Document (as applicable) of any Loan Party is altered, amended, modified or terminated in any respect whatsoever, such Loan Party shall provide the Lenders with copies of each executed, filed or otherwise effective document relating thereto.

10.06 Transfer by, Admission, Redemption and Withdrawal of, Investors.

(a) Transfer of Investor Interests. No ~~Included Investor or Designated~~Borrowing Base Investor shall, nor shall any Loan Party permit any ~~Included Investor or Designated~~Borrowing Base Investor to, transfer any of its Investor Interests to any Person that is not an Affiliate of such ~~Included Investor or Designated~~Borrowing Base Investor without (i) the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) solely in the case of a transfer of an Initial Included Investor’s Investor Interest, the consent of all Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. The transfer of the Investor Interests of ~~an Included Investor or a~~

~~Designated~~a Borrowing Base Investor (other than any transfer of an Initial Included Investor’s Investor Interest) to an Affiliate of such ~~Included Investor or Designated~~Borrowing Base Investor, and the withdrawal by or transfer of the Investor Interests of any Excluded Investor, will, in each case, be at the applicable Managing Entity’s discretion, provided that (A) the Borrowers will provide prompt written notice to Administrative Agent of any such transfer, (B) such transfer must comply with the requirements set forth in Sections 10.06(d) and 10.06(e) below and (C) such transfer would not result in a violation of any OFAC regulations or breach of any Sanctions, and such Investor does not appear on any Sanctions list. The Loan Parties shall provide the Administrative Agent with at least ten (10) Business Days prior notice of the effectiveness of the transfer of an ~~Included Investor’s or a Designated~~Borrowing Base Investor’s Investor Interest.

(b) Admission of Investors. Each Loan Party shall not permit (i) the admission of any Investor, or (ii) the transfer of any Investor’s interest to an assignee as a substitute Investor and any admission of a Person as a new Investor, in each case to a Person which (x) is named on a list published by OFAC or is a Person with whom dealings are prohibited under Sanctions, including any OFAC Regulation or (y) is not in KYC Compliance.

(c) Redemption of Investor Interests; Withdrawal of Investors.

(i) Without the consent of the Administrative Agent and all Lenders, which consent shall not be unreasonably withheld or delayed, no Loan Party shall redeem any Investor Interests. Without the consent of the Administrative Agent and the Required Lenders, which consent shall not be unreasonably withheld or delayed, no Loan Party shall permit the withdrawal of an Excluded Investor (excluding, for the avoidance of doubt, any withdrawal in connection with a transfer of such Excluded Investor’s Investor Interest, which transfer instead shall be subject to Section 10.06(a)), unless such withdrawal is required to keep a Borrower in compliance with Section 10.07 hereof and is made pursuant to the terms of the applicable Governing Agreement (or the corresponding section in any applicable Constituent Document).

(ii) Without the consent of Administrative Agent and all Lenders, no Loan Party will permit the withdrawal of ~~an Included Investor or Designated~~a Borrowing Base Investor (excluding, for the avoidance of doubt, any withdrawal as a result of a transfer of such ~~Included Investor’s or Designated~~Borrowing Base Investor’s Investor Interest, which transfer instead shall be subject to Section 10.06(a)), unless such withdrawal is required to keep a Borrower in compliance with Section 10.07 hereof and is made pursuant to the terms of the applicable Governing Agreement (or the corresponding section in any applicable Constituent Document), and otherwise in accordance with this Credit Agreement. In the event that (x) the Investor Interests of ~~an Included Investor or Designated~~a Borrowing Base Investor will be redeemed and will not be transferred to an existing ~~Included Investor or Designated~~Borrowing Base Investor (as applicable), or (y) ~~an Included Investor or Designated~~a Borrowing Base Investor is permitted hereunder to withdraw from a Loan Party, the Loan Party shall, prior to such redemption or withdrawal, as applicable, calculate whether a Borrowing Base Deficiency will exist (taking into consideration the Unfunded Commitment of ~~the Included Investor or Designated~~such Borrowing Base Investor (as applicable)) if such redemption or withdrawal, as applicable, occurs, and to the extent such redemption or withdrawal, as applicable, would cause a Borrowing Base Deficiency prior to the effectiveness of any such redemption or withdrawal, as applicable, the Loan Parties shall make a Capital Call on the Investors, including the Investor that is being redeemed or that is permitted to withdrawal from a ~~Borrower~~Loan Party, in an amount necessary to make any required Mandatory Prepayments (including, without limitation, any amounts required under Section 2.01(~~d~~f) hereof). Promptly upon the effectiveness of any such redemption or withdrawal contemplated in this Section 10.06(c)(i) or (ii), the Borrowers and the Managing Entities shall deliver to the Administrative Agent a revised Exhibit A-1 to this Credit Agreement containing the name and address of each Investor and its Capital Commitment and Unfunded Commitment and ~~certifying~~certify the accuracy of the information contained in such revised Exhibit A-1.

(d) Documentation Requirements. The Loan Parties shall, with respect to any Person admitted as a substitute or new Investor (whether due to a transfer by an existing Investor or otherwise) (a “Subsequent Investor”), promptly (and, in any event no later than five (5) Business Days after the admission of such Subsequent Investor) notify the Administrative Agent of the identity of such Investor and deliver documentation similar to that described in Section 7.01(l) with respect thereto. In the event any Person is admitted as an additional or substitute Investor of a Loan Party, the Borrowers shall promptly deliver to the Administrative Agent a revised Exhibit A-1 to this Credit Agreement, containing the names of each Investor and the Capital Commitments of each Investor.

(e) Funding Requirements. Prior to the effectiveness of any transfer by ~~an Included Investor or Designated~~a Borrowing Base Investor, the Loan Parties shall calculate whether a Borrowing Base Deficiency will exist if such transfer occurs (taking into account the Unfunded Commitment of the relevant ~~Included Investor or Designated~~Borrowing Base Investor), and to the extent such transfer would cause a Borrowing Base Deficiency, and shall, to the extent the Loan Parties do not otherwise have funds available in any Collateral Account, pay any resulting Mandatory Prepayment prior to permitting such transfer (which payment may be made from any source available to the Loan Parties, including but not limited to the proceeds of a Capital Call). For the avoidance of doubt, the Loan Parties covenant not to effect any transfer or withdrawal of the Investor Interest of ~~an Included Investor or Designated~~a Borrowing Base Investor contemplated by Section 10.06(a) and Section 10.06(c) until such time as the Administrative Agent has received payment of any applicable Mandatory Prepayment triggered by any such transfer or withdrawal (including, without limitation, any amounts required to be paid under Section 2.01(~~d~~f) hereof).

10.07 Capital Commitments. The Loan Parties shall not: (a) without the prior written consent of the Administrative Agent and the Required Lenders (which consent may not be unreasonably withheld or delayed, in the sole discretion of the Administrative Agent and the Required Lenders), abate, cancel, reduce, excuse (other than that portion of a Capital Commitment subject to an Investment Exclusion Event (other than any Investment Exclusion Event occurring pursuant to any provision of the Governing Agreements and/or any Side Letter related thereto which grants the applicable Managing Entity general discretion to abate, cancel, reduce, excuse, suspend or defer any Capital Commitment or Unfunded Commitment), subject to subclause (b)(ii) below), suspend or defer the Capital Commitment or Unfunded Commitment of any Excluded Investor; provided, however, the Loan Parties may cancel or reduce that portion of the Capital Commitment and Unfunded Commitment of an Excluded Investor that is subject to (x) a reduction effected by any Managing Entity under Section 9.12 hereof, (y) a transfer by an Investor permitted under Section 10.06(a) hereof, or (z) a redemption or withdrawal permitted under Section 10.06(c) hereof; and (b) without the prior written approval of the Administrative Agent and all Lenders (which consent may be withheld in the sole discretion of the Administrative Agent and the Lenders): (i) abate, cancel, reduce, excuse (other than that portion of a Capital Commitment subject to an Investment Exclusion Event (other than any Investment Exclusion Event occurring pursuant to any provision of the Governing Agreements and/or any Side Letter related thereto which grants the applicable Managing Entity general discretion to abate, cancel, reduce, excuse, suspend or defer any Capital Commitment or Unfunded Commitment), subject to subclause (b)(ii) below), suspend or defer the Capital Commitment or Unfunded Commitment of any ~~Included Investor or Designated~~Borrowing Base Investor; provided, however, the Loan Parties may cancel or reduce that portion of the Capital Commitment and Unfunded Commitment of ~~an Included Investor or Designated~~a Borrowing Base Investor that is subject to (x) a reduction effected by any Managing Entity under Section 9.12 hereof, (y) a transfer by an Investor permitted under Section 10.06(a) hereof, or (z) a redemption or withdrawal permitted under Section 10.06(c) hereof; or (ii) excuse any Investor from or permit any Investor to defer any Capital Contribution, if the proceeds from the related Capital Call Notice are to be applied to the Obligations hereunder. For the avoidance of doubt, prior to the effectiveness of any such cancellation, reduction or excuse by ~~an Included Investor or Designated~~a Borrowing Base Investor permitted without the consent of the Administrative Agent and all of the Lenders, the Loan Parties shall calculate whether, taking into account the Capital Commitments of the ~~Included Investors or Designated~~Borrowing Base Investors in the Loan Parties as if such cancellation, reduction or excuse had occurred, the applicable cancellation, reduction or excuse would cause a Borrowing Base Deficiency, and shall, to the extent the Loan Parties do not otherwise have funds available in any Collateral Account, make or cause to be made any Capital Calls required to pay any resulting Mandatory Prepayment prior to permitting such cancellation, reduction or excuse, as applicable.

10.08 ERISA Compliance. No Loan Party or member of its Controlled Group shall establish, maintain, contribute to, or have any liability to contribute to any Plan. No Loan Party will take any action that would cause it to fail to qualify as an Operating Company, if its underlying assets would constitute Plan Assets absent qualification as an Operating Company. No Loan Party shall take any action, or omit to take any action, which would give rise to a non‑exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA that would subject Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA.

10.09 Environmental Matters. Except for such conditions as are in or will promptly be brought into compliance with relevant Environmental Laws or otherwise would not reasonably be expected to result in a Material Adverse Effect, no Loan Party: (a) shall cause any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any Property of any Loan Party in material violation of Environmental Law; or (b) shall permit any such Property to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material in material violation of Environmental Law.

10.10 Limitations on Dividends and Distributions. No Loan Party may make, pay or declare any Distributions. For the avoidance of doubt, the Initial Borrower may make Permitted RIC Distributions from sources other than Collateral.

10.11 Limitations on Indebtedness.

(a) ~~10.11 Limitation on Debt. (a)~~ No Loan Party shall incur any Indebtedness in violation of the leverage restrictions set forth in the Governing Agreements, including, for the avoidance of doubt, the BDC Asset Coverage Ratio.

(b)  ~~(b)~~ The Investment Manager shall not incur any Indebtedness which is recourse to any Loan Party.

(the limitations on Indebtedness set out in this Section 10.11 being, the “Debt Limitations”).

10.12 Limitation on the Managing Entities. No Loan Party shall create or suffer to exist any Lien upon its interests, nor shall any Managing Entity engage in any activities or operate any other business other than to serve as Managing Entity of such Loan Party, as applicable, nor shall any Managing Entity transfer or assign any of its interests in any Loan Party, as applicable without the prior written consent of the Administrative Agent and the Required Lenders.

(a) Each Managing Entity shall, at all times, act as the sole Managing Entity of each applicable Loan Party provided, however, that notwithstanding the preceding clause (a), a Managing Entity may assign its interest as Managing Entity to an Affiliate, so long as: (a) such Managing Entity shall have given Administrative Agent prior written notice of the intention to effect such transfer; and (b) one of the following shall have occurred as a condition to such proposed transfer: (x)(i) such transferee shall have joined into this Credit Agreement and the other Loan Documents, and shall have assumed all of the obligations of such Managing Entity under the Loan Documents, (ii) such transferee shall have pledged to Administrative Agent, for the benefit of the Lenders, all such collateral that such Managing Entity previously pledged to the Administrative Agent, similar to the Collateral, in form and substance reasonably satisfactory to the previous Managing Entity and (iii) such transferee shall have delivered such documents, including, without limitation, the Constituent Document of such transferee, any security documents, accession or joinder agreements, amendments to the Loan Documents, and legal opinions, as may be reasonably requested by Administrative Agent, to Administrative Agent; or (y) Administrative Agent shall be otherwise reasonably satisfied that appropriate agreements have been effected to protect the interests of Administrative Agent and the Lenders with respect to the Collateral.

10.13 Dissolution. Without the consent of all Lenders, no Loan Party, shall take any action to terminate, wind-up, dissolve or liquidate any Loan Party, as applicable, so long as the Obligations remain outstanding and this Credit Agreement remains in effect.

10.14 Limitations of Use of Loan Proceeds. The Loan Parties shall not use the proceeds of any Loan for the payment to any Investor of any Distribution, without the consent of all Lenders.

10.15 Sanctions. No Loan Party, shall (and each Loan Party shall ensure that no other member of any Loan Party, as applicable, will) directly or indirectly, use the proceeds of any Loan (or lend, contribute or otherwise make available such proceeds to any person) in any manner that would result in a violation of Sanctions by any Lender (including without limitation as a result of the proceeds of any Loan being used to fund or facilitate any activities or business of, with or related to (or otherwise to make funds available to or for the benefit of) any person who is a Sanctioned Person.

(a) Each Loan Party shall ensure that (i) no person that is a Sanctioned Person will have any legal or beneficial interest in any funds remitted by any Loan Party, as applicable, or repaid or remitted by any Loan Party to any Lender in connection with any Loan, and (ii) it shall not use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to any Lender hereunder or any other Loan Document.

(b) Each Loan Party shall implement and maintain appropriate safeguards designed to prevent any action that would be contrary to paragraph (a) or (b) above.

(c) Each Loan Party shall, and shall procure that each other member of any Loan Party, as applicable, will, promptly upon becoming aware of the same, supply to the Administrative Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions.

10.16 Fund Structure. No Borrower shall transfer, withdraw or assign its equity interest in any other Loan Party or its obligations under the Loan Documents to any other Person other than a Person that is or becomes a Borrower hereunder, without the prior written consent of the Administrative Agent, which consent may be granted or withheld in the Administrative Agent’s sole and absolute discretion. Notwithstanding the foregoing, this Section 10.16 shall not apply to special purpose vehicles established as borrowers under other credit facilities or for the purpose of securitizations.

10.17 Regulation GG. No Loan Party will knowingly invest in any company that engages in an “Internet gambling business,” as such term is defined in Regulation GG, in a manner that would violate Regulation GG.

10.18 EEA Financial Institution. None of the Loan Parties is an EEA Financial Institution.

10.19 CIMA Registration. If a Loan Party is incorporated, formed and/or registered under the laws of the Cayman Islands and is required to be registered with CIMA pursuant to the Private Funds Act (as amended) of the Cayman Islands (together with all regulations issued thereunder, collectively, the “PF Act”) in order to accept capital contributions from investors for the purposes of investments, the Loan Parties will (a) register such Loan Party with CIMA in accordance with the PF Act, and thereafter (b)(i) duly maintain such registration in accordance with the PF Act, and (ii) promptly comply with any requests and instructions issued by CIMA in connection with the PF Act to the extent that a failure to do so might reasonably be expected to result in a Material Adverse Effect.

10.20 Limitation on Withdrawals of Funds. Without the prior written consent of the Required Lenders, no Loan Party shall, and the Investment Advisor shall not, make or cause the making of any withdrawal or transfer of funds from any Collateral Account if a Cash Control

Event has occurred and is continuing, other than withdrawals for the purpose of repaying Obligations.

10.21 Initial Included Investor Conditions to Funding. None of the Loan Parties or the Investment Advisor shall, without the prior written consent of the Administrative Agent, take any action that would cause any condition precedent to any ~~Initial Included~~ Investor’s obligation to fund Capital Calls as set forth in its Subscription Agreement to not be satisfied at any time.

10.22 Business Development Company Status. The Initial Borrower shall not withdraw its Form N-54A filed with the SEC electing to be treated as a business development company.

11. EVENTS OF DEFAULT.

11.01 Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) any Borrower Party shall fail to pay when due: (i) any principal of the Obligations; or (ii) any interest on the Obligations or any fee, expense, or other payment required hereunder, including, without limitation, payment of cash for deposit as cash collateral as required hereunder, and such failure under this clause (ii) shall continue for two (2) days thereafter;

(b) any representation or warranty made by any or any Loan Party under this Credit Agreement (other than Section 8.01) or by any Loan Party under any of the other Loan Documents executed by any of them, or in any certificate or statement furnished or made to the Lenders by any Loan Party pursuant hereto or in connection herewith or with the Loans, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed made, and the adverse consequences of such inaccuracy shall, to the extent curable, continue uncured for a period of thirty (30) days after the earlier of (x) any Loan Party obtaining knowledge thereof or (y) Administrative Agent’s delivery of written notice of the breach of such representation or warranty to the Borrowers;

(c) default shall occur in the performance of any of the covenants or agreements contained herein (other than the covenants contained in Section 2.01(~~d~~f), Section 5.02(d), Section 9.01(h), Section 9.04, Section 9.19 through Section 9.22, Section 10.01, Section 10.02, or any of Sections 10.03 through 10.22), or of the covenants or agreements of any Loan Party contained in any other Loan Documents executed by any of them, and such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days after written notice thereof has been given by the Administrative Agent to any Borrower or any Managing Entity; provided, however, so long as such default is curable and the applicable Loan Parties are diligently pursuing the cure of such default, then such thirty (30) day period shall be extended for an additional thirty (30) days; provided, further, no such thirty (30)-day cure period shall apply respecting covenants of any Loan Party relating to notices to be given by any such Person, but, rather, a three-day grace period shall apply);

(d) the representation made by any Loan Party under Section 8.01 of this Credit Agreement shall prove to be untrue or inaccurate in any material respect as of the date on which such representation is made or deemed made, or default shall occur in the performance of the covenants and agreements of the Loan Parties contained in Section 2.01(~~d~~f), Section 5.02(d), Section 9.01(h), Section 9.04, Section 9.19 through Section 9.22, Section 10.01, Section 10.02, or any of Sections 10.03 through 10.19(a), or Section 10.20 through Section 10.22;

(e) any of the Loan Documents executed by any Loan Party shall cease, in whole or in material part, to be legal, valid, binding agreements enforceable against such Loan Party in accordance with the terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;

(f) (i) monetary default shall occur in the payment of any recourse Indebtedness of any Loan Party (other than the Obligations), in an aggregate amount greater than or equal to the Threshold Amount, and such default shall continue for more than the applicable period of grace, if any, or (ii) monetary or non-monetary default shall occur that results in the acceleration of recourse Indebtedness of any Loan Party (other than the Obligations) in an amount greater than or equal to the Threshold Amount;

(g) any Loan Party shall: (i) apply for or consent to the appointment of a receiver, provision liquidator, restructuring officer, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or winding up, dissolution or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take partnership or corporate action for the purpose of effecting any of the foregoing;

(h) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Loan Party or appointing a receiver, custodian, trustee, intervenor, provisional liquidator, restructuring officer or liquidator of any Loan Party of all or substantially all of any of their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days, or an order for relief shall be entered in respect of any Loan Party in a proceeding under the Bankruptcy Code of the United States;

(i) any final judgment(s) for the payment of money in excess of the sum of the Threshold Amount in the aggregate shall be rendered against any Loan Party and such judgment or judgments remain unsatisfied for a period of sixty (60) days or would reasonably be expected to have a Material Adverse Effect, unless covered by insurance or unless being appealed and such Loan Party has posted a bond or cash collateral;

(j) there shall occur (i) any change in the financial condition of any Loan Party which has a Material Adverse Effect, (ii) an event which results in a Material Adverse Effect which event shall continue unremedied for a period of thirty (30) or more days after notice thereof from the Administrative Agent, or (iii) any Loan Party breaches the applicable Governing Agreement and such breach has a Material Adverse Effect;

(k) (i) any Loan Party shall fail to deliver to the Administrative Agent an ERISA Notice, which is required to be provided pursuant to Section 9.01(h) hereof, within ten (10) Business Days following the Administrative Agent’s written notice to the Loan Parties that such failure to deliver such certificate by the date due set forth in Section 9.01(h) hereof has occurred and the underlying assets of any Loan Party shall constitute Plan Assets; or (ii) any Loan Party shall fail or cease to meet an exception under the Plan Asset Regulation which exception would prevent the assets of such Loan Party from being Plan Assets such that the transactions contemplated hereby constitute a non-exempted prohibited transaction under Section 406(a) of ERISA, Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code;

(l) two or more non-affiliated Investors having Capital Commitments aggregating 15% or greater of the aggregate Capital Commitments of all Investors shall default in their obligation to fund any Capital Call beyond any applicable grace period under the applicable Governing Agreement on a cumulative basis since the Closing Date;

(m) the issuance to any Loan Party of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to any Loan Party of any injunctive order by any court under any Environmental Law, which, in the Administrative Agent’s reasonable judgment, will result in a Material Adverse Effect; or

(n) any Loan Party (i) breaches any of its obligations under any Subscription Agreement or any Governing Agreement (other than as expressly contemplated in Section 11.01(o) below) and such breach could reasonably be expected to have a Material Adverse Effect or (ii) repudiates its obligations under any Subscription Agreement or any Governing Agreement;

(o) any Affiliate of any Loan Party fails to make a Capital Contribution within three (3) Business Days of when originally due;

(p) any audit opinion, from an independent public accountant of nationally recognized standing which is required to be delivered pursuant to Section 9.01 hereof, is provided on a qualified basis;

(q) a Change of Control shall occur;

(r) the occurrence of any Loan Party being dissolved, wound up, a provisional liquidation, and/or liquidated pursuant to any Governing Agreement;

(s) the date on which the Initial Borrower ceases to have at least three (3) trustees appointed and such condition continues for a period of sixty (60) days; and

(t) default shall occur in the performance of any of the covenants or agreements of the Loan Party contained in Section 10.19(b) hereof and such default shall continue uncured to the satisfaction of the Administrative Agent for a period of five (5) Business Days after the earlier of: (x) written notice thereof has been given by the Administrative Agent to the Loan Party; or (y) such Loan Party is aware of such default.

11.02 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then the Administrative Agent may, and, upon the direction of the Required Lenders, shall: (a) suspend the Lender Commitments and the Uncommitted Amounts of the Lenders until such Event of Default is cured; (b) reduce the Lender Commitments and the Uncommitted Amounts of the Lenders to an amount equal to the then outstanding Obligation until such Event of Default is cured; (c) terminate the Lender Commitment and the Uncommitted Amounts of the Lenders; (d) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which each Loan Party (on their own behalf and on behalf of its Qualified Borrowers) hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (e) suspend the obligation of the Lenders to maintain Term SOFR Loans; (f) exercise any right, privilege, or power set forth in Section 5.02 hereof, including, but not limited to, the initiation of Capital Call Notices of the Uncalled Commitments, provided, however, that if any Event of Default specified in Section 11.01(g), Section 11.01(h) or Section 11.01(s) hereof shall occur, the obligation of each Lender to make Loans shall automatically terminate, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith without any further action by the Administrative Agent or the Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each Loan Party (on their own behalf and on behalf of its Qualified Borrowers) hereby expressly waives.

11.03 Performance by the Administrative Agent. Should any Loan Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, as applicable, and such failure continues beyond any applicable cure period, the Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the Loan Parties shall, at the request of the Administrative Agent promptly pay any reasonable amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at the Administrative Agent’s Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders assume any liability or responsibility for the performance of any duties of any Loan Party, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of the Loan Parties, or any related Person, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Loan Party or any related Person.

11.04 Good Faith Duty to Cooperate. In the event that the Administrative Agent or Required Lenders elect to commence the exercise of remedies pursuant to Sections 11.02 or 11.03 as a result of the occurrence of any Event of Default that has not been waived, the Loan Parties agree to cooperate in good faith with the Administrative Agent to enable the Administrative

Agent to issue Capital Calls and enforce the payment thereof by the Investors, including but not limited to providing contact information for each Investor within two (2) Business Days of request.

12. AGENCY PROVISIONS

12.01 Appointment and Authorization of Agents.

(a) Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, nor shall any Agent have or been deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders and no Borrower Party shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Loan Parties in Section 12.10).

(b) Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent (without any further consent of the Secured Parties), at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and payment in full of all of the Obligations (other than contingent obligations for which no claim has yet been made), including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of Section 13.01. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.01(b).

12.02 Delegation of Duties. Each Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by such Agent concerning all matters pertaining to such duties. No Agent shall be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 12 shall apply to any such sub‑agent of such Agent.

12.03 Exculpatory Provisions. No Agent nor any of its Affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such Person, an “Agent-Related Person”), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by such Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Sections 7.01, 7.02 or 7.03 have been satisfied and, when the Administrative Agent disburses funds to Borrower, it may rely fully upon statements contained in the relevant requests by a Borrower Party.

12.04 Reliance on Communications. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Agents with reasonable care). Each Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent in accordance with Section 13.11(c). Each Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

12.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.

12.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of any Agent-Related Person.

12.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Party and without limiting any obligation of the Borrower Parties to do so), ratably in accordance with the applicable Lender’s respective Lender’s Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct, or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.07. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. The agreements in this Section 12.07 shall survive the termination of the Commitments, payment of all of the Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of any Agent.

12.08 Agents in Their Individual Capacity. Each Agent (and any successor acting as an Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party (or any of their Subsidiaries or Affiliates) as though such Agent were not an Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding the Borrower Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to the Loans made and all obligations owing to it, an Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.09 Successor Agents.

(a) Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(i) With effect from the Resignation Effective Date, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 12 and Section 13.06 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(b) Resignation of Other Agents. Any other Agent may, at any time, resign upon written notice to the Lenders and the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the applicable Agent, then the retiring Agent may appoint, after consulting with the Lenders and the Borrower, a successor Agent from any of the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and shall assume the duties and obligations of such retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and the other Loan Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.

12.10 Reliance by the Borrower. The Borrower shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Borrower, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Borrower shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Administrative Agent. The Borrower shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Borrower shall have received notice of resignation, and the Borrower shall not be obligated to recognize any successor Administrative Agent until the Borrower shall have received written notification satisfactory to them of the appointment of such successor.

12.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

12.12 Erroneous Payment. If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment

Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(a) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Credit Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.12(a)or on whether or not an Erroneous Payment has been made.

(b) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(c) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitments or Uncommitted Amounts which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Credit Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments and/or the Uncommitted Amounts of any Lender and/or such Commitments and Uncommitted Amounts shall remain available in accordance with and subject to the terms of this Credit Agreement.

(i) Subject to Section 13.14(b), (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous

Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 12.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(e) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 12.12 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments, the Uncommitted Amounts and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

12.13 Certain ERISA Matters.

(a) Representations and Warranties. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using Plan Assets in connection with the Loans, the Lender Commitments, the Uncommitted Amounts or the Loan Documents;

(ii) the transaction exemption set forth in one or more prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Lender Commitments, the Uncommitted Amounts and the Loan Documents;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Lender Commitments, the Uncommitted Amounts and the Loan Documents, (C) the entrance into, participation in, administration of and performance of the Loans, the Lender Commitments, the Uncommitted Amounts and the Loan Documents satisfies the requirements of subsections (b) through (g) of Part I of PTE 84‑14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Lender Commitments, the Uncommitted Amounts and the Loan Documents; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) Non-Fiduciary. In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of the Administrative Agent, the Arranger, or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Lender Commitments, the Uncommitted Amounts and the Loan Documents (including in connection with the reservation or exercise of any rights by the

Administrative Agent under this Credit Agreement, any Loan Document or any documents related to hereto or thereto).

13. MISCELLANEOUS.

13.01 Amendments. Neither this Credit Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by Required Lenders or the Administrative Agent (based upon the approval of Required Lenders), on the one hand, and any one or more Loan Parties on the other hand; provided, that, if this Credit Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of the Administrative Agent, acting alone, or all Lenders, then such amendment, waiver, discharge or termination must be signed by the Administrative Agent or all Lenders, as applicable, on the one hand, and the applicable Loan Parties on the other hand; provided, further, that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a) each Lender affected thereby:

(i) reduce or increase the amount or alter the term of the Lender Commitment or Uncommitted Amount of such Lender, or alter the provisions relating to any fees (or any other payments) payable to such Lender;

(ii) extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or reduce any fee or other amount payable to such Lender, or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder; or

(iii) release any liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in a Loan Party permitted hereunder; and

(b) all Lenders:

(i) permit the cancellation, excuse or reduction of the Capital Commitment or Uncalled Commitment of any ~~Included Investor or Designated~~Borrowing Base Investor;

(ii) amend the definition of “Applicable Requirement”, “Funding Ratio” or any of the related defined terms;

(iii) [Reserved];

(iv) amend the definitions of “Available ~~Commitment~~Amount”, “~~Revolving Loan~~ Available Commitment”, “~~Term Loan~~ Available Uncommitted Amount”,

“Maximum Commitment” or “Maximum ~~Commitment~~Uncommitted Amount” (provided, however, that the definition of “Maximum Commitment” and/or “Maximum Uncommitted Amount” may be revised to increase or decrease such amount pursuant to the terms of this Credit Agreement);

(v) amend the definition of “Borrowing Base Deficiency”, “Mandatory Prepayment”, “Required Payment Time” or any of the related defined terms;

(vi) amend the definition of “Collateral” or any of the related defined terms;

(vii) amend the definition of “Exclusion Event” or any of the related defined terms;

(viii) amend the definitions of “Borrowing Base Investor”, “Designated Investor”, “Initial Included Investor”, “Included Investor”, “Rated Included Investor” or “Non-Rated Included Investor” or any of the related defined terms;

(ix) change the percentages specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(x) amend the consent rights relating to the transfer of Investor Interest by ~~an Included Investor or a Designated~~a Borrowing Base Investor;

(xi) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under (or in respect of) the Loan Documents;

(xii) amend the terms of this Section 13 or Section 14;

(xiii) agree to the direct or indirect subordination of any Lien or claim securing the Obligations; or

(xiv) amend Section 10.11.

Notwithstanding the above: (A) no provisions of Section 12 may be amended or modified without the consent of the Administrative Agent; (B) Sections 9 and 10 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and any amendment to any provision of Section 9 or 10 shall require the consent of the Lenders that are specified therein as required for a waiver thereof; and (C) the Lenders hereby irrevocably authorize the Administrative Agent to enter into any amendments or other modifications to this Credit Agreement and/or the other Loan Documents with the Loan Parties as may be necessary or appropriate in the reasonable opinion of the Administrative Agent to evidence, effectuate or establish any joinder of a Qualified Borrower pursuant to Section 7.03.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above and in Section 10: (A) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; and (B) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. The Administrative Agent may, after consultation with the Loan Parties, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic, clerical or other ministerial errors or omissions that are inconsistent with the terms hereof.

If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) days of the making of such request by the Administrative Agent, as the case may be, such Lender shall be deemed to have denied giving its consent to the request.

13.02 Setoff. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without prior notice to any Loan Party or any other obligor, any such notice being waived by each Loan Party (on its own behalf and on behalf of each obligor, including without limitation each Qualified Borrower), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower Party against any and all of the Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 13.02 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

13.03 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Collateral Documents, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately: (a) notify the Administrative Agent of such fact; and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such of Loans or such participations, as the case may be, pro rata with each of them in accordance with the terms of this Credit Agreement; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of: (i) the amount that such paying Lender’s required repayment bears to; (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower (on its own behalf and on behalf of its Qualified Borrowers) agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 13.02) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower Party in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 13.03 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 13.03 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Credit Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. To the extent required to implement the sharing of payments under this Section 13.03, each Lender hereby authorizes and directs the Administrative Agent to distribute any proceeds from Capital Calls or proceeds from the exercise of remedies under the Collateral Documents held by the Administrative Agent to Lenders consistent with the terms of this Section 13.03.

13.04 Payments Set Aside. To the extent that any Borrower Party makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

13.05 Waiver. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of the Administrative Agent and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement, including Section 13.01, the Administrative Agent acting on behalf of all Lenders, and the Borrowers may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of the Lenders, or may grant waivers or consents to a departure from the due performance of the obligations of any Loan Party hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all Lenders.

13.06 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay: (i) all reasonable and documented out of pocket expenses actually incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, documentation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications, waivers or consents of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (ii) out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any external counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 13.06; or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and Taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. Under no circumstances shall SuMi TRUST be required to pay any brokerage fee or commission arising from the transaction contemplated hereunder.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof) each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related fees and expenses (including the fees, charges and disbursements of any external counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of: (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents; (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) prepayments of the Term SOFR Loans on a day other than the last day of an Interest Period with respect thereto; (iv) any increased costs or reduced return due to changes in applicable regulations regarding reserves, capital adequacy, or other similar regulations; (v) any Loan or the use or proposed use of the proceeds therefrom; (vi) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its respective Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their respective Subsidiaries; or (vii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses: (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; or (B) result from a claim brought by any Loan Party against an Indemnitee for fraud of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 13.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

13.07 Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a)or (b) of this Section 13.06 to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.05 hereof.

(a) Waiver of Consequential Damages, Etc. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO LOAN PARTY SHALL, AND SHALL CAUSE EACH QUALIFIED BORROWER NOT TO, ASSERT, AND EACH LOAN PARTY (ON ITS OWN BEHALF AND ON BEHALF OF EACH OBLIGOR) HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE REFERRED TO IN SUBSECTION 13.06(b) ABOVE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED TO SUCH UNINTENDED RECIPIENTS BY SUCH INDEMNITEE THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OTHER THAN FOR DIRECT OR ACTUAL DAMAGES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE AS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION.

(b) [Reserved].

(c) Payments. All amounts due under this Section 13.06 shall be payable not later than fifteen (15) Business Days after demand therefor.

(d) Survival. The agreements in this Section 13.06 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Lender Commitments and the Uncommitted Amounts and the repayment, satisfaction or discharge of the Obligations.

13.08 Notices.

(a) Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) If to any Loan Party or the Administrative Agent, at its notice address and numbers set forth on Schedule 13.07 attached hereto. If to any Lender, in care of the Administrative Agent, at its notice address and numbers set forth on Schedule 13.07 attached hereto. Each Lender agrees to provide to the Administrative Agent a written notice stating such Lender’s address, facsimile number, telephone number, and the name of a contact person, and the Administrative Agent may rely on such written notice unless and until a Lender provides the Administrative Agent with a written notice designating a different address, facsimile number, telephone number or contact person.

(ii) Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 13.07. With respect to any notice received by the Administrative Agent from the Borrowers or any Investor not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders. When determining the prior days’ notice required for any Request for Borrowing or other notice to be provided by any Loan Party or an Investor hereunder, the day the notice is delivered to the Administrative Agent (or such other applicable Person) shall not be counted, but the day of the related Borrowing or other relevant action shall be counted.

(b) Effectiveness of Delivery. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices sent via telephone, shall be deemed to have been given on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals designated to receive notice occurs during a call to the telephone number or numbers indicated for such party. Notices delivered through electronic communications to the extent provided in subsection (c) below, shall be effective as provided in such subsection (c).

(c) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Loan Parties may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

13.09 Effectiveness of E-mail Notice. Unless the Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

13.10 Governing Law. Pursuant to Sections 5-1401 and 5-1402 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles that might otherwise apply (except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents), and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Loan Documents.

13.11 Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury.

(a) CHOICE OF FORUM, ETC. EACH LOAN PARTY (ON ITS OWN BEHALF AND, TO THE EXTENT APPLICABLE ON BEHALF OF EACH QUALIFIED BORROWER), IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH LOAN PARTY (ON ITS OWN BEHALF AND, TO THE EXTENT APPLICABLE ON BEHALF OF EACH QUALIFIED BORROWER), IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION

OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. EACH LOAN PARTY (ON ITS OWN BEHALF AND, TO THE EXTENT APPLICABLE ON BEHALF OF EACH QUALIFIED BORROWER) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 13.09. EACH BORROWER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) SERVICE OF PROCESS. EACH LOAN PARTY (ON ITS OWN BEHALF AND, TO THE EXTENT APPLICABLE ON BEHALF OF EACH QUALIFIED BORROWER) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.07. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH LOAN PARTY (ON ITS OWN BEHALF AND, TO THE EXTENT APPLICABLE ON BEHALF OF EACH QUALIFIED BORROWER) HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE BROUGHT UPON ITS PROCESS AGENT APPOINTED BELOW, AND EACH LOAN PARTY (ON ITS OWN BEHALF AND, TO THE EXTENT APPLICABLE ON BEHALF OF EACH QUALIFIED BORROWER) HEREBY IRREVOCABLY APPOINTS THE INVESTMENT ADVISOR c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, NY 10152, ITS PROCESS AGENT, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT IN ITS NAME, PLACE AND STEAD TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.11.

13.12 Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.

13.13 Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Credit Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the Loan Parties and the Administrative Agent, on behalf of the Lenders, in accordance with the terms hereof.

13.14 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 13.14; (ii) by way of participation in accordance with the provisions of clause (e) of this Section 13.14; (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (g) of this Section 13.14 (and any other attempted assignment or transfer by any party hereto shall be null and void), or (iv) by way of a grant of a declaration of trust in favor of any funding vehicle of such Lender (a “Declaration of Trust” and a “Beneficiary”, respectively) provided that in each case (1) such Lender’s obligations under this Credit Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender (or its attorney in fact) in connection with such Lender’s rights and obligations under this Credit Agreement. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (e) of this Section 13.14, Beneficiaries to the extent provided in clause (a) of this Section 13.14 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Lender Commitment, its Uncommitted Amount and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Lender Commitment and/or Uncommitted Amount and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subclause (A) above, the aggregate amount of the Lender Commitment and the Uncommitted Amount (which for this purpose includes Loans outstanding thereunder, if any,) or, if the Lender Commitment or Uncommitted Amount is not then in effect or no Principal Obligations are outstanding under a Lender’s Commitment or Uncommitted Amount, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of such “Trade Date”, shall not be less than $5,000,000 (and shall be in an integral multiple of $500,000), and, after giving effect to such assignment, no Lender shall hold a Lender Commitment or an Uncommitted Amount of less than $5,000,000 (unless such Lender no longer holds any Lender Commitment or Uncommitted Amount); provided, however that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Assignee (or to an Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, and the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower in a written notice to the Administrative Agent received prior to such tenth (10th) Business Day.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Lender Commitment or the Uncommitted Amount assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.14(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required (1) unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender or an Affiliate of a Lender an Eligible Assignee or an Approved Fund, or (z) in connection with a pledge made to a Federal Reserve Bank pursuant to Section 13.14(g) hereof; and (2) except under circumstances described in clause

(1)(x) above for any assignment to a Competitor; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment or an Uncommitted Amount or an Affiliate of such Lender; and

(C) under no circumstances shall any Lender assign any of its obligations hereunder or under the other Loan Documents to a Competitor unless an Event of Default has been in existence for more than ninety (90) calendar days.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee in the amount of $3,500 (except in the case of a transfer at the demand of the Borrowers under Section 13.14 hereof, in which case the Borrowers shall pay such fee); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v) No Assignment to the Loan Parties. No such assignment shall be made to any Loan Party or any Affiliate or Subsidiary thereof.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Borrower Requested Assignments. Each assignment made as a result of a demand by the Borrowers under Section 13.14 hereof shall be arranged by the Borrowers after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender.

(c) Effect of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (d) of this Section 13.14, from and after the effective date specified in each Assignment and Assumption Agreement, the Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 4.01, 4.04, 4.05 and

13.06 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the Assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection (c) shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e) of this Section 13.14.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower Parties, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Lender Commitments and Uncommitted Amounts of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any Lender may at any time sell participations to any Person (other than a natural person or any Loan Party or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Lender Commitment, Uncommitted Amount and/or the Loans owing to it); provided that: (i) such Lender’s obligations under this Credit Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement; (iv) if no Event of Default exists at the time of consummation thereof, the Borrowers have consented to such participation (such consent not to be unreasonably withheld or delayed, or if such assignment is to a Competitor, such consent to be in the sole discretion of the Borrowers); and (v) if the consent of the Borrowers is not required, the Borrowers have received notice of such participation no less than one Business Day prior to the immediately succeeding Interest Payment Date. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 13.01(a), Section 13.01(b)(ix) or Section 13.01(b)(xi) that directly affects such Participant. Subject to clause (f) of this Section 13.14, each Borrower (on its own behalf and on behalf of its Qualified Borrowers) agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.04, 4.05 and 13.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.14. To the extent permitted by law, each Participant also shall be entitled to the benefits of the right of setoff under Applicable Law as though it were a Lender, provided such Participant agrees to be subject to Sections 13.02 and 13.03 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower Parties, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Internal Revenue Code and the United States Treasury Regulations issued thereunder on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Credit Agreement or other Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.01, 4.04, or 4.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, including without limitation pursuant to DocuSign, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.15 Lender Default. The right of a Defaulting Lender to vote on matters related to this Credit Agreement, and to participate in the administration of the Loans and this Credit Agreement, shall be suspended; provided, however, such Defaulting Lender shall retain the right to vote on all matters which required all Lender or affected Lender consent under Section 13.01(a). The Administrative Agent shall have the right, but not the obligation, in its sole discretion, to acquire at par all of such Lender’s Lender Commitment or Uncommitted Amount, as applicable, including its Pro Rata Share in the Obligations under this Credit Agreement. In the event that the Administrative Agent does not exercise its right to so acquire all of such Lender’s interests, then each Lender that is not a Defaulting Lender (each, a “Current Party”) shall then, thereupon, have the right, but not the obligation, in its sole discretion to acquire at par (or if more than one Current Party exercises such right, each Current Party shall have the right to acquire, pro rata in accordance with its Lender Commitment or Uncommitted Amount, as applicable) such Lender’s Lender Commitment or Uncommitted Amount, including its Pro Rata Share in the outstanding Obligations under this Credit Agreement.

13.16 Replacement of Lender. If any Lender requests compensation under Section 4.04, or if any Borrower Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.14), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent a processing and recordation fee in the amount of $3,500;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with Applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

13.17 Maximum Interest. Regardless of any provision contained in any of the Loan Documents, the Lenders shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that the Lenders ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrower Parties and the Lenders shall, to the maximum extent permitted under Applicable Law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Lenders shall refund to the Borrowers the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. As used herein, the term “Applicable Law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date.

13.18 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

13.19 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Potential Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

13.20 Integration. This Credit Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Credit Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Credit Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Credit Agreement.

13.21 Limited Liability of Investors. Nothing contained in this Section 13.19 or in any of the other provisions of the Loan Documents shall be construed to limit restrict, or impede the obligations, the liabilities, and indebtedness of the Borrower Parties, or of any Investor to make its Capital Contributions to any Borrower, in accordance with the terms of the Governing Agreements, the other Constituent Documents, and its Subscription Agreements. Notwithstanding the foregoing, any expenses and losses arising from any Loan Party’s intentional misrepresentation hereunder or any Loan Document to which it is a party, fraud or willful misapplication of proceeds in contravention of this Credit Agreement, shall be fully recourse to the Borrowers and/or the Managing Entities, as the case may be; provided, that, none of the Investors shall have any personal, partnership, corporate or trust liability for the payment or performance of the Obligations. Notwithstanding anything contained in this Section 13.19, the payment and performance of the Obligations shall be fully recourse to the Borrowers and to the Borrowers’ respective properties and assets.

13.22 Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its and its Affiliates’ respective partners, directors, officers, service providers, employees, Representatives, advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to a confidentiality agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 13.22, to: (i) any Eligible Assignee of or Participant in, or with the consent of the Borrowers in their sole discretion, any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement and any of their Representatives and professional advisors; (ii) any direct or indirect contractual counterparty or, with the consent of the Borrowers in their sole discretion, prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower Parties or (iii) to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Credit Agreement or payments hereunder; (g) with the consent of the Borrowers; (h) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section 13.22; or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Loan Party; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates; (j) to any person appointed by the Administrative Agent or such Lender or by a person to whom paragraph (f)(i) or (f)(ii) above applies to provide administration or settlement services in respect of one or more of the Loan Documents including without limitation, in relation to the trading of participations in respect of the Loan Documents, such Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (j) if the service provider (including any numbering service provider) to whom the Information is to be given has entered into a confidentiality agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 13.22 or such other form of confidentiality agreement agreed between the Borrowers and the relevant Lender, (k) to whom or for whose benefit that Lender charges, assigns or otherwise creates a Lien (or may do so) pursuant to clause (g) of Section 13.14 or (l) any Beneficiary and to any of that Person’s Affiliates, Related Parties, Representatives and professional advisers (and where the Beneficiary is a funding vehicle, investors or potential investors in and administrative agents and trustees of such funding vehicle). For the purposes of this Section 13.22, “Information” means all information received from any Loan Party relating to any Loan Party or their business, any ~~Investment~~investment, any Affiliate of a Loan Party or an Investor other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Person; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 13.22 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

13.23 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

13.24 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party (on its own behalf and, to the extent applicable, on behalf of each Qualified Borrower) acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand; (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (iii) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its respective Affiliates, or any other Person; and (ii) neither the Administrative Agent nor the Arranger has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Loan Party or their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party (on its own behalf and, to the extent applicable, on behalf of each Qualified Borrower) hereby waives and releases any claim that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.25 Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Credit Agreement by telecopier or by an electronic mail shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

13.26 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement,

arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

14. GUARANTY

14.01 Guaranty of Payment. The Guarantor hereby unconditionally and irrevocably guarantees to each Secured Party and their respective successors and assigns the prompt payment of the Obligations of the Borrower in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations by the Borrower under this Credit Agreement and the other Loan Documents (such guaranty by the Guarantor, the “Guaranty”). This Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all of the Obligations of the Borrower whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of the Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (including, without limitation, Debtor Relief Laws).

14.02 Obligations Unconditional. The obligations of the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor agrees that this Guaranty may be enforced by any Secured Party without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and the Guarantor hereby waives the right to require the Administrative Agent or the Lenders to make demand on or proceed against any Loan Party or any other Person (including a co-guarantor) or to require the Administrative Agent or the Lenders to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor’s obligations hereunder; it being the purpose and intent of the Guarantor that, subject to such Guarantor’s rights to raise defenses to payment that would be available to it if such Guarantor were named as the “Borrower” hereunder rather than as a Guarantor, its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Loan Party or by reason of the bankruptcy, insolvency or analogous procedure of any Loan Party. The Guarantor waives any and all notice of the creation, renewal, extension, accrual or increase of any of the Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Loan Parties, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor represents and warrants that it is, and immediately after giving effect to the Guaranty and the obligation evidenced hereby, will be, Solvent This Credit Agreement and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations (other than contingent obligations for which no claim has yet been made)), including, without limitation, the occurrence of any of the following, whether or not the Administrative Agent shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of this Credit Agreement and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the

Administrative Agent in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Obligations.

14.03 Modifications. The Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower, the Guarantor and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents, including, without limitation, this Credit Agreement may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower, the Guarantor or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

14.04 Waiver of Rights. The Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Guaranty by the Lenders and of all extensions of credit to any Loan Party by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Credit Agreement, any other Loan Document or the Obligations to which the Guarantor might otherwise be entitled; (f) any right to require the Administrative Agent as a condition of payment or performance by the Guarantor, to (A) proceed against the Borrower, any guarantor of the Obligations or any other Person, (B) proceed against or exhaust any other security held from the Borrower, any guarantor of the Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Obligations; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s errors or omissions in the administration of the Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Credit Agreement and any legal or equitable discharge of the Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate Guarantor or sureties, or which may conflict with the terms of this Credit Agreement.

14.05 Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of the Guarantor under this Section 14.05 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and the Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such reasonable and documented out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

14.06 Remedies. The Guarantor agrees that, as between the Guarantor, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor. The Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

14.07 Subrogation. The Guarantor agrees that, until the indefeasible payment of the Obligations in full in cash (other than contingent obligations for which no claim has yet been made), it will not exercise any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any other Loan Party arising by contract or operation of law or equity in connection with any payment made or required to be made by the Guarantor under this Credit Agreement or the other Loan Documents now or hereafter. The Guarantor further agrees that, until the indefeasible payment of the Obligations in full in cash (other than contingent obligations for which no claim has yet been made) to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification a Guarantor may have against any other Loan Party or against any Collateral or other collateral or security, and any rights of contribution a Guarantor may have against any other Loan Party, shall be junior and subordinate to any rights the Administrative Agent may have against such Loan Party and to all right, title and interest the Administrative Agent may have in any such other collateral.

14.08 Inducement. The Lenders have been induced to make the Loans to the Borrower in part based upon the assurances by the Guarantor that the Guarantor desires that the Obligations of the Guarantor under the Loan Documents be honored and enforced as separate obligations of the Guarantor, should Administrative Agent and the Lenders desire to do so.

14.09 Combined Liability. Notwithstanding the foregoing, the Guarantor shall be liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Guaranty Obligation, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Guaranty Obligation against the Guarantor.

14.10 Borrower Information. The Guarantor confirms and agrees that the Administrative Agent shall have no obligation to disclose or discuss with any Guarantor its assessment of the financial condition of the Borrower. The Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under this Credit Agreement and any other Loan Document, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations. The Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose any matter, fact or thing relating to the business, operations or condition of the Borrower now known or hereafter known by the Administrative Agent. The Guarantor hereby waives any right to have the Collateral or other collateral or security securing the Obligations marshaled.

14.11 Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Section 14 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.

Remainder of Page Intentionally Left Blank;
The Signature Page(s) Follow(s).

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

INITIAL BORROWER:

OVERLAND ADVANTAGE, a Delaware Statutory Trust

By:
Name:
Title:

GUARANTOR:

EXECUTED AND DELIVERED AS A DEED:

Overland Advantage Feeder Fund, L.P., a Cayman Islands exempted limited partnership,

By: Overland Advantage Feeder Fund GP Ltd., a Cayman Islands exempted company, its general partner

By:
Name:
Title:

GUARANTOR GENERAL PARTNER:

EXECUTED AND DELIVERED AS A DEED:

Overland Advantage Feeder Fund GP Ltd., a Cayman Islands exempted company, its general partner

By:
Name:
Title:

Acknowledged and agreed to with respect to Section 5.03, Section 10.03 and Section 10.11 only:

Investment Advisor:

Overland Advisors, LLC, a Delaware limited liability company

By: __________________________________
Name:
Title:

Acknowledged and agreed to with respect to Section 5.03 only:

ADMINISTRATOR:

Centerbridge Services Group, LLC, a Delaware limited liability company

By: ________________________________
Name:
Title:

ADMINISTRATIVE AGENT AND LENDER:

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH., as Administrative Agent and a Lender

By:
Name:
Title:

LENDER:

NATWEST MARKETS PLC, as a Lender

By:
Name:
Title:

Annex B

(Attached)

[Intentionally omitted]